As filed with the Securities and Exchange Commission on October 13, 2026.

Registration Statement No. 333-299000

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Glucotrack, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	98-0668934
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 Rte. 17 North, Ste. 800,

Rutherford, NJ 07070

(201) 842-7715

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Erik Emerson

Chief Executive Officer

Glucotrack, Inc.

301 Rte. 17 North, Ste. 800,

Rutherford, NJ 07070

(201) 842-7715

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Mannheim, Esq.

Nelson Mullins Riley & Scarborough LLP

301 Hillsborough Street, Suite 1400

Raleigh, NC 27603

(919) 329-3800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated OCTOBER 13, 2026

PRELIMINARY PROSPECTUS

43,223,705 Shares of Common Stock

GLUCOTRACK, INC.

This prospectus relates to the offer and resale of up to 43,223,705 shares of our common stock, par value $0.001 per share (“Common Stock”), consisting of: (i) up to 1,191,191 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants (including the follow-on bridge warrants issued on August 4, 2026, the “Bridge Warrant Shares”) issued to certain investors (the “Bridge Investors”) pursuant to the securities purchase agreement, dated July 14, 2026, as supplemented by a joinder dated August 4, 2026 (the “Purchase Agreement”) (the “Bridge Warrants”); (ii) an aggregate of 333,335 shares of Common Stock (the “Bridge Penalty Shares”) issuable to certain of the Bridge Investors in connection with the Purchase Agreement; (iii) up to 8,351,708 shares of Common Stock issuable pursuant to that certain common stock purchase agreement (as amended by Amendment No. 1, dated August 7, 2026, the “ELOC Purchase Agreement”), dated July 14, 2026, with White Lion Capital, LLC (the “ELOC Investor”), pursuant to which the Company has the right, but not the obligation, to require the ELOC Investor to purchase, from time to time over a three-year period, up to $50,000,000 of shares of Common Stock (the “Purchase Shares”), subject to certain limitations and conditions set forth in the ELOC Purchase Agreement; (iv) up to 1,670,342 shares of Common Stock issuable upon exercise of a Common Stock purchase warrant (the “ELOC Warrant Shares”) issued to the ELOC Investor in connection with the ELOC Purchase Agreement (the “Commitment Warrant”); (v) up to 167,035 shares of Common Stock issuable in satisfaction of the $1,000,000 commitment fee (the “Commitment Fee”) owed to the ELOC Investor in connection with the ELOC Purchase Agreement (the “Commitment Shares”); (vi) up to 177,778 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued pursuant to a securities purchase agreement, dated August 4, 2026 (the “Interim PIPE SPA”), with an investor (the “PIPE Purchaser”); (vii) up to 177,778 shares of Common Stock (the “PIPE Warrant Shares”) issuable upon exercise of Common Stock purchase warrants (the “PIPE Common Warrants” and, together with the Pre-Funded Warrants, the “PIPE Warrants”) issued pursuant to the Interim PIPE SPA (such transactions, the “Interim PIPE”); (viii) up to 18,703,508 shares of Common Stock (the “September Note Conversion Shares”) issuable upon the conversion of certain senior secured convertible promissory notes, dated September 10, 2026 (the “September Notes”), issued in connection with the securities purchase agreement, dated September 10, 2026 (the “September Purchase Agreement”), with certain investors (the “September Investors”); (ix) up to 12,079,360 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants (the “September Warrant Shares” and, together with the September Note Conversion Shares, the “September PIPE Shares”) issued to the September Investors (the “September Warrants” and, together with the September Notes, the “September PIPE Securities,” and such transactions, the “September PIPE Financing”); and (x) up to 371,670 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants issued to certain individuals in connection with the September PIPE Financing (the “PA Warrants”).

See the section entitled “The Bridge Financing” for descriptions of the Purchase Agreement, Bridge Securities and Bridge Penalty Shares, the section entitled “ELOC Purchase Agreement” for descriptions of the ELOC Purchase Agreement, the section entitled “The Interim PIPE” for descriptions of the Interim PIPE SPA and PIPE Warrants, the section “September PIPE Financing” for descriptions of the September Purchase Agreement, the September Notes, the September Warrants and PA Warrants, and the section entitled “Selling Stockholders” for additional information regarding the Bridge Investors, the ELOC Investor, the PIPE Purchaser and the September Investors (collectively, the “Selling Stockholders”).

We are not selling any securities under this prospectus and will not receive any of the proceeds from the resale by the Selling Stockholders of shares of Common Stock under this prospectus. However, we may receive proceeds of up to $50.0 million from our sale of Purchase Shares, if any, to the ELOC Investor under the ELOC Purchase Agreement, from time to time in our discretion after the date the registration statement of which this prospectus is a part is declared effective and the other conditions in the ELOC Purchase Agreement have been satisfied.

The Selling Stockholders may sell the shares of our Common Stock described in this prospectus in a number of different ways and at varying prices. The price that ELOC Investor will pay for the shares to be resold pursuant to this prospectus will depend upon the timing of sales and will fluctuate based on the trading price of our Common Stock. The ELOC Investor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The purchase price for the Purchase Shares will be based upon formulas set forth in the ELOC Purchase Agreement and described in this prospectus depending on the type of purchase notice we submit to the ELOC Investor from time to time. We will pay the expenses incurred in registering the shares of our Common Stock, including legal and accounting fees. See the section entitled “Plan of Distribution” beginning on page 61 for more information about how the Selling Stockholders may sell the shares of Common Stock being registered pursuant to this prospectus.

Our Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “GCTK”. The last reported sale price of our Common Stock on the Nasdaq Capital Market on October 6, 2026, was $1.13 per share.

The Common Stock being registered pursuant to this prospectus represent a substantial percentage of our public float and of our outstanding Common Stock. The number of shares being registered in this prospectus represents approximately 1,825% of the total Common Stock outstanding as of October 5, 2026, which was 2,368,237 shares of Common Stock. The sale of the securities being registered in this prospectus, or the perception in the market that such sales may occur, could result in a significant decline in the public trading price of our Common Stock.

We are a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as such are subject to reduced public company reporting requirements for this prospectus and future filings. See the section entitled “Prospectus Summary – Implication of Being a Smaller Reporting Company.”

On May 11, 2026, we received a letter (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we no longer complied with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Bid Price Rule”), and that the staff of the Listing Qualifications Department (“Nasdaq Staff”) had determined to delist our securities from The Nasdaq Capital Market. We timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal, which stayed further delisting actions. On May 15, 2026, we received a second letter from Nasdaq notifying us that, based on our Form 10-Q for the period ended March 31, 2026, we no longer meet the $2,500,000 minimum stockholders’ equity requirement under Listing Rule 5550(b)(1) (the “Equity Rule”) or the alternatives of market value of listed securities or net income from continuing operations. This deficiency became an additional basis for delisting and was considered in the Panel’s decision regarding our continued listing. At a hearing on June 18, 2026, we presented our plan to regain compliance with the Bid Price Rule and the Equity Rule. On August 14, 2026, the Panel determined that we had regained compliance with the Equity Rule and granted our request for continued listing on Nasdaq, subject to certain conditions, including that we (i) hold our annual meeting and obtain stockholder approval of a reverse stock split sufficient to achieve a closing bid price of at least $1.00 on or before August 18, 2026, (ii) effect the reverse stock split and achieve a closing bid price at or above $1.00 on or before August 31, 2026, and (iii) maintain a closing bid price at or above $1.00 for each trading day until November 9, 2026. On August 18, 2026, the Company held its annual meeting of stockholders, at which the stockholders approved a proposal to allow the Company to implement a reverse stock split. As described herein, on August 28, 2026, we implemented a one-for-15 reverse stock split. There can be no assurance that we will satisfy the remaining conditions or maintain compliance with applicable Nasdaq listing requirements. See the section entitled “Risk Factors – Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our Common Stock” for more information.

All references to shares of Common Stock and per share numbers in this Prospectus give effect to a one-for-15 reverse stock split of each of its issued and outstanding shares of Common Stock. The reverse stock split took effect as of August 28, 2026 at 4:30 p.m. Eastern Time.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 12 OF THIS PROSPECTUS AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE BEFORE PURCHASING ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2026

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EXPLANATORY NOTE

On July 14, 2026 (the “Closing Date”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glucotrack Merger Sub, Inc., a Nevada corporation (“Merger Sub”), Lokahi Therapeutics, Inc., a Nevada corporation (the “Lokahi”), Glucotrack Technologies Inc. (“Operating Sub”), and Paul V. Goode, solely in his capacity as representative for the Operating Sub (the “Operating Sub Representative”). The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination Transactions” and the closing of the Business Combination Transactions is referred to herein as the “Closing”. Immediately prior to the Closing, articles of merger (the “Articles of Merger”) were filed with the Secretary of State of the State of Nevada. Pursuant to the Articles of Merger, Merger Sub merged with and into Lokahi (the “Merger”), with Lokahi surviving as a direct wholly owned subsidiary of the Company. The Closing occurred simultaneously with the execution and delivery of the Merger Agreement on the Closing Date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below the section entitled “Where You Can Find More Information.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Trademarks

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus and the information incorporated by reference herein may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus or information incorporated by reference herein is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus or in the information incorporated by reference herein may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

Market and Industry Data

Unless otherwise indicated, information contained and incorporated by reference in this prospectus concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions we made upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” contained or incorporated by reference in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference into this prospectus may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this prospectus and the documents incorporated by reference into this prospectus, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future acquisitions and the industry in which we operate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of this prospectus and under similar headings in the documents incorporated by reference into this prospectus, which include, but are not limited to, risks related to the following:

●	our ability to manufacture, market and sell our products;

●	our ability to launch and penetrate markets;

●	our dependency upon effective operation with operating systems, devices, networks and standards that we do not control and on our continued relationships with mobile operating system providers, device manufacturers and mobile software application stores on commercially reasonable terms or at all;

●	our ability to hire and retain key personnel;

●	the possibility of security and privacy breaches in our systems and in the third-party software and/or systems that we use, damaging client relations and inhibiting our ability to grow;

●	our ability to internally develop new inventions and intellectual property;

●	the existence of undetected software defects in our products and our failure to resolve detected defects in a timely manner;

●	our ability to remain a going concern;

●	our ability to raise additional capital and the risk of such capital not being available to us at commercially reasonable terms or at all;

●	our ability to be profitable;

●	interpretations of current laws and the passages of future laws;

●	acceptance of our business model by investors;

●	intense competition in our industry and the markets in which we operate, and our ability to successfully compete;

●	the risks inherent with international operations;

●	the impact of evolving information security and data privacy laws on our business and industry;

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●	the impact of governmental regulations on our business and industry;

●	our ability to protect our intellectual property and our ability to operate our business without infringing on the rights of others;

●	the risk of being delisted from the Nasdaq Capital Market if we fail to meet any of its applicable listing requirements; and

●	the difficulty of predicting our quarterly revenues and operating results and the chance of such revenues and results falling below analyst or investor expectations, which could cause the price of our Common Stock to fall.

These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus and the documents incorporated by reference into this prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus. The matters summarized under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus and in the documents incorporated by reference into this prospectus could cause our actual results to differ significantly from those contained in our forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus and the documents incorporated by reference into this prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus and the information incorporated by reference into in this prospectus carefully, including the sections entitled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes incorporated by reference into in this prospectus, before making an investment decision. Some of the statements included in this prospectus and the information incorporated by reference herein constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements” for more information. In this prospectus, except as otherwise indicated, the terms “Glucotrack” “the Company,” “we,” “us,” or “our” in this prospectus refer to Glucotrack, Inc., a Delaware corporation, and its wholly-owned subsidiaries.

About the Business Combination

On July 14, 2026 (the “Closing Date”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glucotrack Merger Sub, Inc., a Nevada corporation (“Merger Sub”), Lokahi Therapeutics, Inc., a Nevada corporation (the “Lokahi”), Glucotrack Technologies Inc. (“Glucotrack Technologies”), and Paul V. Goode, solely in his capacity as representative for Glucotrack Technologies. The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination Transactions” and the closing of the Business Combination Transactions is referred to herein as the “Closing”. Immediately prior to the Closing, articles of merger (the “Articles of Merger”) were filed with the Secretary of State of the State of Nevada. Pursuant to the Articles of Merger, Merger Sub merged with and into Lokahi (the “Merger”), with Lokahi surviving as a direct wholly owned subsidiary of the Company. The Closing occurred simultaneously with the execution and delivery of the Merger Agreement on the Closing Date. For more information regarding the Business Combination, please refer to the section entitled “Business Combination” in this prospectus.

At the effective time of the Merger (the “Effective Time”), each share of common stock of Lokahi issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive a portion of the merger consideration (as defined in the Merger Agreement, the “Merger Consideration”), consisting of shares of Common Stock and shares of Series A convertible preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”). The Merger Consideration was allocated among the former holders of Lokahi common stock such that, immediately following the Effective Time, such holders collectively hold, on a fully-diluted and as-converted to Common Stock basis, 90.0% of the total issued and outstanding equity securities of the Company calculated on a fully diluted basis.

Immediately prior to the Closing, the Company transferred to Glucotrack Technologies all assets and liabilities relating to the Company’s operating business, which is focused on the design, development, and commercialization of novel technologies for people with diabetes, including the development of the Glucotrack Continuous Blood Glucose Monitor, a long-term implantable system that continually measures blood glucose levels, featuring a sensor longevity of approximately three (3) years, no on-body wearable component, and minimal calibration requirements (the “CBGM Business”). The assets transferred to Glucotrack Technologies included (i) all intellectual property, know-how, and proprietary information used in or necessary to the CBGM Business, (ii) all employees of the Company prior to Closing, (iii) all operations of the CBGM Business, and (iv) all cash and cash equivalents of the Company on hand as of the Closing Date (collectively, the “Contributed Assets”). Following the Closing, each of Lokahi and Glucotrack Technologies are operating subsidiaries of the Company.

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About Lokahi Therapeutics Inc.

References in this sub-section to the “Company,” “we,” “us,” or “our” refer to Lokahi Therapeutics, Inc., a Nevada corporation. For more information relating to the business of Lokahi Therapeutics, Inc., please refer to the section entitled “Business of the Combined Company – About Lokahi Therapeutics Inc.” herein.

We are a clinical stage biopharmaceutical company in the process of developing LT-100, an intradermally administered bee venom-based toxin. Our focus is primarily on developing innovative therapies that address inflammation and pain management symptoms associated with knee OA and, to a lesser extent, MS. LT-100 is currently marketed and sold by Apimeds Inc. (“Apimeds Korea”) in South Korea as “Apitoxin” for the treatment of OA. Lokahi is not associated with the market, sale and revenues generated from Apitoxin in South Korea, and LT-100 has not yet been approved by the FDA for any indication.

LT-100

LT-100 is a purified, pharmaceutical grade venom (bee venom), of the Apis mellifera, or western honeybee, which is classified by the FDA as an active pharmaceutical ingredient (“API”). Bee venom has been used in Asia and Europe to treat pain for hundreds of years. While not FDA approved in a controlled, prescription based biologic environment for defined indications, the use of bee venom has been FDA approved as a “under the skin injection” to reduce the allergic reactions to bee stings. Apimeds Korea has developed a proprietary method and process for turning extracted bee venom into a lyophilized powder for reconstitution prior to intradermal dose injections, which they sell in South Korea as Apitoxin. We intend to use a similar process with respect to LT-100, pursuant to the Business Agreement, which gives us a license to utilize all prior clinical development data associated with Apitoxin. The advancement of extracted bee venom for treatment of inflammatory conditions, including but not limited to knee OA and MS is speculative but based on direction provided by prior clinical data.

ai2 Futures Lab

We have established the ai² platform to support business development, opportunity evaluation, and talent development activities. The platform is used to identify and assess therapeutic, biotechnology, medical device, and other healthcare-related opportunities that may be considered for acquisition, licensing, strategic partnership, development, or other business initiatives.

The ai² platform utilizes evaluation methodologies, research processes, academic collaborations, and analytical tools to support the review of potential opportunities. Evaluations may include assessments of scientific rationale, clinical development status, intellectual property, regulatory considerations, commercial opportunity, competitive landscape, and strategic fit. Findings generated through the platform may be reviewed as part of our business development activities through collaborations with universities and other academic institutions. Lokahi partners with universities to give students hands-on exposure to the strategic side of biopharma, from evaluating clinical assets to understanding intellectual property, market dynamics, and go-to-market strategies. The ai² Futures Lab™ functions as both a discovery engine for potential therapeutic assets and a training ground for the next generation of biotech and business leaders.

ai2 Futures Lab is a program within the ai² platform that operates through collaborations with universities and academic institutions. Through the program, student teams participate in research and opportunity evaluation projects utilizing methodologies developed by us. Projects generally focus on the identification and assessment of therapeutic, biotechnology, medical device, and other healthcare-related opportunities that meet parameters established by us. Student teams may conduct analyses relating to clinical development, intellectual property, regulatory pathways, commercial opportunity, and competitive landscape. Findings generated through the program may be reviewed as part of our business development activities. The ai² Futures Lab program also supports recruiting and workforce development activities. Participants may be considered for internship, consulting, or employment opportunities with us.

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About Glucotrack Technologies Inc.

References in this sub-section to the “Company,” “we,” “us,” or “our” refer to Glucotrack Technologies Inc., a Nevada corporation. For more information relating to the business of Glucotrack Technologies Inc., please refer to the section entitled “Business” in Glucotrack, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 30, 2026 (the “Annual Report”), which is incorporated by reference into this prospectus.

The Company was incorporated on July 8, 2026 under the laws of the State of Nevada. The Company is medical device company focused on the development of an implantable continuous blood glucose monitor (“CBGM”) for persons with Type 1 diabetes and Type 2 diabetes using insulin or at risk for hypoglycemia (the “Glucotrack CBGM”).

The Company was founded with a mission to develop Glucotrack®, a non-invasive glucose monitoring device designed to help people with diabetes and pre-diabetics obtain glucose level readings without the pain, inconvenience, cost and difficulty of conventional (invasive) spot finger stick devices. The first generation Glucotrack, which successfully received CE Mark approval, obtained glucose measurements via a small sensor clipped onto one’s earlobe. A limited release beta test in Europe and the Middle East demonstrated the need for an updated product with improved accuracy and human factors. As the glucose monitoring landscape has since rapidly moved away from point-in-time measurement to continuous measurement, the Company determined in 2023 that it would focus its efforts on developing the Glucotrack CBGM. As such, the Company withdrew the CE Mark for Glucotrack and is no longer pursuing commercialization of this product or development of any further iterations.

On October 7, 2022, the Company acquired certain intellectual property related to the Glucotrack CBGM from Paul V. Goode, the Company’s Chief Executive Officer, and intends to develop the technology to address the growing Type 1 and Type 2 diabetes market.

The Company is currently developing the Glucotrack CBGM for use by Type 1 diabetes patients as well as Type 2 diabetes using insulin or at risk for hypoglycemia. Implant longevity is key to the success of such a device. The Company has demonstrated that a 3-year longevity is feasible leveraging both in-vitro and in-silico test results. The Company has also completed multiple animal studies with initial prototype systems which demonstrated a simple implant procedure with good safety and functionality. The results of both were presented in poster form at the 2024 American Diabetes Association annual conference. During the period, two peer-reviewed scientific articles were published related to the CBGM technology. One article, published in the IEEE Sensors Journal, characterized the long-term in-vitro stability of electrochemical glucose sensors of the type used in the CBGM system, including the first year-long measurements of glucose oxidase enzyme decay reported in the literature. A second peer-reviewed article, published in The Journal of Diabetes Research, evaluated the long-term accuracy and stability of the CBGM system in an in-vivo ovine model, providing externally validated evidence supporting the long-term performance of the technology. The Company believes its technology, if successful, has the potential to be more accurate, more convenient and have a longer duration than other implantable glucose monitors that are either in the market or currently under development.

Further to the above progress on the Glucotrack CBGM, the Company has also successfully demonstrated continuous glucose sensing in the epidural space. This latter approach is of importance for patients with diabetes already contemplating spinal cord stimulation therapy for their condition. The Company believes this approach may enable integrated chronic disease management with one system that provides dual benefits of pain relief and glucose monitoring.

The Company completed a first in human study in 2025. This study was an acute study intended to demonstrate device performance and safety, as well as safety of the implant and removal procedures. The study used the planned commercial version of the implantable sensor connected to an externalized prototype electronics device. Patients were monitored in hospital for 4 days. Results of the study were positive, meeting the endpoints of no serious safety events while demonstrating similar performance and accuracy as observed in longer-term animal studies. Initial results were presented in poster form at the 2025 Advanced Technologies & Treatments for Diabetes annual meeting and final results were presented in poster form at the 2025 American Diabetes Association annual conference.

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The Company initiated a long-term, multicenter feasibility study in Australia to evaluate the CBGM product performance and safety. The first phase of the clinical study provided early product learnings about how the complexity of certain health conditions may impact study eligibility as well as identified certain product improvements. Following a reassessment of the study in light of planned product updates and anticipated protocol modifications, the Company determined that continuation of the study in its current form was no longer practical and elected to close the study.

Subsequent to March 31, 2026, the Company submitted an Investigational Device Exemption (“IDE”) application to the U.S. Food and Drug Administration (“FDA”) to initiate a U.S. clinical study of its CBGM technology. The IDE submission represents an important milestone for the Company and reflects progress in its preclinical development and underlying technical foundation. Following the FDA’s initial review, the FDA provided feedback on the application, and the Company has elected to address that feedback through the FDA’s Pre-Submission process before resubmitting its IDE application. The Company has also engaged a clinical research organization and identified trial sites in preparation for study commencement. The timing of any U.S. clinical study will depend on FDA approval of its resubmitted IDE.

The Company initially obtained ISO13485 certification in 2024 and successfully passed the 2025 annual audit, both efforts without any major nonconformities. ISO 13485 is an internationally agreed-upon standard of quality system requirements for the design, production, distribution, and sale of medical devices. Certification of compliance to the standard is recognized and accepted by the FDA, the European Medicines Agency (EMA), and many other regulatory authorities worldwide.

The Company’s executive management team consists of its Chief Executive Officer and President, Paul V. Goode PhD, an experienced executive with a 25+ year career developing innovative medical technologies, including at Dexcom, Inc. (“Dexcom”) and MiniMed (now Medtronic Diabetes). The Company’s senior management team consists of: Mark Tapsak PhD, Chief Scientific Officer, a medical research scientist who brings over 25 years of experience in the diabetes industry, including previous senior roles at Dexcom and Medtronic; Vincent Wong, Chief Operating Officer, a medical device professional with over 15 years of experience in operations and quality systems for implantable medical device manufacturing with senior roles at Cirtec Medical and TOMZ Corporation (“TOMZ”); James P. Thrower PhD, Vice President of Advanced Technologies, a seasoned engineering executive with 20 years’ experience, formerly of Sterling Medical Devices, Mindray DS USA and Dexcom; Drinda Benjamin, Vice President of Marketing, a medical device professional with over 20 years of experience in the medical device and diabetes industry with senior roles at Intuity Medical, Senseonics, Incorporated, Abbott Diabetes, and Medtronic Diabetes; Sandie Martha, Vice President Clinical Operations, a medical device professional with over 20 years of experience in the medical device and diabetes industry with senior roles at Dexcom and GlySens Incorporated (“GlySens”); and Ted Williams, Vice President Regulatory, a medical device professional with over 20 years of experience in the biotech and diabetes industry with a senior role at GlySens.

The Company’s board of directors includes Luis J. Malavé, formerly of Insulet Corp, Medtronic and MiniMed (now Medtronic Diabetes); Andy Balo, formerly of Dexcom and St Jude Medical (now Abbott), Erin Carter, formerly of Medtronic and Boston Scientific; and Victoria Carr-Brendel, formerly of Dexcom, Boston Scientific, JenaValve Technology, and Advanced Bionics.

As of the date of this prospectus, the Company had a total of 15 employees. The Company is not subject to any collective bargaining agreement, and it believes that its relationships with its employees are good.

Recent Developments

Corporate and Regulatory

Reverse Stock Split

We filed with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) which became effective at 4:30 p.m. on August 28, 2026, to implement a reverse stock split at a ratio of 1-for-15 (the “Reverse Stock Split”) of the shares of our Common Stock. The Reverse Stock Split was approved by the Company’s stockholders at the 2026 annual meeting of the stockholders on August 18, 2026. As a result of the Reverse Stock Split, every 15 shares of issued and outstanding Common Stock were automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. The shares of Common Stock underlying the outstanding stock options and warrants were similarly adjusted along with corresponding adjustments to their exercise prices. There was no reduction in the total number of authorized shares of Common Stock.

Nasdaq Listing Status

On May 11, 2026, we received a letter (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we no longer complied with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Bid Price Rule”), and that the staff of the Listing Qualifications Department (“Nasdaq Staff”) had determined to delist our securities from The Nasdaq Capital Market. We timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal, which stayed further delisting actions. On May 15, 2026, we received a second letter from Nasdaq notifying us that, based on our Form 10-Q for the period ended March 31, 2026, we no longer meet the $2,500,000 minimum stockholders’ equity requirement under Listing Rule 5550(b)(1) (the “Equity Rule”) or the alternatives of market value of listed securities or net income from continuing operations. This deficiency became an additional basis for delisting and was considered in the Panel’s decision regarding our continued listing. At a hearing on June 18, 2026, we presented our plan to regain compliance with the Bid Price Rule and the Equity Rule. On August 14, 2026, the Panel determined that we had regained compliance with the Equity Rule and granted our request for continued listing on Nasdaq, subject to certain conditions, including that we (i) hold our annual meeting and obtain stockholder approval of a reverse stock split sufficient to achieve a closing bid price of at least $1.00 on or before August 18, 2026, (ii) effect the reverse stock split and achieve a closing bid price at or above $1.00 on or before August 31, 2026, and (iii) maintain a closing bid price at or above $1.00 for each trading day until November 9, 2026. On August 18, 2026, the Company held its annual meeting of stockholders, at which the stockholders approved a proposal to allow the Company to implement a reverse stock split. There can be no assurance that we will satisfy the remaining conditions or maintain compliance with applicable Nasdaq listing requirements. See the section entitled “Risk Factors – Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our Common Stock” for more information

Financings

Bridge Financing

In connection with the Business Combination, the Company entered into a securities purchase agreement, dated July 14, 2026, as supplemented by a joinder dated August 4, 2026 (the “Purchase Agreement”), with certain investors (the “Bridge Investors”), pursuant to which the Company agreed to issue senior secured convertible promissory notes (including the follow-on bridge notes issued on August 4, 2026, the “Bridge Notes”) for aggregate gross proceeds of approximately $7.95 million and common stock purchase warrants (including the follow-on bridge warrants issued on August 4, 2026, the “Bridge Warrants” and, together with the Bridge Notes, the “Bridge Securities”) (such transactions, the “Bridge Financing”). On September 25, 2026, in connection with the closing of the Company’s registered direct offering, the outstanding Bridge Notes were repaid in full.

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The Bridge Notes included an original issue discount of 22%, bore interest at a rate of 8% per annum, and matured nine (9) months from the date of issuance. The Bridge Notes were convertible, following stockholder approval, at a conversion price equal to the lower of (i) the Nasdaq Minimum Price (as defined in the Purchase Agreement) and (ii) 80% of the lowest daily volume weighted average price of the Common Stock during the fifteen (15) trading days immediately preceding the conversion notice, subject to a floor price equal to 20% of the Nasdaq Minimum Price as of the date of issuance of the Bridge Notes. On September 25, 2026, in connection with the closing of the Company’s registered direct offering, the outstanding Bridge Notes were repaid in full.

The Bridge Warrants provide 125% coverage of the principal amount of the Notes, are exercisable for a period of five (5) years from the date of issuance, and have an exercise price per share equal to $35,000,000 divided by the total number of outstanding shares of Common Stock as of the applicable date of exercise.

The Company will not issue Bridge Warrant Shares in excess of 19.99% of the shares of Common Stock outstanding as of the date of the Purchase Agreement pursuant to the Bridge Financing Documents unless the Company obtains stockholder approval in accordance with Nasdaq Listing Rule 5635(d) (the “Bridge Exchange Cap”). On September 11, 2026, the Company held a special meeting of its stockholders (the “Special Meeting”), at which the stockholders approved the issuance of shares of Common Stock in excess of the Bridge Exchange Cap, constituting the requisite stockholder approval.

For more information regarding the Bridge Financing please refer to the section entitled “Bridge Financing” in this prospectus.

ELOC Purchase Agreement

On July 14, 2026, the Company entered into a Common Stock Purchase Agreement (as amended by Amendment No. 1, dated August 7, 2026, the “ELOC Purchase Agreement”) with White Lion Capital, LLC (the “ELOC Investor”), pursuant to which the Company has the right, but not the obligation, to require the ELOC Investor to purchase, from time to time over a three-year period, up to $50,000,000 of shares of Common Stock (the “Purchase Shares”), subject to certain limitations and conditions set forth in the ELOC Purchase Agreement. The Company also agreed to issue to the ELOC Investor 167,035 shares of Common Stock as a commitment fee (the “Commitment Shares”) and a commitment warrant (the “Commitment Warrant”) to purchase shares of Common Stock with an aggregate value of up to $10,000,000.

Under the ELOC Purchase Agreement, after the effectiveness of a registration statement registering the resale of shares that may be issued to the ELOC Investor, the Company may, at its discretion, direct the ELOC Investor to purchase shares of Common Stock by delivering a purchase notice. The ELOC Purchase Agreement provides for two types of purchase notices: (i) Rapid Purchase Notices, in which the purchase price is the lowest traded price of the Common Stock on the date of the notice (the “Rapid Purchase Notice Date”), with the number of shares that may be purchased limited to ten percent (10%) of the trading volume of the Common Stock on the Rapid Purchase Notice Date, with closing to occur no later than one (1) business day following the Rapid Purchase Notice Date; and (ii) VWAP Purchase Notices, in which the purchase price is ninety-seven percent (97%) of the lowest daily volume weighted average price of the Common Stock during the three (3) consecutive business days commencing on and including the date of the notice (the “VWAP Purchase Valuation Period”), with the number of shares that may be purchased limited to sixty percent (60%) of the average daily trading volume of the Common Stock over the five (5) business days immediately preceding receipt of the notice, with closing to occur no later than one (1) business day following the VWAP Purchase Valuation Period.

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The Company may not require the ELOC Investor to purchase shares if such purchase would result in the ELOC Investor beneficially owning more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”), which may be increased to 9.99% upon mutual written agreement. Prior to the Special Meeting, the Company could not issue more than 19.99% of the shares of Common Stock outstanding as of the date of the ELOC Purchase Agreement (the “ELOC Exchange Cap” and together with the Bridge Exchange Cap, the “Exchange Caps”) under the ELOC Purchase Agreement and the Commitment Warrant (as defined below), unless (i) the Company obtained stockholder approval in accordance with Nasdaq Listing Rule 5635(d) (the “ELOC Stockholder Approval” and together with the Bridge Stockholder Approval, the “Stockholder Approvals”), (ii) the average price paid for all shares of Common Stock issued under the ELOC Purchase Agreement and the Commitment Warrant (the “Average Price”) equaled or exceeded $5.9868 (the “Minimum Price”), which is a price equal to the lower of (A) the Nasdaq Official Closing Price of the Common Stock immediately preceding the execution of the ELOC Purchase Agreement, or (B) the arithmetic average of the five (5) Nasdaq Official Closing Prices for the Common Stock immediately preceding the execution of the ELOC Purchase Agreement (such that, for purposes of Nasdaq, the transaction would not be “below market” and the Exchange Cap would not apply), or (iii) the Company was exempt from obtaining ELOC Stockholder Approval for the issuance of shares of Common Stock above the Exchange Cap under the rules of Nasdaq. The Company obtained the requisite stockholder approval at the Special Meeting and, accordingly, is no longer subject to the ELOC Exchange Cap.

For more information regarding the ELOC Purchase Agreement please refer to the section entitled “ELOC Purchase Agreement” in this prospectus.

Interim PIPE

On August 4, 2026, the Company entered into a Securities Purchase Agreement (the “Interim PIPE SPA”) with an investor (the “PIPE Purchaser”) for a private placement of securities (the “Interim PIPE”). At the closing, the Company issued 177,778 pre-funded warrants (the “Pre-Funded Warrants”) to purchase 177,778 shares of Common Stock (the “Pre-Funded Warrant Shares”), at a purchase price of $11.25 per warrant less the exercise price per Pre-Funded Warrant of $0.0001 per share, and Common Stock purchase warrants (the “PIPE Common Warrants” and, together with the Pre-Funded Warrants, the “PIPE Warrants”) to purchase 177,778 shares (the “PIPE Warrant Shares”) of Common Stock, at an exercise price of $22.50 per PIPE Warrant Share, for aggregate gross proceeds to the Company of $2,000,000.

The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full. The PIPE Common Warrants are exercisable immediately upon issuance and have a term of exercise of five (5) years, and are subject to a floor price equal to 20% of the closing price of the Common Stock on the date of issuance of the PIPE Common Warrant.

The exercise of the PIPE Warrants is subject to a beneficial ownership limitation of 4.99% (or, at the election of the PIPE Purchaser, 9.99%) of the outstanding Common Stock. On September 14, 2026, the PIPE Warrants were amended to provide that the holder shall not be entitled to exercise a PIPE Warrant, in whole or in part, and the Company shall not effect any exercise of a PIPE Warrant or issue any shares pursuant thereto, unless and until the Company has obtained the approval of its stockholders for the issuance of all shares issuable pursuant to the PIPE Warrants in accordance with Nasdaq Listing Rule 5635(d) and any other applicable rules of Nasdaq.

The Interim PIPE SPA contains customary representations, warranties and covenants of the Company and the PIPE Purchaser and customary indemnification provisions in favor of the PIPE Purchaser.

For more information regarding the ELOC Purchase Agreement please refer to the section entitled “Interim PIPE” in this prospectus.

September PIPE Financing

On September 10, 2026, the Company entered into a securities purchase agreement (the “September Purchase Agreement”) with certain investors (the “September Investors”), pursuant to which the Company issued senior secured convertible promissory notes (the “September Notes”) in the aggregate principal amount of $11,596,172.68, in exchange for (i) aggregate cash consideration of $4,500,000 and (ii) the surrender and exchange of $4,545,014.69 in aggregate principal amount of certain outstanding senior secured convertible promissory notes held by certain September Investors, reflecting an aggregate purchase price of $9,045,014.69 and a 22% original issue discount. The September Notes bear interest at the rate of 8% per annum on the outstanding principal amount and mature nine (9) months from September 10, 2026. The September Notes are secured by a security interest in substantially all of the assets of the Company and its subsidiaries pursuant to the Company’s existing Security Agreement (defined below), and share in the collateral on an equal and ratable basis with the Company’s other outstanding obligations secured thereunder.

The September Notes are convertible, in whole or in part, at any time on or after the issuance date, at a conversion price equal to the lower of (i) $3.12, representing the Nasdaq Minimum Price (as defined in the September Notes) and (ii) 80% of the lowest daily volume weighted average price of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) during the fifteen (15) trading days immediately preceding the applicable conversion notice, subject in each case to a floor price equal to 20% of the Nasdaq Minimum Price (the “September Conversion Price”). The shares of Common Stock issuable upon conversion of the September Notes are the “September Note Conversion Shares.” The total cumulative number of September Note Conversion Shares may not exceed 19.99% of the Common Stock outstanding immediately prior to the execution of the September Purchase Agreement (the “Exchange Cap”), unless and until the Company obtains stockholder approval of the issuance of the underlying Common Stock in accordance with Nasdaq Listing Rule 5635(d) (the “September Financing Stockholder Approval”). The September Conversion Price and September Floor Price are subject to adjustment for stock splits, stock combinations, stock dividends, reclassifications, dilutive issuances, share combination events, and reorganization or change of control transactions.

The sale of the September Notes and September Warrants (as described below) is referred to herein as the “September PIPE Financing.” The September PIPE Financing closed on September 10, 2026 (the “Closing”), resulting in gross proceeds to the Company of $4,500,000, before deducting the Placement Agent’s fees and other offering expenses.

On September 10, 2026, the Company also issued to the September Investors Common Stock purchase warrants (the “September Warrants” and, together with the September Notes, the “September PIPE Securities”) to purchase 4,831,739 shares of Common Stock (the “September Warrant Shares” and, together with the September Note Conversion Shares, the “September PIPE Shares”), representing a number of shares equal to 125% of each September Investor’s principal amount under its September Note divided by $3.00. The September Warrants are exercisable for a period of five (5) years from the date of issuance at an exercise price of $7.50 per share; provided that, in each case, the shares of Common Stock issuable upon exercise of the September Warrants are subject to the September Exchange Cap and may not be issued in excess thereof unless and until the Company obtains the September Financing Stockholder Approval. The exercise price and the number of shares of Common Stock issuable upon exercise of the September Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

For more information regarding the September Purchase Agreement, September Notes and September Warrants, please refer to the section entitled “September PIPE Financing” in this prospectus.

September Registered Direct Offering

On September 24, 2026, the Company entered into a securities purchase agreement with certain institutional investors, relating to the registered direct offering and sale of an aggregate of (i) 169,388 shares (the “Shares”) of Common Stock and (ii) pre-funded warrants (the “Pre-Funded Warrants” and, together with the Shares, the “Securities”) to purchase up to an aggregate of 1,350,220 shares of Common Stock (the “Offering”). The offering price per Share was $2.04, and the offering price per Pre-Funded Warrant was $2.039, which is equal to the offering price per Share, less the $0.001 exercise price per Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and will expire when exercised in full.

The Securities were offered by the Company pursuant to a prospectus supplement dated September 24, 2026, and accompanying prospectus dated October 3, 2024, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (Registration No. 333-282297), which was declared effective by the Securities and Exchange Commission (“SEC”), on October 3, 2024. The gross proceeds to the Company from the Offering were approximately $3.1 million, before deducting Placement Agent fees and other offering expenses payable by the Company.

Dawson James Securities, Inc. (the “Placement Agent”), acted as the placement agent for the Offering pursuant to a placement agency agreement (the “Placement Agency Agreement”), dated September 24, 2026, by and between the Company and the Placement Agent. Pursuant to the Placement Agency Agreement, the Company paid the Placement Agent a cash fee equal to 8.0% of the gross proceeds received by the Company in the Offering from sales arranged for by the Placement Agent.

Risks of Investing

Investing in our securities involves substantial risks. Potential investors are urged to read and consider the risk factors relating to an investment in our securities set forth under “Risk Factors” in this prospectus and under similar headings in the documents incorporated by reference into this prospectus, as well as other information we include in this prospectus and incorporate by reference into this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

Our principal offices are located at 301 Rte. 17 North, Suite 800, Rutherford NJ 07070, and our telephone number is 201-842-7715. Our website address is www.glucotrack.com. The reference to such website address does not constitute incorporation by reference of the information contained on the website and such information should not be considered part of this prospectus. Our Common Stock is traded on the Nasdaq Capital Market under the symbol “GCTK.”

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THE OFFERING

Issuer	Glucotrack, Inc.

Common Stock offered by the selling stockholder:	●	up to 1,191,191 shares of Common Stock issuable upon the exercise of the Bridge Warrants;
an aggregate of 333,335 Bridge Penalty Shares;
	●	up to 8,351,708 shares of Common Stock issuable pursuant to the ELOC Purchase Agreement, subject to certain limitations and conditions set forth in the ELOC Purchase Agreement;
	●	up to 1,670,342 shares of Common Stock issuable upon exercise of the Commitment Warrant;
	●	up to 167,035 shares of Common Stock as Commitment Shares;
	●	up to 177,778 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants issued pursuant to the Interim PIPE SPA;
	●	up to 177,778 shares of Common Stock issuable upon exercise of the PIPE Common Warrants issued pursuant to the Interim PIPE SPA.
	●	up to 18,703,508 shares of Common Stock issuable upon conversion of the September Notes; and
	●	up to 12,079,360 shares of Common Stock issuable upon exercise of the September Warrants; and
	●	up to 371,670 shares of Common Stock issuable upon exercise of the PA Warrants.

Selling stockholder:	For more information regarding the Selling Stockholders, see the section entitled “Selling Stockholders” beginning on page 60 of this prospectus.

Shares of Common Stock outstanding prior to this offering:	2,368,237 shares.

Shares of Common Stock outstanding immediately after to this offering:	45,591,942 shares, assuming: (i) the issuance of (a) 1,191,191 Bridge Warrant Shares upon the exercise of the Bridge Warrants and (b) 333,335 Bridge Penalty Shares; (ii) the issuance of (a) 8,351,108 Purchase Shares, (b) 1,670,342 ELOC Warrant Shares upon the exercise of the Commitment Warrant, and (c) 167,035 Commitment Shares; (iii) the issuance of (a) 177,778 Pre-Funded Warrant Shares upon the exercise of the Pre-Funded Warrants and (b) 177,778 PIPE Warrant Shares upon the exercise of the PIPE Common Warrants; and (iv) the issuance of (a) 18,703,508 shares of Common Stock issuable upon conversion of the September Notes, (b) 12,079,360 shares of Common Stock issuable upon exercise of the September Warrants, and (c) 371,670 shares of Common Stock issuable upon exercise of the PA Warrants. The actual number of shares issued under each of the foregoing will vary depending on the market price of our Common Stock at the time of issuance and cannot be predicted. With respect to September PIPE Securities, we will not issue more than 159,598 shares, representing 19.99% of the shares of our Common Stock outstanding on the date of the September Purchase Agreement, unless (i) we first obtained stockholder approval to issue shares in excess of such amount under the September Purchase Agreement. With respect to the PIPE Warrants, we will not issue shares of Common Stock upon exercise of such warrants unless and until we first obtained stockholder approval.

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Use of Proceeds:	We will receive no proceeds from the sale of shares of our Common Stock by the Selling Stockholders pursuant to this prospectus. We may receive up to $50.0 million aggregate gross proceeds under the ELOC Purchase Agreement from any sales of shares of our Common Stock we make to the ELOC Investor pursuant to the ELOC Purchase Agreement after the commencement, assuming that we sell the full amount of our Common Stock that we have the right, but not the obligation, to sell to the ELOC Investor under the ELOC Purchase Agreement. We may also receive (i) up to approximately $4.0 million in aggregate gross proceeds from the cash exercise of the PIPE Common Warrants issued pursuant to the Interim PIPE SPA at an exercise price of $22.50 per share, and (ii) up to approximately $33.3 million in aggregate gross proceeds from the cash exercise of the September Warrants and PA Warrants at an exercise price of $7.50. On September 25, 2026, the Bridge Notes were repaid in full. We are required to allocate and transfer 50% of the proceeds from sales of Purchase Shares under the ELOC Purchase Agreement to Glucotrack Technologies, to the extent funds are legally available for such purpose. Any remaining proceeds that we receive from sales of shares of our Common Stock to the ELOC Investor under the ELOC Purchase Agreement will be used for working capital and general corporate purposes. For more information, see the section entitled “Use of Proceeds.”

Risk Factors:	Investing in our securities involves significant risks and could result in a loss of your entire investment. See the section entitled “Risk Factors” on page 12 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Symbol:	GCTK

Transfer Agent and Registrar:	Vstock Transfer, LLC

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 2,368,237 shares of Common Stock outstanding as of October 6, 2026, which excludes:

●	1,100 shares of Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of $866.25 per share;

●	146,554 shares of Common Stock issuable upon exercise of warrants (excluding the Bridge Warrants and Commitment Warrants); and

●	6,503 shares of Common Stock issuable under the Glucotrack, Inc. 2024 Equity Incentive Plan (as amended, the “Plan”).

All references to shares of Common Stock and per share numbers give effect to the Reverse Stock Split. Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants described above and no additional issuances under the Plan.

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RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the following discussion of risks and uncertainties affecting us and our securities, together with all of the other information included or incorporated by reference in this prospectus, including the consolidated financial statements and the accompanying notes and matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements,” in evaluating an investment in our securities. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The following risk factors apply to the business and operations of the Company and its consolidated subsidiaries. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The risks and uncertainties we discuss in this prospectus are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Past performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. See also the section of this prospectus titled “Where You Can Find More Information.”

The risk factors set forth below supplement the risk factors previously disclosed and should be read together with the risk factors incorporated by reference herein and any additional risk factors that we may include in subsequent periodic filings with the SEC.

Risks Related To This Offering

It is not possible to predict the actual number of shares of Common Stock we may sell to the ELOC Investor under the ELOC Purchase Agreement, or issue to the Selling Stockholders upon conversion or exercise of convertible notes and warrants, or the actual gross proceeds resulting from those sales and issuances.

Because the purchase price per share to be paid by the ELOC Investor for the shares of Common Stock that we may elect to sell to the ELOC Investor under the ELOC Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we elect to sell shares to the ELOC Investor pursuant to the ELOC Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the ELOC Investor under the ELOC Purchase Agreement, the purchase price per share that the ELOC Investor will pay for shares purchased from us under the ELOC Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the ELOC Investor under the ELOC Purchase Agreement. Similarly, because the conversion prices of the convertible notes and the exercise prices of the warrants described in this prospectus will fluctuate based on the market prices of our Common Stock, it is not possible for us to predict the actual number of shares that will be issued upon conversion or exercise.

The Selling Stockholders may sell the shares of our Common Stock described in this prospectus in a number of different ways and at varying prices. The number of shares of our Common Stock ultimately offered for sale by the ELOC Investor is dependent upon the number of shares of Common Stock, if any, we ultimately sell to the ELOC Investor under the ELOC Purchase Agreement, and the number of shares offered for sale by other Selling Stockholders is dependent upon the conversion of the convertible notes and exercise of the warrants described in this prospectus.

The terms of the ELOC Purchase Agreement limits the amount of shares of Common Stock we may issue the ELOC Investor, which may limit our ability to utilize the arrangement to enhance our cash resources.

The ELOC Purchase Agreement includes restrictions on our ability to sell shares of Common Stock to the ELOC Investor, including, subject to specified limitations, if a sale would cause the ELOC Investor and its affiliates to exceed the Beneficial Ownership Limitation. Prior to the Special Meeting, under applicable rules of Nasdaq, in no event could we issue or sell to the ELOC Investor under the ELOC Purchase Agreement shares of our Common Stock, including the ELOC Warrant Shares and Commitment Shares, in excess of 159,598 shares, representing 19.99% of the shares of our Common Stock outstanding on the date of the ELOC Purchase Agreement, which limitation we refer to as the ELOC Exchange Cap, unless (i) we obtained stockholder approval to issue shares of our Common Stock in excess of the ELOC Exchange Cap or (ii) the Average Price of all shares of Common Stock issued to the ELOC Investor under the ELOC Purchase Agreement equaled or exceeded $5.9868 per share, so that the ELOC Exchange Cap limitation would not apply to issuances and sales of Common Stock under the ELOC Purchase Agreement pursuant to the rules and regulations of Nasdaq. We obtained the requisite stockholder approval on September 11, 2026 and, accordingly, are no longer subject to the ELOC Exchange Cap.

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Although the Company is no longer subject to the ELOC Exchange Cap, we cannot guarantee that we will be able to sell the maximum amount of Purchase Shares under the ELOC Purchase Agreement. The Beneficial Ownership Limitation and other conditions under the ELOC Purchase Agreement may limit our ability to sell shares to the ELOC Investor. If we cannot sell the full amount of the shares of Common Stock that the ELOC Investor has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position. If we choose to sell more shares of Common Stock than are offered under this prospectus, we must first register for resale under the Securities Act such additional shares of Common Stock.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the ELOC Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the ELOC Investor. If and when we do elect to sell shares of our Common Stock to the ELOC Investor pursuant to the ELOC Purchase Agreement, after the ELOC Investor has acquired such shares, the ELOC Investor may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the ELOC Investor in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the ELOC Investor in this offering as a result of future sales made by us to the ELOC Investor at prices lower than the prices such investors paid for their shares in this offering.

The sale or issuance of our Common Stock to the ELOC Investor and the Bridge Investors may cause dilution and the sale of the shares of Common Stock that they acquire, or the perception that such sales may occur, could cause the price of our Common Stock to decrease.

On July 14, 2026, we entered into the ELOC Purchase Agreement (as amended by Amendment No. 1, dated August 7, 2026) with the ELOC Investor, pursuant to which the ELOC Investor has committed to purchase up to $50.0 million of our Common Stock over a three-year period. As consideration for the ELOC Investor’s commitment, we have issued the Commitment Warrant to purchase up to $10,000,000 of Common Stock, for which we will not receive any cash consideration. In addition, we have agreed to issue Commitment Shares to the ELOC Investor no later than one (1) business day following effectiveness of the registration statement of which this prospectus is a part. Pursuant to Amendment No. 1 to the ELOC Purchase Agreement, the number of Commitment Shares was calculated by dividing $1,000,000 (the “Commitment Fee Amount”) by the Minimum Price, resulting in 167,035 Commitment Shares to be issued. If the Commitment Fee Price is less than the Minimum Price, we will owe the ELOC Investor an amount (the “True-Up Amount”) equal to $1,000,000 minus the product of 167,035 multiplied by the Commitment Fee Price. The “Commitment Fee Price” is the closing price of Common Stock on the trading day immediately preceding the earlier of (i) the date on which the registration statement is declared effective by the SEC and (ii) the date that is 180 calendar days following the date of the ELOC Purchase Agreement (or if such date is not a trading day, the immediately preceding trading day). We are required to pay the True-Up Amount to the ELOC Investor within one hundred twenty (120) days following the Measurement Date (as defined in the ELOC Purchase Agreement). No payment is owed if the Commitment Fee Price equals or exceeds the Minimum Price.

The shares of our Common Stock that may be issued under the ELOC Purchase Agreement may be sold by us to the ELOC Investor at our sole discretion from time to time over a three-year period commencing after the satisfaction of certain conditions set forth in the ELOC Purchase Agreement. The purchase price for the shares that we may sell to the ELOC Investor under the ELOC Purchase Agreement will fluctuate based on the trading price of our Common Stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Common Stock to decrease. We generally have the right to control the timing and amount of any future sales of our shares to the ELOC Investor. Additional sales of our Common Stock, if any, to the ELOC Investor will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the ELOC Investor all, some or none of the shares of our Common Stock that are available for us to sell pursuant to the ELOC Purchase Agreement. If and when we do sell shares to the ELOC Investor, after the ELOC Investor has acquired the shares, the ELOC Investor may resell all, some or none of those shares at any time or from time to time in its discretion.

In addition, on July 14, 2026, we entered into the Purchase Agreement with the Bridge Investors, as supplemented by a joinder dated August 4, 2026, pursuant to which we issued the Bridge Notes for aggregate gross proceeds of approximately $7.95 million and the Bridge Warrants. On July 14, 2026, the initial Bridge Investors invested $4,450,000 in consideration for Bridge Notes with an aggregate face amount of $5,705,128 (reflecting a 22% original issue discount). On August 4, 2026, new investors joined the Purchase Agreement through a joinder and invested an aggregate of $3,500,000 in consideration for Bridge Notes with an aggregate face amount of $4,487,179 (reflecting a 22% original issue discount). Of the proceeds from the August 4, 2026 closing, $3,080,769 was used to pay off a portion of the Bridge Notes issued on July 14, 2026. The Bridge Warrants are exercisable for shares of Common Stock at prices that fluctuate based on the trading price of our Common Stock. The Bridge Investors may resell all, some or none of the Bridge Warrant Shares at any time, to the extent that they have been issued and are outstanding. On September 10, 2026, we entered into the September Purchase Agreement with the September Investors, pursuant to which we issued the September Notes in the aggregate principal amount of $11,596,172.68 in exchange for (i) aggregate cash consideration of $4,500,000 and (ii) the surrender and exchange of $4,545,014.69 in aggregate principal amount of certain outstanding Bridge Notes held by certain September Investors, reflecting an aggregate purchase price of $9,045,014.69 and a 22% original issue discount. In connection with the September PIPE Financing, we also issued the September Warrants to purchase 12,079,360 shares of Common Stock and the PA Warrants to purchase up to 371,670 shares of Common Stock. The September Notes are convertible into September Note Conversion Shares, the September Warrants are exercisable for September Warrant Shares, and the PA Warrants are exercisable for shares of Common Stock, in each case at prices that fluctuate based on the trading price of our Common Stock. Similarly, the September Investors may resell all, some or none of the September PIPE Shares at any time, to the extent that they have been issued and are outstanding. Therefore, sales to the ELOC Investor and issuances to the Bridge Investors and September Investors could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to the ELOC Investor or issuance to the Bridge Investors or September Investors, or the anticipation of such sales or issuances, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

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Our management will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to the ELOC Investor, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of shares of Common Stock to the ELOC Investor, and we could use them for purposes other than those contemplated at the time of commencement of this offering. However, as described in “Use of Proceeds,” we are required to allocate and transfer 50% of the proceeds from sales of Purchase Shares under the ELOC Purchase Agreement to Glucotrack Technologies, to the extent funds are legally available for such purpose. Accordingly, you will be relying on the judgment of our management with regard to the use of the remaining net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

We do not anticipate paying dividends in the foreseeable future.

We do not currently pay dividends and do not anticipate paying any dividends for the foreseeable future. Any future determination to pay dividends will be made at the discretion of our board of directors (the “Board”), subject to compliance with applicable laws and covenants under any future credit facility, which may restrict or limit our ability to pay dividends. Payment of dividends will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our Board may deem relevant at that time. Unless and until we declare and pay dividends, any return on your investment will only occur if our share price appreciates.

The Common Stock being registered in this prospectus represent a substantial percentage of our public float and of our outstanding Common Stock, and the sale of such shares could cause the market price of Common Stock to decline significantly.

The Common Stock being registered pursuant to this prospectus represent a substantial percentage of our public float and of our outstanding Common Stock. The number of shares being registered in this prospectus represents approximately 1,825% of the total Common Stock outstanding as of the date of this prospectus. The sale of the securities being registered in this prospectus, or the perception in the market that such sales may occur, could result in a significant decline in the public trading price of our Common Stock.

Risks Related to Our Common Stock and the Securities Market

Our reverse stock splits may decrease the liquidity of the shares of our Common Stock.

Effective May 17, 2024, February 3, 2025, June 13, 2025, and August 28, 2026, we effected reverse stock splits of our Common Stock at ratios of 1-for-5, 1-for-20, 1-for-60, and 1-for-15, respectively, to regain compliance with the Bid Price Rule. The liquidity of the shares of our Common Stock may be affected adversely by these reverse stock splits given the reduced number of shares that are outstanding following such reverse stock splits. In addition, these reverse stock splits increased the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

We may also effect additional reverse stock splits in the future in order to maintain compliance with applicable Nasdaq listing requirements or for other corporate purposes. Any such additional reverse stock splits could further reduce the number of outstanding shares of our Common Stock and exacerbate the adverse effects on liquidity described above.

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Following a reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that a reverse stock split, including our reverse stock splits, will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

We may not have sufficient liquidity to meet our anticipated obligations over the next year from the issuance of the financial statements contained in this Annual Report. We have incurred net losses and negative cash flows from our operations and comprehensive loss since our inception and as of December 31, 2025, we had an accumulated deficit of $151.8 million. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

If securities or industry analysts do not publish research or reports, or if they publish negative, adverse, or misleading research or reports, regarding us, our business or our market, our Common Stock price and trading volume could decline.

The trading market for our Common Stock is influenced by the research and reports that securities or industry analysts publish about us, our business, or our market. We do not currently have a significant number of firms providing research coverage on the Company and may never obtain significant research coverage by securities or industry analysts. If no or few securities or industry analysts provide coverage of us, our Common Stock price could be negatively impacted. In the event we obtain significant securities or industry analyst coverage and such coverage is negative, or adverse or misleading regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our Common Stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our Common Stock price or trading volume to decline.

Our charter documents, Delaware law, and our commercial contracts may contain provisions that may discourage an acquisition of us by others and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our charter documents, as well as provisions of the Delaware General Corporation Law (“DGCL”), could have an impact on the trading price of our Common Stock by making it more difficult for a third party to acquire us at a price favorable to our stockholders. For example, our charter documents do not provide for the use of cumulative voting for the election of directors; authorize the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued by our Board without stockholder approval to defend against a takeover attempt; and establish advance notice requirements for nominations for election to our Board or for proposing matters that can be acted upon at stockholder meetings.

In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our Board or current management. We are subject to Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by our Board. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders, which could also affect the price that some investors are willing to pay for our Common Stock.

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Finally, commercial contracts that we enter into with our vendors and customers in the course of our business operations may contain provisions with respect to changes in control that could provide for termination rights or otherwise have a negative impact on our business or results of operations if a stockholder were to acquire a significant percentage of our outstanding stock.

The issuance of additional stock in connection with acquisitions or otherwise will dilute all other stockholdings.

We are not restricted from issuing additional shares of our Common Stock, or from issuing securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. As of the date of this prospectus, we had an aggregate of 250.0 million shares of Common Stock authorized, of which approximately 247.6 million shares are not issued or outstanding. We may issue all of these shares without any action or approval by our stockholders. We may expand our business through complementary or strategic business combinations or acquisitions of other companies and assets, and we may issue shares of Common Stock in connection with those transactions. The market price of our Common Stock could decline as a result of our issuance of a large number of shares of Common Stock, particularly if the per share consideration we receive for the stock we issue is less than the per share book value of our Common Stock or if we are not expected to be able to generate earnings with the proceeds of the issuance that are as great as the earnings per share we are generating before we issue the additional shares. In addition, any shares issued in connection with these activities, the exercise of warrants or stock options or otherwise would dilute the percentage ownership held by our investors. As disclosed in our other filings with the SEC, we have certain outstanding securities that contain price reset provisions and anti-dilution mechanisms. The operation of these provisions may result in further dilution to our stockholders in connection with future issuances of our Common Stock or securities convertible into or exercisable for shares of our Common Stock. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price of our Common Stock.

We have a history of losses, may not be able to achieve profitability going forward, and may not be able to raise additional capital necessary to continue as a going concern.

We have experienced losses since our inception on May 18, 2010 and, at March 31, 2026, had an accumulated deficit of approximately $156.2 million. We may incur additional losses in the future.

As of March 31, 2026, we had cash and cash equivalents of approximately $3.9 million. There are no assurances that we will be able to raise additional capital or do so on terms favorable to us. Our recurring losses from operations and projected future cash flow requirements raise substantial doubt about our ability to continue as a going concern without sufficient capital resources and we have included explanatory information in the notes to our financial statements for the year ended December 31, 2025, with respect to this uncertainty, and the report of our independent registered public accounting firm dated March 30, 2026 with respect to our audited financial statements for the year ended December 31, 2025 included an emphasis of matter for this as well. Our consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty and have been prepared under the assumption that we will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Our ability to continue as a going concern is dependent on our available cash, how well we manage that cash, and our operating requirements. If we are unable to raise additional capital when needed, we could be forced to curtail operations or take other actions such as, implementing additional restructuring and cost reductions, disposing of one or more product lines and/or, selling or licensing intellectual property. If we are unable to continue as a going concern, we may be forced to liquidate our assets, which would have an adverse impact on our business and developmental activities. In such a scenario, the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our Common Stock.

Our Common Stock is currently listed for trading on the Nasdaq Capital Market. We must satisfy the continued listing requirements of Nasdaq, to maintain the listing of our Common Stock on the Nasdaq Capital Market.

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On May 11, 2026, we received the Staff Determination from the Listing Qualifications Department of Nasdaq notifying us that Nasdaq Staff had determined to delist our Common Stock from the Nasdaq Capital Market.

The Staff Determination stated that the bid price of the Common Stock had closed at less than $1.00 per share over the previous 30 consecutive business days, from March 27, 2026 through May 8, 2026, and that, as a result, we are not in compliance with the Bid Price Rule.

The Staff Determination further stated that, although companies are typically afforded a 180-calendar day period to regain compliance with the Bid Price Rule, the Company is not eligible for any such compliance period pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv). Nasdaq Staff cited the fact that we have effected a reverse stock split over the prior one-year period and have effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one.

We timely requested a hearing before the Panel to appeal Nasdaq Staff’s determination and such hearing request stayed any further delisting actions through the hearing process. At a hearing on June 18, 2026, we presented our plan to regain compliance with the Bid Price Rule and the Equity Rule.

On May 15, 2026, we received a second letter from Nasdaq notifying us that our Form 10-Q for the period ended March 31, 2026, indicates that we no longer meet the $2,500,000 minimum stockholders’ equity requirement for continued listing set forth under Listing Rule 5550(b)(1) (the “Equity Rule”), and we do not meet the alternatives of market value of listed securities or net income from continuing operations. Accordingly, the failure to comply with the Equity Rule became an additional basis for delisting. The Nasdaq Staff further notified us that failure to meet the Equity Rule would be considered in its decision regarding our continued listing on the Nasdaq Capital Market. We presented our views with respect to this additional deficiency to the Panel at the hearing on June 18, 2026.

On August 14, 2026, the Panel determined that we had regained compliance with the Equity Rule and granted our request for continued listing on Nasdaq, subject to certain conditions, including that we (i) hold our annual meeting and obtain stockholder approval of a reverse stock split sufficient to achieve a closing bid price of at least $1.00 on or before August 18, 2026, (ii) effect the reverse stock split and achieve a closing bid price at or above $1.00 on or before August 31, 2026, and (iii) maintain a closing bid price at or above $1.00 for each trading day until November 9, 2026. On August 18, 2026, the Company held its annual meeting of stockholders, at which the stockholders approved a proposal to allow the Company to implement a reverse stock split. The Panel also stated that if we become non-compliant with any other Listing Rule during the term of the exception, we will be allowed seven (7) calendar days to advise the Panel on our plan to cure the listing deficiency, and the Panel will determine at that time whether to grant an exception to cure the deficiency or delist our Common Stock. There can be no assurance that we will satisfy the remaining conditions or maintain compliance with the Bid Price Rule or any other applicable Nasdaq listing requirements.

In addition to the foregoing requirements, Nasdaq has adopted a new listing requirement that would require each Nasdaq listed issuer to maintain a minimum market value of listed securities (“MVLS”) of at least $5 million. Under this rule, if the value of an issuer’s listed securities, as measured by each applicable trading day’s closing price, continues to be less than $5 million for a period of 30 consecutive business days, Nasdaq will issue a staff delisting determination and immediately suspend trading of the issuer’s securities, with no compliance or cure period. A request for a hearing before the Nasdaq Hearings Panel does not automatically stay the suspension of trading. The Hearings Panel may reverse a determination if it concludes Nasdaq made an error or, in limited circumstances, grant an exception of up to 180 days for a company to demonstrate compliance with Nasdaq’s initial listing standards, which are generally more stringent than the continued listing standards. On July 22, 2026, the SEC approved this rule. On July 29, 2026, the MVLS rule was automatically stayed pending review by the SEC. It is not certain whether or when the MVLS rule will retake effect. Our Common Stock currently trades at levels that are below the $5 million aggregate market value threshold. As such, if the MVLS rule retakes effect, our Common Stock could be delisted by Nasdaq on this basis.

We may be required to monitor our market value of listed securities closely and, if necessary, take actions such as issuing additional securities, raising additional capital or undertaking other corporate actions to seek to maintain compliance, any of which could dilute our existing shareholders, increase our costs, or divert management’s attention. The risk of a rapid loss of Nasdaq listing, or an actual delisting, could adversely affect investor confidence, the liquidity and trading price of our Common Stock, and our ability to access the capital markets, and could have a material adverse effect on our business, financial condition and results of operations.

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If our Common Stock were delisted from the Nasdaq Capital Market, trading of our Common Stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market, and many investors would likely not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our Common Stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our Common Stock. In addition, delisting would materially and adversely affect our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

We may be subject to claims arising from contractual restrictions in our financing agreements.

As disclosed in our other filings with the SEC, we are subject to certain variable rate transaction restrictions contained in agreements with certain investors. If we have failed to comply with such restrictions, we may be subject to claims by such investors, which could result in litigation and associated legal costs, damages, settlements, or other adverse consequences that could have a material adverse effect on our business, financial condition, and results of operations. We could be required to pay significant amounts of cash, including placement agent fees, legal expenses, and other amounts, and could be required to issue a significant number of shares of Common Stock or warrants to purchase shares of Common Stock. Any such payments or issuances could be material to our business and could result in significant dilution to our stockholders.

Risks Related to the Business Combination and Related Transactions

The Merger may not produce the anticipated benefits, and the Company may be unable to successfully integrate the acquired business.

Although the Merger has been completed, the Company may not realize the anticipated benefits of the Merger, including expected synergies, growth opportunities, or cost savings. The Company’s ability to achieve these benefits depends on a number of factors, including the successful integration of the Lokahi business, which may be more difficult, time-consuming or costly than expected.

The Company may incur additional costs and liabilities arising from the Merger.

Following the closing of the Merger, the Company may continue to incur significant costs related to integration, restructuring, professional fees, and other transaction-related expenses. In addition, the Company may be subject to liabilities arising from the Lokahi business that were not known or fully quantified at the time the Merger Agreement was entered into.

The Merger Agreement may continue to affect the Company’s operations and capital structure.

Certain provisions of the Merger Agreement, including those governing the issuance of the Merger Consideration in connection with the Business Combination Transactions, continue to apply following the closing of the Merger and may limit the Company’s flexibility with respect to capital structure, financings, or other corporate actions.

Risks Related To Glucotrack Technologies

The section entitled “Risk Factors — Risks Related to our Business and Industry” and “ — Risks Related to Intellectual Property” in the Annual Report is incorporated by reference into this prospectus and should be read in conjunction with the risk factors set forth herein. Please refer to that section for more information relating to the risks associated with the business of Glucotrack Technologies Inc.

Risks Related To Lokahi

The section entitled “Item 1A – Risk Factors —Risks Related Lokahi” in Glucotrack, Inc.’s Quarterly Report on Form 10-Q for the six months ended June 30, 2026, filed with the SEC on August 14, 2026 is incorporated by reference into this prospectus and should be read in conjunction with the risk factors set forth herein. Please refer to that section for more information relating to the risks associated with the business of Lokahi Therapeutics Inc.

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THE BUSINESS COMBINATION TRANSACTIONS

General Description of the Merger Agreement

On July 14, 2026 (the “Closing Date”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glucotrack Merger Sub, Inc., a Nevada corporation (“Merger Sub”), Lokahi Therapeutics, Inc., a Nevada corporation (“Lokahi”), Glucotrack Technologies Inc., a Nevada Corporation (“Glucotrack Technologies”), and Paul V. Goode, solely in his capacity as representative for Glucotrack Technologies (the “Glucotrack Technologies Representative”). The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination Transactions” and the closing of the Business Combination Transactions is referred to herein as the “Closing”.

Pursuant to the terms and conditions of the Merger Agreement, immediately prior to the Closing, articles of merger (the “Articles of Merger”) were filed with the Secretary of State of the State of Nevada (such time of the filing of the Articles of Merger, the “Effective Time”), in accordance with the Nevada Revised Statutes (the “NRS”). Pursuant to the Articles of Merger, Merger Sub was merged with and into Lokahi (the “Merger”), with Lokahi surviving the Merger (the resulting entity, the “Surviving Corporation”). As a result of the Merger, Lokahi became a direct wholly owned subsidiary of the Company. At the Effective Time, all of the property, rights, privileges, powers and franchises of Lokahi and Merger Sub vested in the Surviving Corporation and all of the debts, liabilities and duties of Lokahi and Merger Sub became the debts, liabilities and duties of the Surviving Corporation. The Closing occurred simultaneously with the execution and delivery of the Merger Agreement on the Closing Date.

Transaction Consideration

At the Effective Time, by virtue of the Merger and without any action on the part of Lokahi, the Company, Merger Sub or the holder of any existing common stock of Lokahi (the “Existing Lokahi Common Stock”): (i) each share of common stock of Merger Sub, issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and nonassessable share of common stock of Lokahi; and (ii) each share of Existing Lokahi Common Stock issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive a portion of the Merger Consideration (as defined below), consisting of (A) shares of Common Stock, such that the aggregate number of shares of Common Stock issued to all holders of Existing Lokahi Common Stock equaled 19.99% of the total number of shares of Common Stock issued and outstanding as of the date of the Merger Agreement, and (B) shares of Series A convertible preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), with each holder of such shares receiving, for each share of Existing Lokahi Common Stock held immediately prior to the Effective Time, a pro rata portion of the Merger Consideration, such that, immediately following the Effective Time, the holders of Existing Lokahi Common Stock collectively hold, on a fully-diluted and as-converted to Common Stock basis, 90.0% of the total issued and outstanding equity securities of the Company calculated on a fully diluted basis (the “Lokahi Allocation”); provided, however, that any dilution attributable to Bridge Shares (as defined in the Merger Agreement) and PIPE Shares (as defined in the Merger Agreement) shall be borne solely by the Lokahi Allocation, such that the Company’s existing stockholders shall, in no event, hold less than 10.0% of the total issued and outstanding equity securities of the Company on a fully diluted basis immediately following the Effective Time (the “Stockholder Floor”). The shares of Common Stock, Preferred Stock, and common stock of Lokahi issued pursuant to the terms of the Merger Agreement are collectively referred to as the “Merger Consideration.”

Proxy Statement and Stockholder Meeting

Following the Closing, the Company shall prepare and file with the SEC a proxy statement on Schedule 14A under the Exchange Act in connection with the solicitation of proxies from the Company’s stockholders for the approval of the following matters (collectively, the “Proposals”): (i) the approval, for purposes of Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d), of the issuance of (a) shares of Common Stock issuable upon conversion of the Preferred Stock pursuant to the Conversion (as defined below), and (b) the Floor True-Up Shares (as defined below), and (ii) such other proposals as are required by applicable law, the Company’s organizational documents, and the applicable rules of Nasdaq (as amended or supplemented from time to time, the “Proxy Statement”). The Company shall use its reasonable best efforts to (i) respond to any comments of the SEC with respect to the preliminary Proxy Statement, (ii) cause the definitive Proxy Statement (the “Definitive Proxy Statement”) to be filed with the SEC as promptly as reasonably practicable following the resolution of any such SEC comments or, if no comments are received, following the expiration of the applicable SEC review period, and (iii) cause the Definitive Proxy Statement to be disseminated to the Company’s stockholders in compliance with applicable law. As promptly as reasonably practicable after the Closing Date, the Company shall duly call, give notice of, convene and hold a meeting of stockholders (the “Stockholder Meeting”) for the purpose of obtaining stockholder approval of the Proposals (the “Merger Stockholder Approval”). The Company shall use its reasonable best efforts to cause the Stockholder Meeting to occur as promptly as reasonably practicable after the Definitive Proxy Statement is filed. The Proxy Statement shall include the recommendation of the Board that stockholders vote in favor of each of the Proposals.

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Within five (5) business days after the later of (i) the date on which the Merger Stockholder Approval has been obtained and (ii) the date on which the Trading Market Approval (as defined below) has been obtained, the Company shall cause the Preferred Stock to be converted into the applicable number of shares of Common Stock, in accordance with the terms of the Certificate of Designation (as defined below) of the Preferred Stock (the “Conversion”).

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by the Company, Lokahi, and Merger Sub as of the date of the Merger Agreement or other specific dates solely for the benefit of certain of the parties to the Merger Agreement, which in certain cases are subject to specified exceptions and materiality, Lokahi Material Adverse Effect or Company Material Adverse Effect (each as defined in the Merger Agreement), knowledge and other qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. The representations and warranties made under the Merger Agreement did not survive the Closing.

In the Merger Agreement, Lokahi made certain customary representations to the Company including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) corporate authority, approval and binding effect relating to execution and delivery of the Merger Agreement and other ancillary documents and non-contravention; (3) government approvals; (4) capitalization; (5) financial statements and internal controls; (6) compliance with laws and permits; (7) absence of certain changes and events; (8) no undisclosed liabilities; (9) information supplied; (10) litigation; (11) contracts; (12) employee benefits; (13) labor and employment; (14) taxes; (15) intellectual property; (16) data protection; (17) information technology; (18) real property; (19) anti-bribery and trade compliance; (20) insurance; (21) competition regulation; (22) environmental matters; (23) brokers; and (24) affiliate agreements.

In the Merger Agreement, the Company and Merger Sub made certain customary representations and warranties to Lokahi, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) corporate authority, approval and binding effect relating to execution and delivery of the Merger Agreement and other ancillary documents, non-contravention and governmental approvals; (3) compliance with laws; (4) employee benefit plans; (5) indebtedness; (6) taxes; (7) brokers; (8) SEC reports, financial statements and the Sarbanes-Oxley Act; (9) business activities and absence of certain changes; (10) information supplied and the Proxy Statement; (11) litigation; (12) no outside reliance; (13) capitalization; (14) Nasdaq quotation; (15) affiliate agreements; (16) anti-bribery and economic sanctions; and (17) labor and employment.

Covenants of the Parties

The Merger Agreement contains a number of covenant obligations of the Company, Lokahi, and Glucotrack Technologies as of the date of the Merger Agreement or other specific dates, as further set forth below.

In the Merger Agreement, among other things, Lokahi covenants to: (1) deliver to the Company, within seventy-five (75) days after the Closing Date, unaudited interim financial statements prepared in accordance with GAAP and Regulation S-X, along with any other financial statements required for the Proxy Statement, including pro forma financials; (2) make its officers and employees reasonably available to assist the Company and its counsel with drafting the Proxy Statement and responding to SEC comments; (3) promptly notify the Company of any developments that would render the Proxy Statement materially misleading and cooperate to correct such disclosures; (4) prior to execution of the Merger Agreement, obtain board and stockholder approval by written consent for the Merger Agreement, the Business Combination Transactions, and the appointment of the Company’s chief executive officer; and (5) consummate a private placement offering in an aggregate amount of up to $30,000,000 (a “Private Placement Offering”), with gross proceeds of no less than $10,000,000 at an initial closing to occur within 15 days after the Closing (the “PIPE Initial Closing”).

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In the Merger Agreement, among other things, the Company covenants to: (1) provide Lokahi reasonable access to its properties, books, and personnel from Closing until the Conversion is effective (the “Conversion Effective Time”); (2) indemnify and hold harmless current and former directors and officers of both parties for pre-Closing matters to the fullest extent permitted by law and organizational documents, including advancement of expenses; (3) maintain directors’ and officers’ liability insurance that provides (i) extended coverage for pre-Closing directors and officers for six years after the Effective Time and (ii) ongoing coverage for post-Closing directors and officers on terms customary for a company whose equity is listed on Nasdaq; (4) from and after the Closing until the Conversion Effective Time (the “Interim Period”), operate its business in the ordinary course consistent with past practice, comply with applicable laws, and take commercially reasonable measures to preserve its business organization, retain key employees, and maintain control and condition of material assets; (5) take all actions necessary to effect all post-Closing director and officer appointments; (6) simultaneously with or immediately prior to the Closing, cause the existing business of the Company to be transferred to and ring-fenced within Glucotrack Technologies, a wholly-owned subsidiary of the Company, and promptly following the Closing, and in any event within five (5) business days following the Closing, cause all of the assets and liabilities of the Company existing immediately prior to the Closing that relate to the CBGM Business (as defined below) to be transferred to Glucotrack Technologies (the “Glucotrack Technologies Assets”), including (A) all intellectual property, know-how, and proprietary information used in or necessary to the CBGM Business as of the Closing Date, (B) all employees of the Company as of the Closing Date, (C) all operations of the CBGM Business, and (D) all cash and cash equivalents of the Company on hand as of the Closing Date, the purpose of which shall be to continue the current business of the Company, which is focused on the design, development, and commercialization of novel technologies for people with diabetes, including, but not limited to, the development of the Glucotrack Continuous Blood Glucose Monitor (the “CBGM Business”); (7) for twelve (12) months following the Closing (the “Post-Closing Period”), the Company shall cause the CBGM Business to be preserved and operated in a manner consistent in all material respects with the past practices of the Company prior to the Closing; (8) take all actions necessary to effect all post-Closing director appointments of Glucotrack Technologies; (9) during the Interim Period and until the Conversion Effective Time, use its reasonable best efforts to maintain compliance with all applicable continued listing requirements of Nasdaq (including all minimum bid price, minimum market value, and corporate governance requirements), promptly notify Lokahi in writing upon receipt of any notice from Nasdaq regarding any actual or potential non-compliance with the Nasdaq listing requirements or any threat of delisting, and in the event the Company receives any such notice, use its reasonable best efforts to cure any such non-compliance within any applicable cure or grace period provided by Nasdaq; (10) prior to the Conversion, obtain conditional approval of its listing application from Nasdaq in connection with the Business Combination Transactions, including any required new listing application due to a change in control (as contemplated in Nasdaq Listing Rule 5110(a)) (the “Trading Market Approval”), and immediately prior to the Conversion, satisfy all applicable continuing listing requirements of Nasdaq (or be granted a grace period therefrom), not have received any notice of non-compliance, and have the Common Stock, including the Merger Consideration, approved for listing on Nasdaq; and (11) as promptly as reasonably practicable following the Closing (and in any event within sixty (60) days thereafter), prepare and file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on Form S-1) to register the Merger Consideration for resale by the holders thereof.

The Merger Agreement provides that, during the Post-Closing Period, the management of Glucotrack Technologies shall cause the CBGM Business to be operated in a manner consistent in all material respects with the past practices of the Company prior to the Closing. The Glucotrack Technologies Representative shall have the right to monitor the Company’s compliance with its obligations regarding Glucotrack Technologies, including receiving regular updates from the Company’s management and Glucotrack Technologies’ management, including quarterly reports on operations, financing allocations, and material developments.

Subsidiary Contribution. Pursuant to the Merger Agreement, an aggregate of $7,000,000 shall be deposited into an account designated by Glucotrack Technologies and released to Glucotrack Technologies in installments as follows (the “Subsidiary Contribution”): (i) $500,000 on Closing; (ii) $1,500,000 concurrently with the PIPE Initial Closing; (iii) $1,500,000 upon the earliest to occur of (A) the Company’s receipt of notice or a decision from Nasdaq confirming satisfaction of the Nasdaq continued listing requirements or granting a grace period, (B) the official closing price of the Common Stock on Nasdaq exceeding $1.25 per share for three (3) consecutive trading days, or (C) August 30, 2026; (iv) $2,000,000 simultaneously with (or promptly following) the filing of the preliminary Proxy Statement with the SEC; and (v) $1,500,000 simultaneously with (or promptly following) the Conversion Effective Time. In addition to the Subsidiary Contribution, Glucotrack Technologies shall retain all cash and cash equivalents on the balance sheet of the Company as of the Closing Date.

As of October 6, 2026, $1,200,000 of the Subsidiary Contribution has been funded pursuant to clause (i) and (iii) above. An additional $1,500,000 became payable on August 30, 2026 pursuant to clause (iii) above and $525,000 remains outstanding. The remaining installments are not yet due because the applicable triggering events have not occurred.

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Assumed Note. In connection with the Closing, Lokahi assumed all obligations and liabilities of the Company under that certain promissory note dated September 12, 2025 (the “Assumed Note”), and from and after the Closing, Lokahi is solely responsible for the payment and performance of all obligations arising under the Assumed Note.

Changes to the Board of Directors and Management

As contemplated in the Merger Agreement, the Company was required to take all actions necessary to effect, as of the Effective Time: (i) the resignation of Paul V. Goode as chief executive officer of the Company; and (ii) the appointment of Erik Emerson as chief executive officer of the Company and as a member of the Board. On July 9, 2026, the Board expanded the size of the Board from five (5) members to six (6) members, effective upon the Closing, and appointed Erik Emerson to fill the vacancy created by such expansion, effective upon the Closing. All other officers and directors of the Company serving immediately prior to the Effective Time continued in their respective positions.

Accordingly, effective as of the Effective Time, (i) Dr. Goode ceased to serve as chief executive officer of the Company and (ii) Mr. Emerson was appointed as Chief Executive Officer of the Company and as a member of the Board.

There are no family relationships between Erik Emerson and any of the Company’s other officers and directors. Except as provided in the Merger Agreement, there are no arrangements or understandings between Mr. Emerson and other persons pursuant to which he was selected as a director of the Company. Mr. Emerson has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of SEC Regulation S-K.

Erik Emerson, age 55, is a 25-year veteran of the biopharmaceutical industry. Mr. Emerson previously served as Chief Executive Officer of Apimeds Pharmaceuticals US, Inc. (NYSE American: APUS) from September 2023 to December 2025, and as a director of the company from October 2024 to January 2026. Mr. Emerson was appointed Chief Executive Officer of Lokahi Therapeutics Inc. in December 2025. From August 2022 to October 2023, Mr. Emerson served as Chief Commercial Officer of Odyssey Neuropharma, Inc., where he led commercial strategy, forecasting, branding, marketing, and financing efforts for a Phase II asset in evaluation for the treatment of mild traumatic brain injury (concussion). He has also served as an advisory board member to NuGen Medical Devices from August 2022 to May 2023, and as a Partner at Pharmacense Consulting from May 2020 to October 2023. Mr. Emerson served as Chief Commercial Officer of Mezzion Pharmaceuticals, a Korean company establishing U.S. operations for the treatment of Single Ventricle Heart Disease following Fontan surgery, from February 2017 to January 2020. During an overlapping period, from February 2018 to November 2019, he served as Chief Commercial Officer and a board member of Adhera Therapeutics (previously known as Marina Biotech). Concurrently, from July 2017 to November 2019, he served as Executive Chairman and Chief Executive Officer of BioMauris LLC, a software entity he founded to track medicinal marijuana products from seed to sale, built on technology adapted from his prior venture, Symplmed. Prior to founding BioMauris, Mr. Emerson served as President and Chief Executive Officer of Symplmed Pharmaceuticals & Technologies from July 2013 to May 2018. From May 2010 to July 2013, he served as Senior Director of Commercial Development at Xoma Ltd. He was the Director of Marketing, Cardiopulmonary Division, at Gilead Sciences from May 2007 to May 2010. Mr. Emerson began his career in sales, sales training, and marketing with King Pharmaceuticals from May 2001 to May 2007, ultimately serving as Senior Product Manager – Cardiometabolic. Mr. Emerson received a Bachelor of Science in Political Science from the University of Oregon in 1993. The Board believes that Mr. Emerson’s experience in the biopharmaceutical industry, including his prior service as a chief executive officer, chief commercial officer, and board member at multiple life sciences companies, qualifies him to serve on the board of directors of the Company.

Following the Conversion Effective Time, except as otherwise agreed in writing by Lokahi and the Company, and conditioned upon the occurrence of the Conversion, the Company shall take all actions necessary or appropriate to cause certain individuals identified by Lokahi to be elected as members of the Board and to be the executive officers of the Company, effective as of the Conversion Effective Time.

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Survival

None of the covenants and agreements of the parties contained in the Merger Agreement survived the Closing, except for (a) those covenants and agreements that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches after the Closing and (b) Article X (Miscellaneous) of the Merger Agreement.

Post-Closing Actions

Conversion of Preferred Stock

Within five (5) business days after the later of (i) the date on which the Merger Stockholder Approval has been obtained and (ii) the date on which the Trading Market Approval has been obtained, the Company shall cause the Preferred Stock to be converted into the applicable number of shares of Common Stock, in accordance with the terms of the Certificate of Designation.

Stockholder Floor True-Up

Simultaneously with the Conversion, if the shares of Acquiror Common Stock held by Acquiror’s existing stockholders (as of the Floor True-Up Record Date) represent less than 10.0% of the total shares of Acquiror Common Stock outstanding immediately following the Conversion on a fully diluted basis, the Acquiror shall issue additional shares of Acquiror Common Stock (the “Floor True-Up Shares”) to such existing stockholders, pro rata in proportion to their respective holdings, in an amount sufficient to ensure that such stockholders collectively hold at least 10.0% of the outstanding equity of the Acquiror on a fully diluted basis immediately following the Conversion. “Floor True-Up Record Date” means the close of business on the date immediately prior to the Effective Time.

Conversion Deadline

The Acquiror shall use its reasonable best efforts to obtain the Acquiror Stockholder Approval and the Trading Market Approval as promptly as reasonably practicable following the Closing and in any event no later than ninety (90) days following the filing of the Definitive Proxy Statement with the SEC (the “Conversion Deadline”). If such approvals are not obtained by the Conversion Deadline, the Acquiror may extend the Conversion Deadline by up to two (2) additional periods of thirty (30) days each (for a maximum of sixty (60) additional days).

A copy of the Merger Agreement is filed as Exhibit 2.1 to the registration statement of which this prospectus forms a part and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

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THE BRIDGE FINANCING

In connection with the Business Combination Transactions, the Company entered into a securities purchase agreement, dated July 14, 2026, as supplemented by a joinder dated August 4, 2026 (the “Purchase Agreement”), with certain investors (the “Bridge Investors”), pursuant to which the Company agreed to issue senior secured convertible promissory notes (including the follow-on bridge notes issued on August 4, 2026, the “Bridge Notes”) for aggregate gross proceeds of approximately $7.95 million and common stock purchase warrants (including the follow-on bridge warrants issued on August 4, 2026, the “Bridge Warrants” and, together with the Bridge Notes, the “Bridge Securities”) (such transactions, the “Bridge Financing”). On July 14, 2026, the initial Bridge Investors invested $4,450,000 in consideration for Bridge Notes with an aggregate face amount of $5,705,128 (reflecting a 22% original issue discount). On August 4, 2026, new investors joined the Purchase Agreement through a joinder and invested an aggregate of $3,500,000 in consideration for Bridge Notes with an aggregate face amount of $4,487,179 (reflecting a 22% original issue discount). Of the proceeds from the August 4, 2026 closing, $3,080,769 was used to pay off a portion of the Bridge Notes issued on July 14, 2026. On September 25, 2026, in connection with the closing of the Company’s registered direct offering, the outstanding Bridge Notes were repaid in full.

Purchase Agreement

The Purchase Agreement contains customary representations and warranties of the Company and the Bridge Investors and customary covenants, including, among other things:

Repayment From Proceeds

The Bridge Investors had the right to be repaid with 100% of the proceeds raised from asset sales, debt issuances, equity issuances, and non-refundable deposits received in connection with any asset sale, and 25% of the proceeds received from any equity line of credit agreement, until the aggregate outstanding amount and accrued interest under the Bridge Notes was paid in full. On September 25, 2026, in connection with the closing of the Company’s registered direct offering, the outstanding Bridge Notes were repaid in full, and such obligations have been satisfied.

Registration Rights

The Company was required to file a registration statement with the SEC covering the resale of the shares of Common Stock issuable upon exercise of the Bridge Warrants within ten (10) days after the closing date of the Bridge Financing (the “Required Filing Registration Date”). The Company was required to use commercially reasonable efforts to cause such registration statement to be declared effective within forty-five (45) days of the closing date of the Bridge Financing (the “Required Effective Registration Date”). If the registration statement was not filed by the Required Filing Registration Date, the Company was required to issue and deliver to the Bridge Investors a number of shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock between the closing of the Bridge Financing and the Required Filing Registration Date, and for every thirty (30) days thereafter that the registration statement was not filed, the Company was required to issue and deliver to the Bridge Investors a number of additional shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock during such thirty (30) day period, subject to an aggregate cap of $1,500,000 in shares. If the registration statement was not declared effective by the Required Effective Registration Date, the Company was required to issue and deliver to the Bridge Investors a number of shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock between the closing of the Bridge Financing and the Required Effective Registration Date, and for every thirty (30) days thereafter that the registration statement was not declared effective, the Company was required to issue and deliver to the Bridge Investors a number of additional shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock during such thirty (30) day period (the “Bridge Penalty”). The foregoing amounts were to be paid to the Bridge Investors in cash, rather than in shares of Common Stock, unless and until the Company had obtained the Bridge Stockholder Approval permitting such issuances in excess of that threshold. Because the registration statement was not effective by the required effective registration date, the Company is obligated to issue 333,335 shares of Common Stock to the Bridge Investors to satisfy the Bridge Penalty (the “Bridge Penalty Shares”).

Bridge Stockholder Approval

Within thirty (30) days of the closing date of the Bridge Financing (the “Required Initial Proxy Date”), the Company was required to file a proxy statement with the SEC for the purpose of obtaining stockholder approval for the issuance of shares of Common Stock in excess of 19.99% of the outstanding Common Stock pursuant to the Bridge Financing Documents in accordance with Nasdaq Listing Rule 5635(d) (the “Bridge Stockholder Approval”). The Company was required to use commercially reasonable efforts to obtain the Bridge Stockholder Approval within sixty (60) days of the closing date (the “Required Stockholder Meeting Date”). If the proxy statement was not filed by the Required Initial Proxy Date, the Company was required to issue and deliver to the Bridge Investors a number of shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock between the closing date of the Bridge Financing and the Required Initial Proxy Date. For every thirty (30) days after the Required Stockholder Meeting Date that the stockholder meeting was not held, the Company was required to issue and deliver to the Bridge Investors a number of additional shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock during such thirty (30) day period. If the Bridge Stockholder Approval was not obtained by the first Required Stockholder Meeting Date, the Company was required to cause an additional stockholder meeting to be held every sixty (60) days during the period beginning on such date and continuing 360 days thereafter until the Bridge Stockholder Approval was obtained. The Company obtained the Bridge Stockholder Approval at the Special Meeting.

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Most Favored Nations

While the Bridge Notes remained outstanding, upon any issuance by the Company of its securities for cash consideration (a “Subsequent Financing”), each Bridge Investor could elect, in its sole discretion, to exchange all or some of the Bridge Securities then held for any securities or units issued in a Subsequent Financing on a dollar-for-dollar basis. The Company was required to provide each Bridge Investor with notice of any Subsequent Financing. Additionally, if in any Subsequent Financing there were any contractual provisions or side letters that provided terms more favorable to the investors therein than the terms provided under the Bridge Financing Documents, then the Company was required to notify the Bridge Investors of such additional or more favorable terms and such terms, at each Bridge Investor’s option, would become a part of the Bridge Financing Documents. Additionally, if the Company entered into any subsequent financing with another individual or entity on terms that were more favorable than those provided to the Bridge Investors, the Bridge Financing Documents would automatically be amended to include such more favorable terms, so long as the Bridge Notes remained outstanding. The foregoing most favored nations provisions did not apply to Exempted Securities or to securities of any subsidiary. On September 25, 2026, in connection with the closing of the Company’s registered direct offering, the outstanding Bridge Notes were repaid in full.

Subsequent Equity Sales

From the closing date of the Bridge Financing until ninety (90) days following the effective date of each of the registration statement and Bridge Stockholder Approval, the Company and any subsidiary may not (i) issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or common stock equivalents, other than Exempted Securities (as defined in the Purchase Agreement), or (ii) file any registration statement or any amendment or supplement thereto, in each case other than solely with respect to securities issued pursuant to any share or option plan duly adopted for such purpose by the Board or a committee of non-employee directors established for such purpose for services rendered to the Company. While the Bridge Notes remained outstanding, the Company and its subsidiaries could not effect or enter into an agreement to effect any issuance of shares of Common Stock or common stock equivalents involving a Variable Rate Transaction without the prior written consent of the Bridge Investors. A “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or common stock equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including an “equity line of credit” (other than the ELOC Purchase Agreement) or other continuous offering or similar offering of Common Stock or common stock equivalents, whereby the Company may sell shares of Common Stock or common stock equivalents at a future determined price. The Bridge Investors were entitled to obtain injunctive relief against the Company to preclude any such issuance involving a Variable Rate Transaction, which remedy was in addition to any right to collect damages. The foregoing restrictions on subsequent equity sales did not apply to Exempted Securities (as defined in the Purchase Agreement) or to securities issued by any subsidiary of the Company. On September 25, 2026, in connection with the closing of the Company’s registered direct offering, the outstanding Bridge Notes were repaid in full.

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Notes and Bridge Warrants

The Bridge Notes included an original issue discount of 22%, bore interest at a rate of 8% per annum, and matured nine (9) months from the date of issuance. The Bridge Notes were convertible, following Bridge Stockholder Approval, at a conversion price equal to the lower of (i) the Nasdaq Minimum Price (as defined in the Purchase Agreement) and (ii) 80% of the lowest daily volume weighted average price of the Common Stock during the fifteen (15) trading days immediately preceding the conversion notice, subject to a floor price equal to 20% of the Nasdaq Minimum Price as of the date of issuance of the Bridge Notes. On September 25, 2026, in connection with the closing of the Company’s registered direct offering, the outstanding Bridge Notes were repaid in full.

The Bridge Warrants provide 125% coverage of the principal amount of the Bridge Notes, are exercisable for a period of five (5) years from the date of issuance, and have an exercise price per share equal to $35,000,000 divided by the total number of outstanding shares of Common Stock as of the applicable date of exercise. Beginning on September 22, 2026, the Company commenced the execution of amendments to the Bridge Warrants (the “Bridge Warrant Amendment”), which removed provisions permitting downward adjustment to the Floor Price. Pursuant to their terms, each Bridge Warrant Amendment becomes effective upon execution and delivery by the Company and the applicable holder.

Security Agreement

In connection with the Bridge Financing, the Company entered into a security agreement (the “Security Agreement”) granting the Bridge Investors a first priority security interest in all assets of the Company and its subsidiaries (excluding the Glucotrack Technologies Assets) to secure the obligations under the Bridge Notes.

Support Agreement

In connection with the Bridge Financing, on July 14, 2026, White Lion Capital, LLC entered into a Voting Support Agreement (the “Voting Support Agreement”, and together with the Purchase Agreement, the Bridge Notes, the Bridge Warrants, the Security Agreement, and any other documents or agreements executed or delivered in connection therewith, collectively, the “Bridge Financing Documents”) with certain stockholders of the Company (the “Supporting Stockholders”). Pursuant to the Voting Support Agreement, each Supporting Stockholder has agreed to vote (or cause to be voted) all shares of Common Stock and other voting securities of the Company beneficially owned by such Supporting Stockholder in favor of (i) the Bridge Stockholder Approval, (ii) any capital event requiring stockholder approval, including the amendment of the Company’s certificate of incorporation to increase authorized share capital or implement a reverse stock split (a “Capital Event”), and (iii) any proposal to adjourn or postpone the stockholder meeting if there are not sufficient votes for adoption of the proposals. The Supporting Stockholders have also agreed to vote against any action, proposal, transaction or agreement that would reasonably be expected to impede, delay, or adversely affect the consummation of the transactions contemplated by the Bridge Financing Documents. The Voting Support Agreement will terminate upon the earlier of (i) the date the Bridge Stockholder Approval has been obtained and (ii) the termination of the Voting Support Agreement by written notice from White Lion Capital, LLC to the Supporting Stockholders.

Copies of the Bridge Financing Documents, including the form of Purchase Agreement, the form of Bridge Note, the form of Bridge Warrant, the Security Agreement, and the form of Voting Support Agreement, are filed as exhibits to the registration statement of which this prospectus forms a part and are incorporated herein by reference, and the foregoing description of each is qualified in its entirety by reference thereto.

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THE ELOC PURCHASE AGREEMENT

On July 14, 2026, the Company entered into a Common Stock Purchase Agreement (as amended by Amendment No. 1, dated August 7, 2026, the “ELOC Purchase Agreement”) with White Lion Capital, LLC (the “ELOC Investor”), pursuant to which the Company has the right, but not the obligation, to require the ELOC Investor to purchase, from time to time over a three-year period, up to $50,000,000 of shares of Common Stock (the “Purchase Shares”), subject to certain limitations and conditions set forth in the ELOC Purchase Agreement.

Under the ELOC Purchase Agreement, after the effectiveness of a registration statement registering the resale of shares that may be issued to the ELOC Investor, the Company may, at its discretion, direct the ELOC Investor to purchase shares of Common Stock by delivering a purchase notice. The ELOC Purchase Agreement provides for two types of purchase notices: (i) Rapid Purchase Notices, in which the purchase price is the lowest traded price of the Common Stock on the date of the notice (the “Rapid Purchase Notice Date”), with the number of shares that may be purchased limited to ten percent (10%) of the trading volume of the Common Stock on the Rapid Purchase Notice Date, with closing to occur no later than one (1) business day following the Rapid Purchase Notice Date; and (ii) VWAP Purchase Notices, in which the purchase price is ninety-seven percent (97%) of the lowest daily volume weighted average price of the Common Stock during the three (3) consecutive business days commencing on and including the date of the notice (the “VWAP Purchase Valuation Period”), with the number of shares that may be purchased limited to sixty percent (60%) of the average daily trading volume of the Common Stock over the five (5) business days immediately preceding receipt of the notice, with closing to occur no later than one (1) business day following the VWAP Purchase Valuation Period.

The Company may not require the ELOC Investor to purchase shares if such purchase would result in the ELOC Investor beneficially owning more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”), which may be increased to 9.99% upon mutual written agreement. Prior to the Special Meeting, the Company could not issue more than 19.99% of the shares of Common Stock outstanding as of the date of the ELOC Purchase Agreement (the “ELOC Exchange Cap”) under the ELOC Purchase Agreement and the Commitment Warrant (as defined below), unless (i) the Company obtained stockholder approval in accordance with Nasdaq Listing Rule 5635(d) (the “ELOC Stockholder Approval” and together with the Merger Stockholder Approval and the Bridge Stockholder Approval, the “Stockholder Approvals”), (ii) the average price paid for all shares of Common Stock issued under the ELOC Purchase Agreement and the Commitment Warrant equaled or exceeded $5.9868 (the “Minimum Price”), which is a price equal to the lower of (A) the Nasdaq Official Closing Price of the Common Stock immediately preceding the execution of the ELOC Purchase Agreement, or (B) the arithmetic average of the five (5) Nasdaq Official Closing Prices for the Common Stock immediately preceding the execution of the ELOC Purchase Agreement (such that, for purposes of Nasdaq, the transaction would not be “below market” and the ELOC Exchange Cap would not apply), or (iii) the Company was exempt from obtaining ELOC Stockholder Approval for the issuance of shares of Common Stock above the ELOC Exchange Cap under the rules of Nasdaq. The Company obtained the requisite stockholder approval at the Special Meeting and, accordingly, is no longer subject to the ELOC Exchange Cap.

As consideration for the ELOC Investor’s commitment under the ELOC Purchase Agreement, the Company agreed to issue 167,035 Commitment Shares to the ELOC Investor within one (1) business day following effectiveness of the Registration Statement (as defined in the ELOC Purchase Agreement). Pursuant to Amendment No. 1 to the ELOC Purchase Agreement, the number of Commitment Shares was calculated by dividing $1,000,000 (the “Commitment Fee Amount”) by the Minimum Price. The “Commitment Fee Price” is the closing price of Common Stock on the trading day immediately preceding the earlier of (i) the date on which the Resale Registration Statement is declared effective by the SEC and (ii) the date that is 180 calendar days following the date of the ELOC Purchase Agreement (or if such date is not a trading day, the immediately preceding trading day). If the Commitment Fee Price is less than the Minimum Price, the Company will owe the ELOC Investor an amount (the “True-Up Amount”) equal to $1,000,000 minus the product of 167,035 multiplied by the Commitment Fee Price. The Company is required to pay the True-Up Amount to the ELOC Investor within one hundred twenty (120) days following the Measurement Date (as defined in the ELOC Purchase Agreement). No payment is owed if the Commitment Fee Price equals or exceeds the Minimum Price. In addition, the Company agreed to issue a common stock purchase warrant (the “Commitment Warrant”) to purchase up to $10,000,000 of Common Stock, as described in more detail below. To the extent that the issuance of Commitment Shares would result in the ELOC Investor exceeding the ELOC Exchange Cap, the Company shall not issue such Commitment Shares unless stockholder approval is obtained to issue in excess of the ELOC Exchange Cap.

The ELOC Purchase Agreement provided that if the ELOC Registration Statement was not filed within ten (10) days of the date of the ELOC Purchase Agreement (the “Required Registration Date”), the Company was required to pay to the ELOC Investor $250,000 as liquidated damages. In addition, for each thirty (30) day period (or portion thereof) following the Required Registration Date during which the ELOC Registration Statement remained unfiled, the Company was required to pay to the ELOC Investor an additional $50,000 as escalating liquidated damages, which amounts were to be paid by the Company within five (5) business days following the end of each such thirty (30) day period. All amounts payable constituted partial liquidated damages and not a penalty for the Company’s failure to timely file the ELOC Registration Statement, and were in addition to any other rights or remedies available to the ELOC Investor under the Registration Rights Agreement (as defined below) or applicable law. The Company timely submitted the ELOC Registration Statement on a confidential basis to the SEC prior to such deadline and, accordingly, no liquidated damages were owed under these provisions.

27

Further, if the Company did not file with the SEC a proxy statement (or, if applicable, an information statement on Schedule 14C) in connection with the stockholder meeting required to obtain the ELOC Stockholder Approval within thirty (30) days after the date of the ELOC Purchase Agreement (the “Required Proxy Filing Date”), the Company was required to pay to the ELOC Investor $250,000 as liquidated damages. The Company was required to obtain the ELOC Stockholder Approval as soon as reasonably practicable, but in no event later than sixty (60) days after the date of the ELOC Purchase Agreement (the “Required Stockholder Meeting Date”). If the ELOC Stockholder Approval had not been obtained by the Required Stockholder Meeting Date, the Company was required to pay to the ELOC Investor an additional $50,000 as liquidated damages for each thirty (30) day period (or portion thereof) thereafter during which the ELOC Stockholder Approval remained unobtained, which amounts were to be paid by the Company within five (5) business days following the end of each such thirty (30) day period. All amounts payable would constitute partial liquidated damages and not a penalty, and were in addition to any other rights or remedies available to the ELOC Investor under the Registration Rights Agreement or applicable law. If the ELOC Stockholder Approval was not obtained by the first Required Stockholder Meeting Date, the Company was required to cause an additional stockholder meeting to be held every ninety (90) days during the period beginning on such date and continuing 270 days thereafter until the ELOC Stockholder Approval was obtained. The Company obtained the ELOC Stockholder Approval at the Special Meeting and, accordingly, no liquidated damages were owed under these provisions.

The Company may terminate the ELOC Purchase Agreement at any time upon two (2) business days’ prior written notice to the ELOC Investor, provided that the Commitment Fee Amount has been fully paid and the Commitment Warrant has been issued. The ELOC Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

Commitment Warrant

In connection with the ELOC Purchase Agreement, the Company issued to the ELOC Investor a Commitment Warrant to purchase shares of Common Stock with an aggregate value of up to $10,000,000 (such shares, the “ELOC Warrant Shares”). The Commitment Warrant is exercisable immediately upon issuance and will expire on the five (5) year anniversary of the date of issuance. The exercise price per share is equal to ninety-eight percent (98%) of the closing sale price of the Common Stock on the trading day prior to the exercise date.

The Commitment Warrant is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of Common Stock (which may be increased to 9.99% with the consent of the Company). In addition, the holder may not exercise the Commitment Warrant on any trading day if the number of ELOC Warrant Shares to be issued would exceed five percent (5%) of the greater of (A) the trading volume of the Common Stock on the trading day before the exercise date and (B) the trading volume of the Common Stock on the exercise date.

The Commitment Warrant provides for standard adjustments in the event of stock dividends, stock splits, reclassifications, and similar events. The Commitment Warrant also contains anti-dilution protection, such that if the Company issues Common Stock or securities convertible into Common Stock at a price below the then-current exercise price (other than certain exempt issuances), the exercise price will be reduced to such lower price. In the event of a fundamental transaction (including a merger, sale of substantially all assets, or change of control), the holder will be entitled to receive the same consideration that holders of Common Stock receive in such transaction.

If at any time after the six (6) month anniversary of the date of the ELOC Purchase Agreement there is no effective registration statement registering, or no current prospectus available for, the resale of the ELOC Warrant Shares, the Commitment Warrant may be exercised on a cashless basis.

Registration Rights Agreement

In connection with the execution of the ELOC Purchase Agreement, on July 14, 2026, the Company also entered into a Registration Rights Agreement (the “ELOC Registration Rights Agreement”) with the ELOC Investor, pursuant to which the Company agreed to register for resale under the Securities Act the Purchase Shares, the Commitment Shares, and the ELOC Warrant Shares (collectively, the “ELOC Registrable Securities”).

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Under the ELOC Registration Rights Agreement, the Company was required to file a registration statement on Form S-1 (or any successor form) (the “ELOC Registration Statement”) with the SEC within ten (10) days of the date of the ELOC Purchase Agreement, covering the resale of the ELOC Registrable Securities. The Company was required to use its commercially reasonable efforts to have the ELOC Registration Statement declared effective as soon as reasonably practicable after filing. The Company timely submitted the ELOC Registration Statement on a confidential basis to the SEC prior to such deadline and, accordingly, no liquidated damages were owed under these provisions.

The ELOC Registration Rights Agreement contains customary representations, warranties, covenants, and indemnification provisions.

Copies of the ELOC Purchase Agreement, the Commitment Warrant, and the ELOC Registration Rights Agreement are filed as exhibits to the registration statement of which this prospectus forms a part and are incorporated herein by reference, and the foregoing description of the ELOC Purchase Agreement, the Commitment Warrant, and the ELOC Registration Rights Agreement is qualified in its entirety by reference thereto.

Effect of Performance of the ELOC Purchase Agreement on Our Stockholders

All of the shares of our Common Stock being registered for resale hereunder which have been or may be issued or sold by us to the ELOC Investor under the ELOC Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold from time to time over a period of up to three years commencing on the date that the registration statement including this prospectus becomes effective. The sale by the ELOC Investor of a significant amount of shares of our Common Stock registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to the ELOC Investor, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the ELOC Investor all, some or none of the shares of our Common Stock that are available for us to sell pursuant to the ELOC Purchase Agreement. If and when we do sell shares of our Common Stock to the ELOC Investor, after the ELOC Investor has acquired the shares of our Common Stock, the ELOC Investor may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the ELOC Investor by us under the ELOC Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares of our Common Stock to the ELOC Investor under the ELOC Purchase Agreement, or if investors expect that we will do so, the actual sales of shares of our Common Stock or the mere existence of our arrangement with the ELOC Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our Common Stock to the ELOC Investor and the ELOC Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the ELOC Purchase Agreement, from and after commencement, we have the right, but not the obligation, from time to time to direct the ELOC Investor to purchase up to the Commitment Amount. The number of shares of our Common Stock ultimately offered for resale by the ELOC Investor under this prospectus is dependent upon the number of shares of our Common Stock we direct the ELOC Investor to purchase under the ELOC Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from the ELOC Investor from our sale of Common Stock to the ELOC Investor under the ELOC Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares of our Common Stock to be Issued if Full Purchase(1)	Percentage of Outstanding Shares of our Common Stock After Giving Effect to the Issuance to ELOC Investor(2)	Gross Proceeds from the Sale of Shares of our Common Stock to ELOC Investor Under the Purchase Agreement(1)
$1.00		50,000,000	92.2%	$50,000,000
$1.13	(3)	44,247,788	91.3%	$50,000,000
$2.50		20,000,000	82.6%	$50,000,000
$4.00		12,500,000	74.8%	$50,000,000

(1)

The ELOC Purchase Agreement provides that we may sell up to $50.0 million of our Common Stock to the ELOC Investor. We are registering 10,189,085 shares of our Common Stock for resale under this prospectus relating to the ELOC Purchase Agreement, including (i) 8,351,708 Purchase Shares, (ii) 1,670,342 ELOC Warrant Shares issuable upon the exercise of the Commitment Warrant, and (iii) 167,035 Commitment Shares. Prior to the Special Meeting, under applicable Nasdaq rules, in no event could we issue or sell to the ELOC Investor under the ELOC Purchase Agreement shares of our Common Stock (including the ELOC Warrant Shares and Commitment Shares) in excess of 159,598 shares, which represents 19.99% of the shares of our Common Stock outstanding (based on the shares outstanding immediately prior to the execution of the ELOC Purchase Agreement), unless (i) we obtain stockholder approval to issue shares of our Common Stock in excess of the ELOC Exchange Cap or (ii) the Average Price of all applicable sales of our Common Stock to the ELOC Investor under the ELOC Purchase Agreement equaled or exceeded $5.9868 per share so that the ELOC Exchange Cap limitation would not apply to issuances and sales of Common Stock under the ELOC Purchase Agreement pursuant to applicable Nasdaq rules. We obtained the requisite stockholder approval at the Special Meeting and, accordingly, are no longer subject to the ELOC Exchange Cap. The number of shares issued in this column does not give effect to the Beneficial Ownership Limitation.

(2)

The denominator is based on 2,368,237 shares of our Common Stock outstanding as of October 6, 2026 plus (i) 1,670,342 ELOC Warrant Shares issuable upon the exercise of the Commitment Warrant, and (ii) 167,035 Commitment Shares, adjusted to include the number of shares of our Common Stock set forth in the adjacent column which we would have sold to the ELOC Investor, assuming the purchase price in the adjacent column. The numerator is based on the number of shares of our Common Stock issuable under the ELOC Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, without giving effect to the ELOC Exchange Cap or the Beneficial Ownership Limitation.

(3)	The closing sale price per share of our Common Stock on October 6, 2026.

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THE INTERIM PIPE

Securities Purchase Agreement

On August 4, 2026, the Company entered into a Securities Purchase Agreement (the “Interim PIPE SPA”) with an investor (the “PIPE Purchaser”) for a private placement of securities (the “Interim PIPE”). At the closing, the Company issued 177,778 pre-funded warrants (the “Pre-Funded Warrants”) to purchase 177,778 shares of Common Stock (the “Pre-Funded Warrant Shares”), at a purchase price of $11.25 per warrant less the exercise price per Pre-Funded Warrant of $0.0001 per share, and Common Stock purchase warrants (the “PIPE Common Warrants” and, together with the Pre-Funded Warrants, the “PIPE Warrants”) to purchase 177,778 shares (the “PIPE Warrant Shares”) of Common Stock, at an exercise price of $22.50 per PIPE Warrant Share, for aggregate gross proceeds to the Company of $2,000,000.

The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full. The PIPE Common Warrants are exercisable immediately upon issuance and have a term of exercise of five (5) years, and are subject to a floor price equal to 20% of the closing price of the Common Stock on the date of issuance of the PIPE Common Warrant. On September 22, 2026, the Company and the PIPE Purchaser entered into Amendment No. 2 to Common Warrant, which removed provisions permitting downward adjustment to the Floor Price.

The exercise of the PIPE Warrants is subject to a beneficial ownership limitation of 4.99% (or, at the election of the PIPE Purchaser, 9.99%) of the outstanding Common Stock. On September 14, 2026, the PIPE Warrants were amended to provide that the holder shall not be entitled to exercise a PIPE Warrant, in whole or in part, and the Company shall not effect any exercise of a PIPE Warrant or issue any shares pursuant thereto, unless and until the Company has obtained the approval of its stockholders for the issuance of all shares issuable pursuant to the PIPE Warrants in accordance with Nasdaq Listing Rule 5635(d) and any other applicable rules of Nasdaq. The Interim PIPE SPA contains customary representations, warranties and covenants of the Company and the PIPE Purchaser and customary indemnification provisions in favor of the PIPE Purchaser.

Copies of the Interim PIPE SPA, the form of Pre-Funded Warrant, and the form of PIPE Common Warrant are filed as exhibits to the registration statement of which this prospectus forms a part and are incorporated herein by reference, and the foregoing description of the Interim PIPE SPA, the Pre-Funded Warrants, and the PIPE Common Warrants is qualified in its entirety by reference thereto.

Registration Rights Agreement

In connection with the Interim PIPE SPA, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the PIPE Purchaser, pursuant to which the Company agreed to prepare and file with the SEC a registration statement covering the resale by the PIPE Purchaser of the PIPE Warrant Shares and (the “Registrable Securities”) on or prior to the 30th calendar day following the date of the Registration Rights Agreement. The Company is required to use commercially reasonable efforts to have the Registration Statement declared effective as promptly as possible after the filing thereof, but in any event no later than the 60th calendar day following the date of the Registration Rights Agreement (or the 90th calendar day in the event of a “full review” by the SEC). The Registration Rights Agreement contains customary representations, warranties, covenants and indemnification provisions.

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THE SEPTEMBER PIPE

September Purchase Agreement

On September 10, 2026, we entered into a securities purchase agreement (the “September Purchase Agreement”) with certain investors (the “September Investors”), pursuant to which the Company issued senior secured convertible promissory notes (the “September Notes”) in the aggregate principal amount of $11,596,172.68, in exchange for (i) aggregate cash consideration of $4,500,000 and (ii) the surrender and exchange of $4,545,014.69 in aggregate principal amount of certain outstanding Bridge Notes held by certain Bridge Investors, reflecting an aggregate purchase price of $9,045,014.69 and a 22% original issue discount. The September Notes bear interest at the rate of 8% per annum on the outstanding principal amount and mature nine (9) months from September 10, 2026. Following the occurrence of any Event of Default (as defined in the September Notes), the outstanding principal amount, together with any past due and unpaid interest, will bear interest at a rate of 18% per annum until paid in full. The September Notes are secured by a security interest in substantially all of the assets of the Company and its subsidiaries pursuant to the Company’s existing Security Agreement, and share in the collateral on an equal and ratable basis with the Company’s other outstanding obligations secured thereunder.

The September Notes are convertible, in whole or in part, at any time on or after the issuance date, at a conversion price equal to the lower of (i) $3.12, representing the Nasdaq Minimum Price, which is a price equal to the lower of (A) the Nasdaq Official Closing Price of the Common Stock immediately preceding the execution of the September Purchase Agreement, or (B) the arithmetic average of the five (5) Nasdaq Official Closing Prices for the Common Stock immediately preceding the execution of the September Purchase Agreement; and (ii) 80% of the lowest daily volume weighted average price of the Common Stock during the fifteen (15) trading days immediately preceding the applicable conversion notice (the “Conversion Price”), subject in each case to a floor price equal to 20% of the Nasdaq Minimum Price (or $0.624, which is the “Floor Price”). The total cumulative number of shares of Common Stock issued upon conversion of the September Notes and exercise of the September Warrants, in the aggregate, may not exceed 19.99% of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “September Exchange Cap”), unless and until the Company obtains stockholder approval of the issuance of the underlying Common Stock in accordance with Nasdaq Listing Rule 5635(d) (the “September Financing Stockholder Approval”). On September 28, 2026, pursuant to the September Note Amendment described below, the September Notes were amended to (i) remove provisions permitting downward adjustment to the Floor Price, (ii) revise certain anti-dilution adjustment provisions so that the Floor Price operates as an absolute floor below which no conversion may occur and no adjustment to the Conversion Price may reduce the Conversion Price below the Floor Price, and (iii) revise the make-whole payment provision so that any True-Up Amount (as defined in the September Notes) may be satisfied only in cash. The September Conversion Price and September Floor Price are subject to adjustment for stock splits, stock combinations, stock dividends, reclassifications, dilutive issuances, share combination events, and reorganization or change of control transactions.

The sale of the September Notes and September Warrants (as described below) is referred to herein as the “September PIPE Financing.” The September PIPE Financing closed on September 10, 2026 (the “Closing”), resulting in gross proceeds to the Company of $4,500,000, before deducting the Placement Agent’s fees and other offering expenses.

Warrants

On September 10, 2026, the Company also issued to the September Investors warrants (the “September Warrants” and, together with the September Notes, the “September PIPE Securities”) to purchase 12,079,360 shares of Common Stock, representing a number of shares equal to 125% of each September Investor’s principal amount under its September Note divided by $3.00. The September Warrants are exercisable for a period of five (5) years from the date of issuance at an exercise price of $7.50 per share; provided that, in each case, the shares of Common Stock issuable upon exercise of the September Warrants are subject to the September Exchange Cap and may not be issued in excess thereof unless and until the Company obtains the September Financing Stockholder Approval. The exercise price and the number of shares of Common Stock issuable upon exercise of the September Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. Beginning on September 22, 2026, the Company executed amendments to the September Warrants (the “September Warrant Amendment”), which removed provisions permitting downward adjustment to the Floor Price. Pursuant to their terms, each September Warrant Amendment became effective upon execution and delivery by the Company and the applicable holder.

Other Terms of Purchase Agreement

Registration Rights

The Company is required to file a registration statement (or add the shares of Common Stock issuable upon conversion of the September Notes and exercise of the September Warrants (the “Registrable Securities”) to an existing registration statement on file with the SEC that has not yet been declared effective) within ten (10) days after the closing (the “September PIPE Closing”) of the September PIPE Financing (the “Required Filing Registration Date”) covering the resale of Registrable Securities. The Company is required to use commercially reasonable efforts to cause such registration statement to be declared effective within forty-five (45) days of the September PIPE Closing Date (the “Required Effective Registration Date”). If the registration statement is not filed by the Required Filing Registration Date, the Company shall issue and deliver to the September Investors a number of shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock between the September PIPE Closing Date and the Required Filing Registration Date, and for every thirty (30) days thereafter that the registration statement is not filed, the Company shall issue and deliver to the September Investors a number of additional shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock during such thirty (30) day period, subject to an aggregate cap of $1,500,000 in shares (collectively with any shares issuable pursuant to a failure to achieve effectiveness of the registration statement by the Required Effective Registration Date or a failure to obtain the September Financing Stockholder Approval, the “September Penalty Shares”). If the registration statement is not declared effective by the Required Effective Registration Date, the Company shall issue and deliver to the September Investors a number of shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock between the September PIPE Closing Date and the Required Effective Registration Date, and for every thirty (30) days thereafter that the registration statement is not declared effective, the Company shall issue and deliver to the September Investors a number of additional shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock during such thirty (30) day period. To the extent the issuance of any September Penalty Shares, when aggregated with the shares of Common Stock issuable upon conversion or exercise of the September PIPE Securities, would exceed the September Exchange Cap, such September Penalty Shares shall not be issued until the Company has obtained the September Financing Stockholder Approval.

Stockholder Approval

Within thirty (30) days of the September PIPE Closing Date (the “Required Initial Proxy Date”), the Company is required to file a proxy statement with the SEC for the purpose of obtaining the September Financing Stockholder Approval. The Company is required to use its commercially best efforts to obtain the September Financing Stockholder Approval within ninety (90) days of the September PIPE Closing Date (the “Required Stockholder Meeting Date”). If the proxy statement is not filed by the Required Initial Proxy Date, the Company shall issue and deliver to the September Investors a number of shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock between the September PIPE Closing Date and the Required Initial Proxy Date. For every thirty (30) days after the Required Stockholder Meeting Date that the stockholder meeting is not held, the Company shall issue and deliver to the September Investors a number of additional shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock during such thirty (30) day period. To the extent the issuance of any September Penalty Shares would, when aggregated with the shares of Common Stock issuable upon conversion or exercise of the September PIPE Securities, exceed the September Exchange Cap, such September Penalty Shares shall not be issued until the Company has obtained the September Financing Stockholder Approval. If the September Financing Stockholder Approval is not obtained by the first Required Stockholder Meeting Date, the Company shall, during the period beginning on such date and continuing 360 days thereafter, cause an additional stockholder meeting to be held every sixty (60) days until the September Financing Stockholder Approval is obtained.

Most Favored Nation

While any September Notes remain outstanding, upon any issuance by the Company of its securities for cash consideration (a “Subsequent Financing”), each Investor may elect, in its sole discretion, to exchange all or some of the Securities then held for any securities or units issued in a Subsequent Financing on a dollar-for-dollar basis. The Company is required to provide each Investor with notice of any Subsequent Financing. Additionally, if in any Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable to the investors therein than the terms provided under the September Purchase Agreement, the September Notes or the September Warrants (collectively, the “September PIPE Transaction Documents”), then the Company shall notify the September Investors of such additional or more favorable terms and such terms, at each September Investor’s option, shall become a part of the September PIPE Transaction Documents. Additionally, if the Company enters into any subsequent financing with another individual or entity on terms that are more favorable than those provided to the September Investors, the September PIPE Transaction Documents shall automatically be amended to include such more favorable terms, so long as the Notes remain outstanding. The foregoing most favored nations provisions do not apply to Exempted Securities (as defined in the September Purchase Agreement) or to securities of any subsidiary.

Subsequent Equity Sales

From the September PIPE Closing Date until ninety (90) days following the effective date of each of the registration statement and the September Financing Stockholder Approval, the Company and any subsidiary shall not (i) issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the September Purchase Agreement), other than Exempted Securities, or (ii) file any registration statement or any amendment or supplement thereto, in each case other than (A) solely with respect to securities issued pursuant to any share or option plan duly adopted for such purpose by the Company’s board of directors or a committee of non-employee directors established for such purpose for services rendered to the Company, or (B) a registration statement filed in connection with a Registered Public Offering (as defined in the September Purchase Agreement). While the September Notes remain outstanding, the Company and its subsidiaries may not enter into a Variable Rate Transaction, as defined in the September Purchase Agreement, without the prior written consent of the Investors. Variable Rate Transactions generally include issuances of securities with conversion, exercise or exchange prices based on or varying with future trading prices of the Common Stock, securities containing specified future price-reset features, and equity lines of credit or similar continuous offerings at future-determined prices. The restriction is subject to the exceptions set forth in the September Purchase Agreement.

Placement Agency Agreement

In connection with the September PIPE Financing, on September 10, 2026, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Dawson James Securities, Inc. (the “Placement Agent”). As compensation for acting as Placement Agent for the Financing, the Company agreed to pay the Placement Agent (a) a cash placement fee equal to seven percent (7%) of the gross cash proceeds received by the Company from the sale of the September PIPE, (b) warrants (the “PA Warrants”) to purchase 371,670 shares of Common Stock, representing a number of shares equal to four percent (4.0%) of the aggregate number of shares of Common Stock initially issuable upon conversion in full of the September Notes issued to the September Investors at the closing, calculated using the initial Conversion Price, which PA Warrants are exercisable at any time and from time to time, in whole or in part, during the five-year period from the September PIPE Closing Date, at a price per share equal to one hundred twenty-five percent (125%) of the initial Conversion Price, and (c) reimbursement of the Placement Agent’s actual accountable expenses, including legal and diligence expenses, in an aggregate amount not to exceed $50,000.

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BUSINESS OF THE COMBINED COMPANY

General

The following section describes the business of the Company following the Closing of the Business Combination Transactions. Following the Closing, the Company operates as a holding company with two wholly owned operating subsidiaries: Lokahi Therapeutics, Inc. (“Lokahi”), a Nevada corporation focused on the clinical development of Apitox, a product candidate for the treatment of pain, and Glucotrack Technologies Inc. (“Glucotrack Technologies”), a Nevada corporation focused on the design, development, and commercialization of novel technologies for people with diabetes, including the development of the Glucotrack Continuous Blood Glucose Monitor.

About Lokahi Therapeutics Inc.

References in this sub-section to the “Company,” “we,” “us,” or “our” refer to Lokahi Therapeutics, Inc., a Nevada corporation. For more information relating to the business of Lokahi Therapeutics, Inc., please refer to the section entitled “Business of the Combined Company” herein.

Overview

We are a clinical stage biopharmaceutical company in the process of developing LT-100, an intradermally administered bee venom-based toxin. Our focus is primarily on developing innovative therapies that address inflammation and pain management symptoms associated with knee OA and, to a lesser extent, MS. LT-100 is currently marketed and sold by Apimeds Inc. (“Apimeds Korea”) in South Korea as “Apitoxin” for the treatment of OA. Lokahi is not associated with the market, sale and revenues generated from Apitoxin in South Korea, and LT-100 has not yet been approved by the FDA for any indication.

We have established the ai² platform to support business development, opportunity evaluation, and talent development activities. The platform is used to identify and assess therapeutic, biotechnology, medical device, and other healthcare-related opportunities that may be considered for acquisition, licensing, strategic partnership, development, or other business initiatives.

ai2 Futures Lab

The ai² platform utilizes evaluation methodologies, research processes, academic collaborations, and analytical tools to support the review of potential opportunities. Evaluations may include assessments of scientific rationale, clinical development status, intellectual property, regulatory considerations, commercial opportunity, competitive landscape, and strategic fit. Findings generated through the platform may be reviewed as part of our business development activities through collaborations with universities and other academic institutions. Lokahi partners with universities to give students hands-on exposure to the strategic side of biopharma, from evaluating clinical assets to understanding intellectual property, market dynamics, and go-to-market strategies. The ai² Futures Lab™ functions as both a discovery engine for potential therapeutic assets and a training ground for the next generation of biotech and business leaders.

ai2 Futures Lab is a program within the ai² platform that operates through collaborations with universities and academic institutions. Through the program, student teams participate in research and opportunity evaluation projects utilizing methodologies developed by us. Projects generally focus on the identification and assessment of therapeutic, biotechnology, medical device, and other healthcare-related opportunities that meet parameters established by us. Student teams may conduct analyses relating to clinical development, intellectual property, regulatory pathways, commercial opportunity, and competitive landscape. Findings generated through the program may be reviewed as part of our business development activities. The ai² Futures Lab program also supports recruiting and workforce development activities. Participants may be considered for internship, consulting, or employment opportunities with us.

LT-100

LT-100 is a purified, pharmaceutical grade venom (bee venom), of the Apis mellifera, or western honeybee, which is classified by the FDA as an active pharmaceutical ingredient (“API”). Bee venom has been used in Asia and Europe to treat pain for hundreds of years. While not FDA approved in a controlled, prescription based biologic environment for defined indications, the use of bee venom has been FDA approved as a “under the skin injection” to reduce the allergic reactions to bee stings. Apimeds Korea has developed a proprietary method and process for turning extracted bee venom into a lyophilized powder for reconstitution prior to intradermal dose injections, which they sell in South Korea as Apitoxin. We intend to use a similar process with respect to LT-100, pursuant to the Business Agreement (defined below), which gives us a license to utilize all prior clinical development data associated with Apitoxin. The advancement of extracted bee venom for treatment of inflammatory conditions, including but not limited to knee OA and MS is speculative but based on direction provided by prior clinical data.

Apimeds Korea successfully completed Phase I, Phase II, and Phase III trials in OA in 2003, at which point Apitoxin was approved by the Korean Ministry of Food and Drug Safety (“MFDA”) to treat pain and mobility in patients with OA. Since 2003, a post-marketing/approval safety study in South Korea followed 3,194 patients from 2003 through 2009, with no serious adverse events. The purpose of a Phase I trial is to test to determine whether a new treatment is safe and look for the best way to give the treatment. Phase II trials test to determine whether a condition or disease responds to the new treatment. Phase III trials test to determine whether a new treatment is better than a standard treatment.

In 2013, the first of two required U.S. Phase III clinical trials was authorized to enroll patients to study the use of Apitoxin to study the same indication as approved in South Korea in 2023 — treatment of pain and lack of mobility in patients with OA (the “Apimeds Korea Phase III OA Trial”). The Apimeds Korea Phase III OA Trial (330 patients) was completed in 2018, and displayed no serious adverse events.

Based on the results from the Apimeds Korea Phase III OA Trial, which demonstrated therapeutic (statistical and clinically significant improvements in all outcome measures of pain, physical function, and disease assessment) effect compared to the placebo group, but in combination with prior development by Apimeds Korea, did not meet the FDA’s standards for approval, as the study population was too small and the methods for handling missing data were inadequate, resulting in a study that did not demonstrate a significant treatment effect. We will be pursuing appropriate trials to meet agreed upon FDA standards. Based on results from the Apimeds Korea Phase III OA Trial, we have evaluated the most appropriate population, defined as advanced knee OA patients, which will range from defined grade 2, 3 and 4 within this treatment group, to continue to progress our own Phase IIb trial. Pursuant to our previous correspondence with the FDA, we have designed and will first implement a Phase IIb trial to best address our patient population, appropriate dosing, and the most effective way to evaluate LT-100 in meeting the patient population’s needs. As part of the Phase IIb trial, we are evaluating the effectiveness of subcutaneous delivery, to better reflect current clinical best practices, while reducing burden for patients and providers. We believe this positions the program well for continued progress.

We believe the progress we are making in clinical trials provides us support in our belief in the potential of LT-100 to be an innovative therapy. We aim to treat the inflammation and pain management symptoms associated with knee OA and to help manage the devastating symptoms of this disease. In the future, we also aim to leverage our research in knee OA to investigate how LT-100 may be used to treat similar symptoms associated with MS.

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Treatment of OA

OA is typically treated with painkillers known as non-steroidal anti-inflammatory drugs (NSAIDs). These medications have an anti-inflammatory and pain-relieving effect. These medications include ibuprofen (Motrin, Advil) naproxen (Aleve) and diclofenac (Voltaren and others). All of these medications work by blocking enzymes that cause pain and swelling. The problem is that some of those enzymes also help blood to clot and protect the lining of your stomach. Without them, you can bruise easily, develop ulcers and may even bleed in your intestines. NSAIDs also increase your chance of heart attack, stroke and heart failure. The risk increases the longer you use them and the more you take. We believe LT-100 could be a successful alternative to NSAIDs in the treatment of the inflammation and pain management symptoms associated with OA without the harmful side effects.

According to Medical News Today, OA is the most common form of arthritis, affecting around 500 million people worldwide, or around 7% of the global population. Currently, in the United States, over 32 million people suffer from OA. As the 15th highest cause of years lived with disability (YLDs) worldwide, the burden OA poses to individuals is substantial, characterized by pain, activity limitations, and reduced quality of life. The economic impact of OA, which includes direct and indirect (time) costs, is also substantial, ranging from 1 to 2.5% of gross national product (GNP) in countries with established market economies, like the United States. Though trends in OA prevalence vary by geography, the prevalence of OA is projected to rise in regions with established market economies such as North America and Europe, where populations are aging and the prevalence of obesity is rising.

While OA can occur in any joint, it occurs most frequently in the knee, which, according to ScienceDirect, currently accounts for 365 million cases worldwide and 61% of YLDs lost due to OA, followed by the hand.

Our current efforts are focused on the development of LT-100 in the United States for the treatment of inflammation and pain management relating to OA in the knee.

Treatment of MS

Additionally, we believe the previous clinical trial success of Apimeds Korea with respect to the use of Apitoxin to treat symptoms associated with knee OA, and pending the success of our anticipated Phase III trial in knee OA, we will be in a position to further explore the use of LT-100 as a potential treatment for the symptoms of MS. MS is a chronic disease of the central nervous system. It is an autoimmune condition that is characterized by the body’s own immune cells (macrophages and lymphocytes) attacking the myelin that coats nerve cells, which can lead to inflammation throughout the central nervous system. MS is an unpredictable disease that affects people differently. Some people with MS may have only mild symptoms. Others may lose their ability to see clearly, write, speak, or walk when communication between the brain and other parts of the body becomes disrupted.

MS is the most common progressive neurologic disease of young adults worldwide. A study funded by the National MS Society estimates that nearly one million individuals are currently affected by this disease in the United States. The total economic burden of MS in the United States is estimated to be $85.4 billion, with $63.3 billion in direct medical costs and $22.1 billion in indirect and nonmedical costs. MS typically affects patients at a young age, resulting in a greater loss of productivity and quality of life.

Beta interferon drugs are among the most common medications used to treat MS. Interferons are signaling molecules that regulate immune cells. Potential side effects of these drugs include flu-like symptoms (which usually fade with continued therapy), depression, or elevation of liver enzymes.

Pain from MS can be felt in different parts of the body. Trigeminal neuralgia (facial pain) is treated with anticonvulsant or antispasmodic drugs, or less commonly, painkillers. Central pain, a syndrome caused by damage to the brain and/or spinal cord, can be treated with gabapentin and nortriptyline. Treatments for chronic back or other musculoskeletal pain may include heat, massage, ultrasound, and physical therapy.

OA and the Current Standard of Care

OA is a degenerative joint disease in which the tissues in the joint break down over time. It is the most common type of arthritis and is more common in older people. People with osteoarthritis usually have joint pain and, after rest or inactivity, stiffness for a short period of time.

There are four stages of OA: (1) Minor — minor wear-and-tear in the joints and little to no pain in the affected area, (2) Mild — more noticeable bone spurs, the affected area feels stiff after sedentary periods and patients may need a brace, (3) Moderate — cartilage in the affected area begins to erode, the joint becomes inflamed and causes discomfort during normal activities, and (4) Severe — the patient is in a lot of pain, the cartilage is almost completely gone leading to an inflammatory response from the joint, and overgrowth of bony spurs may cause severe pain.

With the progression of OA of the knee, there is obvious joint inflammation which causes frequent pain when walking, running, squatting, extending or kneeling. Along with joint stiffness after sitting for long or when waking up in the morning, there may be popping or snapping sounds when walking.

The data from the Apimeds Korea Phase III OA Trial suggest that LT-100 would have the most potential in treating OA in stages 3 and 4.

MS and the Current Standard of Care

MS is increasingly recognized as a neurodegenerative disease triggered by an inflammatory attack of the central nervous system. There is no cure for multiple sclerosis. Treatment typically focuses on speeding recovery from attacks, reducing new radiographic and clinical relapses, slowing the progression of the disease, and managing MS symptoms.

MS is unpredictable and can vary substantially from person to person. MS is divided into four types: clinically isolated syndrome (CIS), relapsing-remitting MS (RRMS), secondary progressive MS (SPMS) and primary progressive MS (PPMS).

CIS refers to a first episode of neurologic symptoms caused by inflammation and demyelination in the central nervous system.

RRMS, the most common disease course, shows clearly defined attacks of new or increasing neurologic symptoms. These attacks are also called relapses or exacerbations. They are followed by periods of partial or complete recovery, or remission. In remissions, all symptoms may disappear or some symptoms may continue and become permanent. However, during those periods, the disease does not seem to progress.

SPMS follows the initial relapsing-remitting course. Some people diagnosed with RRMS eventually go on to have a secondary progressive course, in which neurologic function worsens progressively or disability accumulates over time.

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With PPMS, neurologic function worsens or disability accumulates as soon as symptoms appear, without early relapses or remissions. PPMS can be further characterized as either active (with an occasional relapse and/or evidence of new MRI activity over a specified period of time) or not active, as well as with progression (evidence of disability accrual over time, with or without relapse or new MRI activity) or without progression.

Patients with MS tend to be more educated about their disease and better organized than patients with other diseases, resulting in patients that are aggressive in their approach to treatment. This is due to MS impacting otherwise healthy people in the prime of their lives.

MS treatment has undergone significant evolution in the last ten years with the development and approval of certain new drugs, including several oral agents such as Ocrevus, in the United States. These new agents not only give patients additional treatment options, but also have improved the efficacy and safety of treatment for MS overall. In general, these drugs are “disease modifying agents,” intended to slow down the immune mediated damage to the myelin sheaths that underlie symptoms in MS. However, they often do not adequately address the symptoms that MS patients experience such as walking problems, bladder control, dizziness, and especially pain. A 2022 study estimated that the average cost of treatment for patients with MS is approximately $88,000 annually. The out-of-pocket expense for patients can be significantly reduced through certain insurance plans. However, we believe there is the ability for LT-100 to be positioned as an important and cost-effective therapy.

We believe the data from the Apimeds Korea Phase III OA Trial suggest that LT-100 may have the potential as an adjunctive therapy for all four types of MS. We intend to explore LT-100 as a potential adjunctive therapy through non-registered corporate sponsorship studies to begin determining the appropriate MS patient populations.

Market Opportunity

We believe there is a significant market opportunity in the United States for LT-100 in the treatment of certain symptoms of knee OA and eventually MS. According to Precedence Research the osteoarthritis therapeutics market size accounted for $8.28 billion in 2022 and it is expected to hit around $20.24 billion by 2032, expanding at a CAGR of 9.4% from 2023 to 2032. Although OA can damage any joint, the disorder most commonly affects joints in your hands, knees, hips and spine. OA symptoms can usually be managed, although the damage to joints can’t be reversed. LT-100 has certain anti-inflammatory properties, which we believe give it significant potential to help treat the symptoms of certain chronic diseases that involve difficult to control pain and inflammation.

According to Pharmaceutical Technology the MS market size in the United States accounted for $10.73 billion in 2022 and is expected to hit $24.4 billion by 2030, expanding at a CAGR of 10.32%. Starting in the second quarter of 2027, we intend to begin the early prosecution of appropriate MS patient populations through non-registered corporate sponsorship studies. Subject to FDA approval, our development of LT-100 in the United States will in the near term, have two distinct focuses (i) the treatment of the certain symptoms of knee OA and (ii) the quality of life issues surrounding knee OA, such as pain and lack of mobility.

Living with a chronic disease is challenging, as it interferes with physical, mental, and social functions and thus greatly affects a person’s quality of life. Indeed, chronically ill patients are facing major struggles such as higher expenditures, social isolation and loneliness, disabilities, fatigue, pain/discomfort, feelings of distress, anger, hopelessness, frustration, anxiety, and depression. There is the general assumption that symptom reduction increases a patient’s quality of life. Our approach with LT-100 centers around this concept — effectively treating certain symptoms of the patient’s disease, thus improving their overall quality of life. Bee venom has been shown to have anti-inflammatory effects. At low doses, bee venom can suppress inflammatory cytokines such as interleukin-6 (IL-6), IL-8, interferon-γ (IFN-γ), and tumor necrosis factor-α (TNF-α). A decrease in the signaling pathways responsible for the activation of inflammatory cytokines, such as nuclear factor-kappa B (NF-κB), extracellular signal-regulated kinases (ERK1/2) and protein kinase Akt, and porphyromonas gingivalis lipopolysaccharide (PgLPS)-treated human keratinocytes has been associated with treatments involving bee venom. We believe the driver of pain in the highest category of OA is correlated to the key inflammatory elements treated by bee venom, meaning the evaluation of our Phase III data may lead to a small indication for narcotic use reduction in the treatment of stage 4 OA.

Our Product Candidate

LT-100 is purified honeybee (Apis mellifera) venom manufactured as a lyophilized powder for reconstitution in 0.5% preservative-free lidocaine (lmg/mg) prior to intradermal dose injections that are administered up to 1,500 micrograms per weekly visit. The biologically active components include melittin (40-50%), apamin (2-3%), mast cell degranulating (“MCD”) peptide (Peptide 401,2-3%), phospholipase A2 (10-15%), hyaluronidase (1.5-2%) and other components in small amounts, including dopamine and norepinephrine. According to a publication entitled “Pharmacological effects and mechanisms of bee venom and its main components: Recent progress and perspective” by Shi et al., certain components of honeybee venom have been found to have both anti-inflammatory and analgesic effects. The anti-inflammatory and analgesic effects are attributed to the presence of Peptide 401, adolapin and other components that inhibit prostaglandin synthesis. The hormone-stimulating effects are attributed to the presence of melittin, cardiopep and other components that stimulate the pituitary-adrenal axis to produce cortisol. Results from an animal study entitled “Effect of bee venom and melittin on plasma cortisol in the unanesthetized monkey” published by Vick et al., indicate that melittin appears to stimulate the production of cortisol from the adrenal gland. The immune-modulating effects, especially as it pertains to MS, are suggested to be mediated by CD4+CD2S+Foxp3+ regulatory T cells (Tregs) that are influenced by phospholipase A2. While the exact mechanism of action of LT-100 is not fully understood, research such as the publication entitled “Therapeutic Use of Bee Venom and Potential Applications in Veterinary Medicine” by Bava et al., suggests that certain components in LT-100 may ameliorate immune-inflammatory responses associated with MS. Such studies suggested that treatments with melittin prevent inflammatory cytokine expression and produces anti-inflammatory effects. The proposed indication for LT-100 is to provide add-on therapy for the signs and symptoms of MS in patients whose condition is relapsing-remitting (RRMS), primary-progressive (PPMS) or secondary progressive (SPMS).

Clinical Development History

Founded in 1989, Apimeds Korea pursued a traditional drug development process in South Korea for Apis mellifera, the bee venom API for Apitoxin. Apimeds Korea completed a formal preclinical study to validate dosing and safety for human administration with a focus on antigenicity and toxicology in 1993.

A Phase I trial was completed in 1994, studying the toxicity and safety of LT-100 in in 20 healthy subjects. The purpose of the Phase I trial was to determine if therapeutic doses of Apitoxin was safe and to identify possible side-effects, if any. Injections of Apitoxin were given two to three times a week, for a total of 12 sessions spanning over four to six weeks. Laboratory and physical examination of the subjects included (i) serum cortisol levels (to see if Apitoxin stimulated the release of cortisol), (ii) serum ionized calcium level (to determine if Apitoxin decreased the serum calcium level), (iii) urinalysis, (iv) hematology and blood chemistry, and (v) vital signs. The Phase I trial demonstrated that there were no significant changes pre- and post-testing of the serum cortisol levels, serum ionized calcium levels, hematology, blood chemistry, urinalysis, and vital signs after the subjects were injected with Apitoxin according to the protocol. There were no significant physiological changes in the clinical evaluations of the subjects and localized itching was the most frequent side effect and was managed with ice packs or external anti-itching gels. No severe side effects or aftereffects were observed. The Phase I trial indicated that LT-100 is safe for humans when applied in therapeutic doses.

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The Phase I trial was followed by a Phase II trial in 101 subjects to determine the efficacy of Apitoxin at various dose levels. This was a randomized active-controlled clinical trial with three groups receiving the study drug at various dose levels and one group receiving the control drug (nabumetone) for a six-week period. Patients received twice weekly injections of Apitoxin intradermally at dosages titrated to a maximum of 0.7 mg (Group A), 1.5 mg (Group B), and 2.0 mg (Group C) for a period of six weeks. Control group patients (Group D) received 1,000 mg of nabumetone orally each day for the same six-week period. There were 25, 26, 25 and 25 patients assigned to Groups A, B, C and D, respectively. Efficacy of treatment was evaluated by the physician investigators using a 4-point Likert-like symptom severity rating scale developed by the authors to assess Pain, Disability and Physical Signs. A similar 5-point scale was used for patient self-evaluation. Safety of the Apitoxin injection was evaluated by patient reaction, hematologic examination, and laboratory chemistry analysis of blood and urine. Efficacy data was reported for the 81 patients who completed the study. While there were no significant differences in symptom severity scores among the four groups at baseline, symptom scores were significantly better in the bee venom injection groups than in the control group at six weeks and 10 weeks after the start of treatment (p<0.01). A treatment was considered effective if there was a 20% improvement from baseline in symptom scores after 6 weeks of treatment. Based on this definition, therapy demonstrated overall efficacy in 70.0% of patients in Group A, 85.7% in Group B, 90.0% in Group C, and 61.9% in Group D (drug control). Overall efficacy was significantly greater in treatment Groups B and C combined than in the nabumetone-treated control group D (p<0.0177). Importantly, efficacy of treatment among all patients treated with Apitoxin injection was greater than among nabumetone-treated patients for each category assessed: Pain: 85.2% versus 76.2%; Disability: 77.0% versus 71.4%; and Physical Signs: 62.3% vs. 23.8%. It is also noteworthy that, unlike the drug control group, the Apitoxin injection groups continued to demonstrate improved symptom scores at four weeks after the last treatment (10 weeks). There were no significant changes in vital signs or results of laboratory examinations of any patient in this clinical trial. Localized itching was experienced by all patients who received Apitoxin injections. Itching at the injection site generally lasted for two to three weeks; several patients had this reaction for a longer period. This Phase II study showed that Apitoxin was significantly more effective than the control drug, nabumetone, in the treatment of knee and spinal osteoarthritis patients. It clearly showed that improvement in pain, disability and physical signs was greater in the bee venom injection groups than in the nabumetone control group. No significant side effects developed at the therapeutic doses studied. However, research should be continued to minimize itching and pain at bee venom injection sites, and possible allergic reaction should always be considered with treatment at high doses.

In 2002, a formal Phase III double-blind, placebo-controlled trial was completed with 407 subjects (311 of which obeyed the trial protocol and completed the clinical study). The purpose of the Phase III trial was conducted to verify the efficacy and safety of the medicine resulting from the prior Phase I and Phase II trials. The therapeutic course treatment included a total of 12 injections over a period of 6 weeks. Final evaluations were completed in the 8th week, following two weeks of no injections. During the trial period, laboratory tests were carried out three times (before injection, in the second week, in the sixth week), and the efficacy evaluation was performed four times (before injection, in the second week, in the sixth week, and in the eighth week). Safety of the Apitoxin injection was evaluated by hematologic examination, measurement of cortisol and calcium levels, and laboratory chemistry analysis of blood and urine. The primary efficacy variable for the trial was the ratio of the subjects who showed more than 20% improvement in the total points of test items for efficacy evaluation 6 weeks after injection, compared with the total points before injection of the medicine (the “improvement rate”). Data obtained from subjects of the clinical test were analyzed by two methods, ITT (Intention to Treat) analysis and PP (Per Protocol) Among 310 subjects who participated in the efficacy evaluation, 153 and 157 patients belonged to the Apitoxin group and the nabumetone group, respectively. For the Apitoxin group, the ratio of the subjects who showed more than 20% improvement in the total points was 48.70% (75/154 subjects, 95% confidence interval (“CI”): 40.8~56.6%), while for the nabumetone group, it was 46.15% (72/156 subjects, 95% CI: 38.3~54.0%), indicating that the improvement rate in the Apitoxin group was greater than in the nabumetone group; however, there was no statistical significance. (p=0.6533). Among a total of 407 subjects (Apitoxin group: 204; Nabumetone group: 203), 38.24% (78/204) of the Apitoxin group showed more than 20% improvement during the 6th week of injection, while 38.42% of the Nabumetone group improved by more than 20%, indicating that the two groups showed similar improvement rate (p=0.9688). The second efficacy variable was the improvement rate during the 8th week (2 weeks after the completion of the final injection). According to results from comparing the total points of efficacy evaluation items during the second week after completion of injection (during the 8th week after injection) with the total points before injection, 58.44% (90/154) of the Apitoxin group showed a higher improvement rate than during the 6th week (48.70%), while 42.95% (67/156) of the Nabumetone group showed lower improvement rate than during the 6th week (46.15%). There was statistical difference in total point of efficacy evaluation items between the two groups (p=0.0064). These results suggest that even after treatment stops, the efficacy of Apitoxin continues. With respect to safety, among a total of 407 subjects who participated in the safety evaluation, 69 (33.82%) of the Apitoxin group showed an adverse event, while 59 (29.06%) of the Nabumetone indicated adverse event. These results indicate that the Apitoxin group had an elevated adverse event rate than the Nabumetone group, but there was no statistically significant difference between the two groups (p=0.3526).

In May 2003, MFDA granted approval for the use of Apitoxin in the treatment of pain and mobility in patients with OA. A post-marketing/approval safety study in South Korea followed 3,194 patients from 2003 through 2009, with no serious adverse events or negative safety signals.

In 2013, preliminary Phase III clinical trials were authorized to enroll patients by the FDA to study the same indication approved in South Korea — treatment of pain and lack of mobility in patients with OA. The results of the preliminary Phase III clinical trial indicated statistical and clinically significant improvements in all outcome measures of pain, physical function, and disease assessment in the study group. The study group included 330 patients with diagnosed osteoarthritis of the knee. The subjects were evaluated for relief of pain using Western Ontario and McMaster Osteoarthritis Index (WOMAC) and physician and patient global assessments. The primary efficacy measure was relief of pain and inflammation over a 12-week treatment period after randomization into the trial. The secondary efficacy measure was improvement of mobility. Treatment effect will be compared in a 2-1 Apitox vs active control. Compared with the placebo group (histamine), subjects in the LT-100 group who received a maximum dose (1500 micrograms) at each weekly visit over 12 weeks showed a significantly more improvement in all outcome measures (WOMAC pain, WOMAC physical function, visual analog scale (“VAS”) pain, patient and physician global assessments of OA). Further, post hoc analyses showed that a statistically significant greater percentage of LT-100-treated subjects had at least a 40% and 60% reduction in WOMAC pain as compared to placebo-treated subjects. Sensitivity analyses confirmed the validity of the statistical methods and population definitions. The improvements in pain endpoints were highly significant for both the modified intention to treat and per protocol populations and the improvement was sustained during the four weeks following LT-100 treatment.

Except for an expected higher incidence of injection site reactions (<5%) in the LT-100 group, the overall safety profiles were comparable between the treatment groups. A serious adverse event of the anaphylactic reaction occurred in an LT-100-treated subject because of a quick injection rate. However, the subject was treated, and the event was resolved within one day. The incidence of adverse events overall was similar between the LT-100 and Placebo groups (49.0% and 46.3%, respectively), and there were no clinically meaningful changes, within and between groups, in laboratory parameters, vital signs, physical examination, or electrocardiogram results.

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During Apimeds Korea meetings with the FDA, the FDA highlighted concerns regarding the opioid crisis. As Apitoxin has been previously approved in South Korea, we believe LT-100 could be a viable treatment option within the United States after additional clinical investigation, including our anticipated Phase III trial. Initially, Apimeds Korea elected not to pursue the OA indication in the United States based on its evaluation of potential market adoption and the existing competitive environment for OA. Based on results from the Apimeds Korea Phase III OA Trial and correspondence with the FDA, we believe we are now in a position to continue to advance our Phase IIb trial for knee OA.

We intend to conduct a Phase IIb trial in knee OA. Based on our previous correspondence with the FDA, we have started to design and will implement our Phase IIb trial to best address our patient population of patients with grade 2, 3 and 4 knee OA, appropriate dosing, and the most effective way to evaluate LT-100 in meeting a patient’s needs. This trial will be an update to the plan of execution based on review of data, discussions with former principal investigators from Apimeds Korea. Upon successful completion of the Phase IIb trial and FDA clearance of our Phase III trials in knee OA, we will be positioned to submit a BLA.

We intend that the purpose of this trial will be to evaluate the effectiveness of LT-100 in the treatment of grade 2, 3 and 4 OA of the knee. The trial will be designed with a specific focus on the identified subgroup from which we see the highest degree of benefit.

The following table summarizes the preliminary clinical trial activity by Apimeds Korea with respect to Apitoxin:

Preliminary Clinical Data in MS Patients

The United States data from the literature on bee venom studies in MS patients, Table A (Hauser et al. 2001) below, showed clinically significant improvements in disability symptoms following treatment.

In Table A, results were categorized into the following groups: dramatic disability improvement (>12 points on the Related Observable Symptom Scale (“ROSS”), good improvement (7-12 points on ROSS), minimal improvement (<7 points on ROSS), no improvement (<2 points on ROSS), and negative (any total negative response on ROSS). Descriptive analysis of the ROSS clinical outcomes showed that more than 68% of MS patients showed some kind of positive improvement in disability (dramatic, good or minimal) and 58% demonstrated a marked improvement (dramatic or good).

Table A. Summary of Patient Disability Improvement to Bee Venom Treatment Using ROSS

	N	% of Partcipants	Follow-up Survey (% Improvement)	Related Observable Symptons Scale (Points improvement)
Dramatic	15	29.4%	>30% or	>12 points
Good	15	29.4%	10-29% or	7-12 points
Minimal	5	9.8%	<10% or	<7 points
None	15	29.4%	2% or	< 2 Points
Negative	1	2.00%	Any total negative response	Any total negative response

After 1 year of bee-venom injections, 68.6 percent of participants showed improvement. N = number of participants.

Apimeds Korea used data from its first Phase III clinical trial for OA and peer reviewed publications, including those referenced in Table A above and formal Phase I (the “Castro Phase I Trial”) and Phase II (the “Wesselius Phase II Trial”) publications specific to MS, to support its submission in 2014 of its Investigational New Drug Application (“IND”) 122804 (A Phase III, Multi-Center, Randomized, Double-Blind, Placebo-Controlled, Parallel Group Study to Evaluate the Safety and Efficacy of LT-100 Add-on Therapy for Improving Disability and Quality of Life in Patients with Multiple Sclerosis).

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Castro Phase I Trial

The Castro Phase I Trial involved a total of nine bee venom nonallergic patients with progressive forms of MS, who were 21 – 55 years of age with no other illnesses. The subjects distributed across four groups (A, B, C, and D) and followed a structured 1-year immunization schedule. Hyperreactivity to bee venom was evaluated by questionnaire, physical examination, and a battery of hematologic, metabolic, and immunologic tests. Responses to therapy were evaluated by questionnaire, functional neurological tests, and changes in measurement of somatosensory-evoked potentials. While no serious adverse allergic reactions were observed in any of the subjects, four experienced worsening of neurological symptoms, requiring their discontinuation in the study. The observed negative effects could not be conclusively attributed to adverse reactions arising from the administered therapy. Of the remaining five subjects, three reported subjective amelioration of symptoms and two exhibited objective improvement. Despite suggesting safety in this preliminary study, the small sample size precluded definitive conclusions regarding the efficacy of the treatment for MS. Larger and more carefully conducted multicenter studies were required to establish efficacy.

Wesselius Phase II Trial

The Wesselius Phase II Trial involved a randomized crossover study of 26 patients diagnosed with relapsing-remitting or relapsing secondary progressive MS. Participants were assigned to 24 weeks of medically supervised bee sting therapy, or a control period of 24 weeks of no treatment. Live bees (up to a maximum of 20) were used to administer bee venom three times per week. The primary outcome was the cumulative number of new gadolinium-enhancing lesions on T1-weighted MRI of the brain. Secondary outcomes were lesion load on T2*-weighted MRI, relapse rate, disability (Expanded Disability Status Scale, Multiple Sclerosis Functional Composite, Guy’s Neurologic Disability Scale), fatigue (Abbreviated Fatigue Questionnaire, Fatigue Impact Scale), and health-related quality of life (Medical Outcomes Study 36-Item Short Form General Health Survey). The results of the Wesselous Phase II Trial indicated that during bee sting therapy, there was no significant reduction in the cumulative number of new gadolinium-enhancing lesions. The T2*-weighted lesion load further progressed, and there was no significant reduction in relapse rate. There was no improvement of disability, fatigue, and quality of life. Bee sting therapy was well tolerated, and there were no serious adverse events. In this trial, treatment with bee venom in patients with relapsing multiple sclerosis did not reduce disease activity, disability, or fatigue and did not improve quality of life measured using gadolinium-enhancing MRI.

From June 2014 to June 2018, Apimeds Korea corresponded with the FDA and there were no clinical holds at that time. Sponsorship of IND 122804 was transferred from Apimeds Korea to us in October 2020. On September 21, 2021, we responded to customary non-clinical hold comments from the FDA. In November 2021, we received a customary clinical hold from the FDA due to the retirement of the former principal investigator. We have subsequently updated the FDA with a new principal investigator via our Chief Medical Officer, Dr. Christopher Kim. In February 2023, the FDA removed the clinical hold and concluded it may be initiated. We have subsequently made the strategic decision to focus our efforts and capital on our Phase III trial in knee OA, and instead focus our MS efforts on the early prosecution of appropriate MS patient populations through non-registered corporate sponsorship studies.

Our Commercialization Strategy

We are dedicated to the effective implementation of regulatory, clinical and legal strategies to create value in LT-100. The effective execution of this strategy will provide us the opportunity to evaluate and potentially acquire other assets that fit within our space for development.

Manufacturing

We intend to continue to engage a third-party manufacturer, Piramal Pharma Solutions, in Lexington, Kentucky to support our Phase III trial and, if LT-100 is approved by the FDA, commercial manufacturing. This manufacturer has dedicated experience in development and technology transfer of sterile dose formulations, including liquid and lyophilized formulations.

Research and Development

We are currently engaged exclusively in the clinical development of LT-100 for continued use in knee OA through a Phase III trial in knee OA and potential use for MS through the early prosecution of appropriate patient populations through non-registered corporate sponsorship studies.

Sales and Marketing

The healthcare providers associated with the treatment of inflammation and pain management symptoms associated with OA and MS are not limited to one specialist but involve a comprehensive team of providers focused on slowing the progression of the disease along with the physical, emotional and day-to-day management of the condition. Each of these providers represents a potential customer for LT-100.

Apitoxin, which will be known as LT-100 in the United States, has established technological credibility through its preclinical testing, Phase I, Phase II and preliminary Phase III clinical studies completed by Apimeds Korea. Apimeds Korea received regulatory approval for Apitoxin by the MFDA in South Korea, as well as long-term safety data from treatment of patients in Korea from 2003 to 2009. There were no serious adverse events from over 3,000 patients monitored, and Apitoxin has been approved and marketed in South Korea for OA since 2003. We update the FDA annually on safety data generated by Apimeds Korea from South Korea.

We aim to obtain FDA approval for LT-100 in the United States market for treatment of inflammation and pain management symptoms associated with knee OA, and eventually MS, and expand the indication portfolio in the autoimmune market with a strategic marketing partner. The marketing partner strategy is common in the pharmaceutical marketplace, as the infrastructure, overhead, and barriers to entry dilute the focus and can rapidly erode the financial well-being of small, product development-based companies such as us. By identifying the strategic marketing partner at an early stage, the companies can deliver a final product, or family of products, in a form factor or variety of form factors over time, that specifically suit the target market. We believe that LT-100 represents a significant opportunity as a platform technology, with numerous product-line extensions, and the potential for new, ancillary products such as delivery devices.

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Reimbursement Strategy

Lokahi expects to apply to the Centers for Medicare and Medicaid Studies (“CMS”) for temporary generic reimbursement codes 12 to 18 months prior to a BLA approval. Temporary codes are used until manufacturers apply for, and receive, permanent codes, which identify the drug and its therapeutic class. Permanent codes are issued by CMS on a rolling quarterly basis.

We will engage third party contractors to assist the us with reimbursement, coding and policy development prior to, during and at the time of approval of LT-100. We will look for a contractor to provide the following services to us:

● Coding Assessment and Strategy/Execution — CPT Review of LT-100 Administration by Multiple Intradermal Injections. Assess the landscape to ensure a clear understanding of the key dynamics and analyze relevant proxies and precedent. Further assess relevant drug administration codes and whether appropriate codes exist.

● Medical Coverage Policy Analysis — Provide a framework and set expectations for Medicare’s anticipated coverage approach to LT-100, specifically in the context of intra articular hyaluronic acid use agent coverage policies and implications of their efficacy uncertainty.

● Medicare Local Coverage Analysis and Implications — Given the significance of Medicare policy standards, local and national Medicare policies often shape payer and provider perceptions and decisions. As complex statutory and regulatory guidance shape Medicare decision-making, ADVI analyzes, investigates, and synthesize Medicare policies that could affect access (coverage, coding and reimbursement) for LT-100.

● Medicaid and Commercial Coverage Analysis and Implications — Analyze available medical policies for five large state Medicaid agencies (based on population and geographic variation) and major commercial payers (where publicly available).

● Payer Policy Internal Expert Interviews — Conduct payer interviews with relevant Medicare, Medicaid and commercial policy advisors.

● HCPCS Coding and Payment Assessment — Assess the coding and reimbursement landscape to ensure Lokahi has a clear understanding of the key dynamics with the HCPCS application process and the Medicare Hospital Outpatient Prospective Payment System (OPPS) pass-through status application process. Through this assessment, identify the areas of concern, expectations, timing, timelines, and processes associated. This is especially relevant given the 2020 implementation of a new HCPCS review process.

● Address key Part B/medical benefit implications to LT-100 in the following fields:

● HCPCS and OPPS application timelines (and potential evolution leading to launch),

● coding/access implications prior to code assignment (e.g., NOC/miscellaneous codes), review the merits/risks of Q-code,

● further review the application processes, expectations, case examples, timelines, and hurdles that APUS may face across settings of care, payers, and with CMS,

● case examples, timelines, and hurdles across settings of care with payers and CMS,

● review of reimbursement implications, and

● methodologies (ASP, WAC, AWP), role of sequestration, 340B, patient financial burden.

● Develop Payer (with Emphasis on Medicare) Launch Recommendations — Based on the above primary and secondary research, synthesize the discussions and summarize the overall findings of the payer survey, highlighting themes, and provide recommendations and considerations for optimizing market access, given the current and evolving reimbursement landscape. This section will include payer (emphasis on Medicare) launch strategy recommendations (including timeline) and a local/national Medicare engagement strategy.

Competition

We compete in an industry characterized by rapidly advancing technologies, intense competition, a changing regulatory and legislative landscape and a strong emphasis on the benefits of intellectual property protection and regulatory exclusivities.

Like any biopharmaceutical company, we face competition from multiple sources, including large or established pharmaceutical, biotechnology, and wellness companies, academic research institutions, government agencies, and private institutions. We believe our drug candidate will prevail amid the competitive landscape through its efficacy, safety, administration methods, cost, public and institutional demand, intellectual property portfolio, and treatment of the root cause of many age-associated diseases.

Many of our competitors, either alone or with strategic partners, have substantially greater financial, technical, and human resources than we do. Accordingly, our competitors may be more successful in obtaining approval for treatments and achieving widespread market acceptance, rendering our treatments obsolete or non-competitive. Accelerated merger and acquisition activity in the biotechnology and biopharmaceutical industries may result in even more resources concentrated among a smaller number of our competitors. These companies also compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical study sites, patient registration for clinical studies, and acquiring technologies complementary to, or necessary for, our programs. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Our commercial opportunity could be substantially limited in the event that our competitors develop and commercialize products that are more effective, safer, more tolerable, more convenient, or less expensive than our comparable products. In geographies that are critical to our commercial success, competitors may also obtain regulatory approvals before us, resulting in our competitors building a strong market position in advance of our products’ entry. We believe the factors determining the success of our programs will be the efficacy, safety, and convenience of our drug candidates.

Additionally, consumer preference for branded, generic or private label products sold by competitors could adversely impact our financial performance. Our competitors, which differ within individual geographic markets, include large-scale retailers, smaller high-growth companies (which often operate on a regional basis and offer aggressive competition), multinational corporations moving into or expanding their presence in the consumer healthcare market, and “private-label” products sold by retailers.

Our aim is to reduce the use of NSAIDS and opioid use as it relates to the pain management associated with OA. We believe that if approved by the FDA, LT-100 may be a non-addictive option to patients experiencing debilitating pain.

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Business Agreement

On August 2, 2021, we entered into an agreement with Apimeds Korea, a principal stockholder of the Company (the “Business Agreement”). Pursuant to the Business Agreement, Apimeds Korea granted to the Company a sublicensable, royalty-bearing license to utilize all prior clinical development data associated with Apitoxin, LT-100, and all related names, advance clinical research, develop, manufacture and commercialize and sell LT-100 in the United States. In exchange for this license, the Company will pay Apimeds Korea a perpetual royalty of 5% of the Company’s earnings before interest and taxes (as determined consistent with GAAP, derived from the sale or license of LT-100, less any shipping, handling, and insurance charges, credits (arising from returns or other adjustments), discounts, rebates, or allowances of any kind (if any). The Business Agreement can be terminated by mutual written agreement by the parties and will automatically terminate upon the bankruptcy or dissolution of the Company.

Assignment Agreement

On October 12, 2021, we entered into an intellectual property assignment agreement (the “Assignment Agreement”), which was effective as of May 12, 2020, with Apimeds Korea and Dr. Christopher Kim, the Company’s Chairman and Chief Medical Officer and the founder of Apimeds Korea. During Dr. Kim’s engagement with Apimeds Korea, he contributed to the development of the intellectual property as it relates to Apitoxin, which will be marketed in the United States as LT-100 (the “Assigned IP”).

Pursuant to the Assignment Agreement, Dr. Kim sold, transferred, and conveyed all his rights, title and interest in the Assigned IP to Apimeds Korea. Dr. Kim retained no right to use the Assigned IP. Additionally, the Assignment Agreement acknowledged that the Assigned IP was licensed to us to use via the Business Agreement.

Intellectual Property

LT-100’s API is bee venom, a natural, non-synthetic compound that is not patentable, so we rely principally on trade secrets to protect our rights to LT-100, particularly the method and process of manufacturing LT-100.

Supplier

We purchase venom from our United States supplier, Apico, Inc. (“Apico”), via a letter agreement. Pursuant to the letter agreement, Apico agreed that for a period of ten years, or until November 3, 2031 it would not supply Apis Mellifea venom for pharmaceutical use for any buyer other than us; provided that Apico may also supply Apimeds Korea for its use outside of the United States. The letter agreement excludes customers using venom for immunology, cosmetic or any other “non-pharmaceutical” use. The letter agreement may be terminated upon mutual written consent of both Apico and the Company.

Apico has developed and practices a proprietary method of harvesting venom. It operates under and is certified in current good manufacturing practice regulations enforced by the FDA and has an active and current Drug Master File (“DMF”) with the FDA. DMF’s are submissions to the FDA used to provide confidential, detailed information about facilities, processes, or articles used in the manufacturing, processing, packaging, and storing of human drug products. We have an exclusive relationship with our supplier for pharmaceutical use in the United States and they are not permitted to sell to any other party for pharmaceutical use.

Apimeds Korea has a number of proprietary analytical methods for the classification and identification of specific pharmacologically active fractions of its venom, along with numerous manufacturing processes from filtration, vial filing and lyophilization required to produce Apitoxin. Apitoxin is the only approved and commercially available therapeutic product containing purified and sterile bee venom that is registered as an API in South Korea. The proprietary methods developed and practiced for the commercial manufacturing of Apitoxin include dilution, filtering, vial staging and lyophilization parameters and cycles.

We plan to file LT-100 as a BLA with the Centers for Biologics and Research of the FDA following the successful completion of our Phase III trial for knee OA. The FDA provides 12-year market exclusivity at the time of approval of a BLA, with the potential for a six-month extension upon approval for pediatric use. If the BLA is approved, the 12-year period would be retroactive to the date of the application.

We intend to file a U.S. trademark application for the brand name to be associated with “LT-100” at the appropriate time.

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Regulatory Environment

Government Regulation and Product Approval

In the United States, biological products are subject to regulation under the Federal Food, Drug, and Cosmetic Act (the “FDCA”), and the Public Health Service Act (the “PHSA”), and other federal, state, and local statutes and regulations. Both the FDCA and PHSA and their corresponding regulations govern, among other things, the research, development, clinical trials, testing, manufacturing, quality control, safety, purity and potency (efficacy), labeling, packaging, storage, record keeping, distribution, reporting, marketing, promotion, advertising, post-approval monitoring, and post-approval reporting involving biological products. Along with third-party contractors, we will be required to navigate the various preclinical and clinical regulatory obligations and the commercial approval requirements of the governing regulatory agencies of the countries in which we wish to conduct studies or seek approval or licensure of our product candidate. The processes for obtaining regulatory approvals in the United States, along with subsequent compliance with applicable laws and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

Government policies may change, and additional government regulations may be enacted that could prevent or delay further development or regulatory approval of any product candidates, product or manufacturing changes, additional disease indications or label changes. We cannot predict the likelihood, nature or extent of government regulation that might arise from future legislative or administrative action.

Review and Approval for Licensing Biologics in the United States

In the United States, FDA regulates our current product candidate as a biological product, or biologics, under the FDCA, the PHSA, and associated implementing regulations. Biologics, like other drugs, are used for the diagnosis, cure, mitigation, treatment, or prevention of disease in humans. In contrast to low molecular weight drugs, which have a well-defined structure and can be thoroughly characterized, biologics are generally derived from living material (human, animal, or microorganism), are complex in structure, and thus are usually not fully characterized.

Biologics are also subject to other federal, state, and local statutes and regulations. The failure to comply with applicable statutory and regulatory requirements at any time during the product development process, approval process, or after approval may subject a sponsor or applicant to administrative or judicial enforcement actions. These actions could include the suspension or termination of clinical trials by FDA, FDA’s refusal to approve pending applications or supplemental applications, withdrawal of an approval, issuance of warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, import detention, injunctions, fines, refusals of government contracts, restitution, disgorgement of profits, or civil or criminal investigations and penalties brought by FDA, the Department of Justice (“DOJ”), and other governmental entities.

An applicant seeking approval to market and distribute a biologic in the United States must typically undertake the following:

● completion of non-clinical laboratory tests and studies performed in accordance with FDA’s good laboratory practice (“GLP”) regulations;

● manufacture, labeling and distribution of investigational drugs in compliance with FDA’s current good manufacturing practice (“cGMP”) requirements;

● submission to FDA of an investigational new drug application (“IND”), which must become effective before clinical trials may begin and must be updated annually and when significant changes are made;

● approval by an independent institutional review board (“IRB”) for each clinical site before each clinical trial may be initiated;

● performance of adequate and well-controlled human clinical trials in accordance with FDA’s Good Clinical Practices (“GCP”) to establish the safety, purity, and potency of the proposed biological product candidate for its intended purpose;

● after completion of all pivotal clinical trials, preparation of and submission to FDA of a BLA requesting marketing approval, which includes providing sufficient evidence to establish the efficacy, safety, purity, and potency of the proposed biological product for its intended use, including from results of nonclinical testing and clinical trials;

● satisfactory completion of an FDA advisory committee review, when appropriate, as may be requested by FDA to assist with its review;

● satisfactory completion of one or more FDA inspections of the manufacturing facility or facilities at which the proposed product, or certain components thereof, are produced to assess compliance with cGMP and data integrity requirements to assure that the facilities, methods, and controls are adequate to preserve the biological product’s identity, strength, quality, and purity and, if applicable, FDA’s good tissue practice (“GTP”) requirements for human cellular and tissue products;

● satisfactory completion of FDA inspections of selected clinical investigation sites to assure compliance with GCP requirements and the integrity of the clinical data;

● satisfactory completion of an FDA sponsor GCP inspection, often conducted at the applicant’s headquarters facility;

● payment of user fees (unless there is a waiver, exemption, or reduction) under the Prescription Drug User Fee Act (“PDUFA”) for the relevant year;

● FDA’s review and approval of the BLA to permit commercial marketing of the licensed biologic for particular indications for use in the United States;

● compliance with post-approval requirements, including the potential requirements to implement a risk evaluation and mitigation strategy (“REMS”), to report adverse events and biological product deviations, and to complete any post-approval studies; and

● completion of any post-approval clinical studies required by FDA, such as confirmatory trials or pediatric studies.

From time to time, legislation is drafted, introduced, and passed in Congress that could significantly change the statutory provisions governing the testing, approval, manufacturing, and marketing of biological products regulated by FDA. In addition to new legislation, FDA regulations, guidance documents, and policies are often revised or interpreted by the agency in ways that may significantly affect the regulation of biological products in the United States. It is impossible to predict whether further legislative changes will be enacted or whether FDA regulations, guidance, policies, or interpretations will change, and the effects of any such changes.

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Preclinical and Clinical Development

Before an applicant can begin testing the potential product candidate in human subjects, the applicant must first conduct preclinical studies. Preclinical studies may include laboratory evaluations of product chemistry, toxicity, and formulation, as well as in vitro and animal studies to assess the potential safety and activity of the drug for initial testing in humans and to establish a rationale for therapeutic use. Preclinical studies are subject to federal regulations and requirements, including GLP regulations, which govern the conduct of animal studies designed to test a product’s safety. None of our preclinical studies to date have been animal studies. The results of an applicant’s preclinical studies are submitted to FDA as part of an IND.

An IND is a request for authorization from FDA to administer an investigational new drug product to humans. An IND is an exemption from the FDCA that allows an unapproved drug to be shipped in interstate commerce for use in a clinical trial. Such authorization must be secured prior to interstate shipment and administration of a biological drug that is not subject of an approved BLA. In support of an IND, applicants must submit a protocol for each clinical trial, which details, among other things, the objectives of the trial, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development and for any subsequent protocol amendments.

Human clinical trials may not begin until an IND is effective. The IND automatically becomes effective 30 days after receipt by FDA, unless FDA raises safety concerns or questions about the proposed clinical trial within the 30-day time period. In such a case, FDA may place the IND on clinical hold and the IND sponsor must resolve any of FDA’s outstanding concerns or questions before the clinical trial can begin. Submission of an IND therefore may or may not result in regulatory authorization to begin a clinical trial.

FDA may also place a clinical hold or partial clinical hold on a clinical trial following commencement of the trial under an IND. A clinical hold is an order issued by FDA to the sponsor to delay a proposed clinical investigation or to suspend an ongoing investigation. A partial clinical hold is a delay or suspension of only part of the clinical work requested under the IND. For example, under a partial clinical hold, FDA may instruct a sponsor not to enroll any new patients into a study but permit the previously enrolled patients to continue in the study. No more than 30 days after imposition of a clinical hold or partial clinical hold, FDA will provide the sponsor a written explanation of the basis for the hold. Following issuance of a clinical hold or partial clinical hold, an investigation may only resume after the FDA has notified the sponsor that the investigation may proceed. FDA will base that determination on information provided by the sponsor addressing the deficiencies previously cited or otherwise satisfying FDA that the investigation can proceed.

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with GCP regulations, which include the requirement that all research subjects provide their informed consent for their participation in any clinical trial. If a sponsor chooses to conduct a foreign clinical study under an IND, all FDA IND requirements must be met unless waived. When the foreign clinical study is not conducted under an IND, the sponsor must ensure that the study complies with GCP regulations in order to use the study as support for an IND or application for marketing approval, including review and approval by an IRB and informed consent from subjects.

Furthermore, an independent IRB for all sites participating in a clinical trial must review and approve the plan for any clinical trial and its informed consent form before the clinical trial begins at each site and must monitor the trial until completed. Regulatory authorities, the IRB, or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the trial is unlikely to meet its stated objectives.

Some trials also include oversight by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board (“DSMB”). DSMBs review unblinded study data at pre-specified times during the course of the study. If the DSMB determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy, the DSMB can make a recommendation to the sponsor to modify or stop the trial.

Other grounds for a sponsor’s decision to suspend or terminate a study may be made based on evolving business objectives or the competitive climate.

For purposes of BLA approval, clinical trials are typically conducted in the following sequential phases:

● Phase 1: The investigational product is initially introduced into a small group of healthy human subjects or patients with the target disease or condition. These trials are designed to test the safety, dosage tolerance, absorption, metabolism and distribution of the investigational product in humans and the side effects associated with increasing doses. These trials may also yield early evidence of effectiveness.

● Phase 2: The investigational product is administered to a slightly larger patient population with a specified disease or condition to evaluate the preliminary efficacy, optimal dosages, and dosing schedule and to identify possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase III clinical trials.

● Phase 3: The investigational product is administered to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to generate sufficient data to statistically demonstrate the efficacy and safety of the product, to establish the overall risk/benefit ratio of the investigational product, and to provide an adequate basis for product approval by FDA.

These phases may overlap or be combined. In some cases, FDA may require, or companies may voluntarily pursue, additional clinical trials after a product are approved to gain more information about the product, referred to as Phase 4 trials. Post-approval trials are conducted following initial approval, often to develop additional data and information relating to the use of the product in new indications.

Progress reports detailing the results of the clinical trials must be submitted at least annually to FDA. In addition, IND safety reports must be submitted to FDA for any of the following: serious and unexpected suspected adverse reactions in study subjects; findings from epidemiological studies, pooled analysis of multiple studies, animal or in vitro testing, or other clinical studies, whether or not conducted under an IND, and whether or not conducted by the sponsor, that suggest a significant risk in humans exposed to the drug; and any clinically important increase in the rate of a serious suspected adverse reaction over such rate listed in the protocol or investigator brochure.

A sponsor’s planned clinical trials may not be completed successfully within any specified period, or at all. Furthermore, the FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution, or an institution it represents, if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients. FDA will typically inspect one or more clinical sites to assure compliance with GCP and the integrity of the clinical data submitted.

During clinical development, the sponsor often refines the indication and endpoints on which the BLA will be based. For endpoints based on patient-reported outcomes (“PROs”), the process typically is an iterative one. FDA has issued guidance on the framework it uses to evaluate PRO instruments. Although the agency may offer advice on optimizing PRO instruments during the clinical development process, FDA usually reserves final judgment until it reviews the BLA.

Concurrent with clinical trials, companies often complete additional animal studies, and develop additional information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the product in commercial quantities in accordance with cGMP. The manufacturing process must be capable of consistently producing quality batches of the drug candidate and, among other things, must develop methods for testing the identity, strength, quality, purity and potency of the final drug. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the drug candidate does not undergo unacceptable deterioration over its shelf life.

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BLA Submission and Review

Assuming successful completion of all required clinical testing in accordance with all applicable regulatory requirements, an applicant may submit a BLA requesting licensing to market the biologic for one or more indications in the United States. The BLA must include the results of nonclinical studies and clinical trials; detailed information on the product’s chemistry, manufacture, controls; and proposed labeling. Under the PDUFA, a BLA submission is subject to an application user fee, unless a waiver, reduction, or exemption applies.

FDA will initially review the BLA for completeness before accepting it for filing. Under FDA’s procedures, the agency has 60 days from its receipt of a BLA to determine whether the application will be accepted for filing and substantive review. If the agency determines that the application does not meet this initial threshold standard, FDA may refuse to file the application and request additional information, in which case the application must be resubmitted with the requested information and review of the application delayed.

After the BLA is accepted for filing, FDA reviews the BLA to determine, among other things, whether a product is safe, pure, and potent and if the facility in which it is manufactured, processed, packed, or held meets standards designed to assure the product’s continued identity, strength, quality, safety, purity, and potency. To ensure cGMP, GLP, GCP, GTP, and other regulatory compliance, an applicant must incur significant expenditure of time, money, and effort in the areas of training, record keeping, production and quality control. In addition, FDA expects that all data be reliable and accurate, and requires sponsors to implement meaningful and effective strategies to manage data integrity risks. Data integrity is an important component of the sponsor’s responsibility to ensure the safety, efficacy and quality of its product or products.

For cellular products, FDA will not approve the product if the manufacturer is not in compliance with the GTPs, to the extent applicable. GTPs are FDA regulations and guidance documents that govern the methods used in, and the facilities and controls used for, the manufacture of human cells, tissue, and cellular and tissue-based products (“HCT/Ps”), which are human cells or tissue intended for implantation, transplant, infusion, or transfer into a human recipient. The primary intent of the GTP requirements is to ensure that cell and tissue-based products are manufactured in a manner designed to prevent the introduction, transmission and spread of communicable disease. FDA regulations also specify how HCT/P establishments must register and list their HCT/Ps with FDA and how they must evaluate donors through screening and testing, where applicable.

If the FDA determines that the application, manufacturing process or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

The performance goals and policies implemented by FDA under the PDUFA generally provide for FDA action on an original BLA within 10 months of filing, which (as discussed above) typically occurs within 60 days of submission, but that deadline is extended in certain circumstances. Furthermore, the review process is often significantly extended by FDA’s requests for additional information or clarification.

FDA may refer applications for novel products or products that present difficult questions of safety or efficacy to an advisory committee. Typically, an advisory committee consists of a panel that includes clinicians and other experts who will review, evaluate, and provide a recommendation as to whether the application should be approved and, if so, under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions and usually has followed such recommendations.

After FDA evaluates a BLA and conducts inspections of manufacturing facilities where the investigational product and/or its components will be produced, FDA may issue an approval letter or a Complete Response Letter (“CRL”). An approval letter authorizes commercial marketing of the biological with specific prescribing information for specific indications. A CRL will describe all of the deficiencies that FDA has identified in the BLA, except that where FDA determines that the data supporting the application are inadequate to support approval, FDA may issue the CRL without first conducting required inspections, testing submitted product lots and/or reviewing proposed labeling. If and when the deficiencies have been addressed to FDA’s satisfaction in a resubmission of the BLA, FDA will issue an approval letter. In issuing the CRL, the FDA may recommend actions that the applicant might take to place the BLA in condition for approval, including requests for additional data, information, or clarification. FDA may delay or refuse approval of a BLA if applicable regulatory criteria are not satisfied and may require additional testing or information and/or require new clinical trials. Even with submission of this additional information, FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

During the approval process, FDA will determine whether a REMS is necessary to help ensure the benefits outweigh the risks of the biologic. A REMS is a safety strategy to manage a known or potential serious risk associated with a product and to enable patients to have continued access to such medicines by managing their safe use, and could include medication guides, physician communication plans or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. If FDA concludes that a REMS is needed, the BLA sponsor must submit a proposed REMS and FDA will not approve the BLA without a REMS that the agency has determined is acceptable.

If the FDA approves a product, it may limit the approved indications for use for the product, or require that contraindications, warnings, or precautions be included in the product labeling. FDA may also require that post-approval studies, including Phase 4 clinical trials, be conducted to further assess the drug’s safety after approval. FDA may prevent or limit further marketing of a product based on the results of post-market studies or surveillance programs.

FDA may also require testing and surveillance programs to monitor the product after commercialization. For biologics, such testing may include official lot release, which requires the manufacturer to perform certain tests on each lot of the product before it is released for distribution. The manufacturer then typically must submit samples of each lot of products to the FDA, together with a release protocol showing a summary of the history of manufacture of the lot and the results of all of the manufacturer’s tests performed on the lot. The FDA may also perform certain confirmatory tests on lots of some products itself, before releasing the lots for distribution by the manufacturer.

In general, an approved BLA only allows the sponsor to market the biologic as approved, without modification. If, for example, a sponsor modifies an approved T cell product to target different peptides or in our case to target another HLA type, the sponsor would be required to either file a supplemental BLA with FDA or receive FDA approval for a comparability protocol in order to implement this change into the final product.

The FDA may withdraw the product approval if compliance with pre- and post-marketing requirements is not maintained or if problems occur after the product reaches the marketplace.

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Post-Approval Requirements

Any products manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, reporting of certain deviations and adverse experiences, product sampling and distribution, and advertising and promotion of the product. After approval, many types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are often subject to further testing requirements and FDA review and approval, depending on the nature of the post-approval change. There also are continuing user fee requirements, under which FDA assesses an annual program fee for each product identified in an approved BLA. Biologic manufacturers and their third-party contractors are required to register their facilities with the FDA and certain state agencies. These facilities are subject to routine and periodic unannounced inspections by FDA and certain state agencies for compliance with cGMP, post-marketing safety reporting and data integrity requirements, which impose certain procedural and documentation requirements to assure quality of manufacturing and product. FDA has increasingly observed cGMP violations involving data integrity during site inspections and is a significant focus of its oversight. Requirements with respect to data integrity include, among other things, controls ensuring complete and secure data; activities documented at the time of performance; audit trail functionality; authorized access and limitations; validated computer systems; and review of records for accuracy, completeness, and compliance with established standards.

Post-approval changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting requirements upon the sponsor and any third-party manufacturers that the sponsor may use. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain compliance with cGMP, data integrity, pharmacovigilance, and other aspects of regulatory compliance.

The FDA may withdraw the approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-approval studies to assess new safety risks; or imposition of distribution or other restrictions under a REMS. Other potential consequences include, for example:

● restrictions on the marketing or manufacturing of a product, complete withdrawal of the product from the market, or product recalls;

● fines, warning or untitled letters, or holds on post-approval clinical studies;

● refusal of FDA to approve pending applications or supplements to approved applications, or suspension or revocation of existing product approvals;

● product seizure or detention, or refusal of FDA to permit the import or export of products; or

● permanent injunctions and consent decrees, including the imposition of civil or criminal penalties.

FDA strictly regulates the marketing, labeling, advertising, and promotion of prescription drug products placed on the market. A company can make only those claims relating to safety and efficacy, purity and potency that are approved by the FDA and in accordance with the provisions of the approved labeling. FDA’s regulation includes, among other things, standards and regulations for direct-to-consumer advertising, communications regarding unapproved uses, industry-sponsored scientific and educational activities and promotional activities involving the Internet and social media. Promotional claims relating to a product’s safety or effectiveness are prohibited before the drug is approved. After approval, a product generally may not be promoted for uses that are not approved by FDA, as reflected in the product’s prescribing information. In the United States, healthcare professionals are generally permitted to prescribe drugs for such uses not described in the drug’s labeling, known as off-label uses, because FDA does not regulate the practice of medicine. However, FDA regulations impose rigorous restrictions on manufacturers’ communications and prohibit the promotion of off-label uses. It may be permissible, under very specific, narrow conditions, for a manufacturer to engage in non-promotional, non-misleading communication regarding off-label information, such as distributing scientific or medical journal information.

If a company is found to have promoted off-label uses, it may become subject to adverse public relations and administrative and judicial enforcement by FDA, the DOJ, or the Office of the Inspector General of the Department of Health and Human Services (“HHS”), as well as other federal and state authorities. This could subject a company to a range of penalties that could have a significant commercial impact, including civil, administrative, and criminal fines, penalties, and agreements that materially restrict the manner in which a company promotes or distributes products. The federal government has levied large civil, administrative, and criminal fines and penalties against companies for alleged improper promotion and has also requested that companies enter into Corporate Integrity Agreements and Consent Decrees of Permanent Injunction under which specified promotional conduct is changed or curtailed.

The distribution of prescription drugs and biologics are subject to the Drug Supply Chain Security Act (“DSCSA”), which requires manufacturers and other stakeholders to comply with product identification, tracing, verification, detection and response, notification, and licensing requirements. In addition, the Prescription Drug Marketing Act and its implementing regulations and state laws limit the distribution of prescription pharmaceutical product samples, and the DSCSA imposes requirements to ensure accountability in distribution and to identify and remove prescription drug and biological products that may be counterfeit, stolen, contaminated, or otherwise harmful from the market.

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Expedited Development and Review Programs

FDA offers a number of expedited development and review programs for qualifying product candidates. The fast-track program is intended to expedite or facilitate the process of reviewing new products that meet certain criteria. Specifically, new products are eligible for fast-track designation if they are intended to treat a serious or life-threatening disease or condition and demonstrate the potential to address unmet medical needs for the disease or condition. A product intended to treat a serious or life-threatening disease or condition may also be eligible for breakthrough therapy designation to expedite its development and review. Any marketing application for a biologic submitted to FDA for approval, including a product with a fast-track designation and/or breakthrough therapy designation, may be eligible for other types of FDA programs intended to expedite FDA review and approval process, such as priority review and accelerated approval. FDA also may grant accelerated approval to certain products studied for their safety and effectiveness in treating serious or life-threatening diseases or conditions.

The RMAT designation, which we are currently planning to seek for some of our therapies, is intended to facilitate an efficient development program for, and expedite review of, any drug that meets the following criteria: (1) the drug is a cell therapy, therapeutic tissue engineering product, human cell and tissue product, or any combination product using such therapies or products, with limited exceptions; (2) the drug is intended to treat, modify, reverse, or cure a serious or life-threatening disease or condition; and (3) preliminary clinical evidence indicates that the drug has the potential to address unmet medical needs for such a disease or condition. Like breakthrough therapy designation, RMAT designation provides potential benefits that include more frequent meetings with FDA to discuss the development plan for the product candidate and eligibility for rolling review and priority review. Products granted RMAT designation may also be eligible for accelerated approval on the basis of a surrogate or intermediate endpoint reasonably likely to predict long-term clinical benefit, or reliance upon data obtained from a meaningful number of sites (including through expansion to additional sites) so as to remove any likelihood of site-specific or investigator-specific bias on the evidence of effectiveness. Once approved, when appropriate, FDA can permit fulfillment of post-approval requirements for RMATs receiving accelerated approval through the submission of clinical evidence, clinical studies, patient registries, or other sources of real-world evidence such as electronic health records; through the collection of larger confirmatory datasets; or through post-approval monitoring of all patients treated with the therapy prior to approval.

Fast track designation, breakthrough therapy designation, priority review, accelerated approval, and RMAT designation do not change the standards for approval but may expedite the development or approval process.

Patent Term Restoration and Marketing Exclusivity

After approval, owners of relevant drug or biological product patents may apply for up to a five year term patent extension to restore a portion of patent term lost during product development and FDA review of a BLA if approval of the application is the first permitted commercial marketing or use of a drug or biologic containing the active ingredient under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Act. The allowable patent term extension is calculated as one-half of the product’s testing phase, which is the time between the effective date of an IND and initial BLA submission, and all of the approval phase, which is the time between BLA submission and approval, up to a maximum of five years. The time can be shortened if the FDA determines that the applicant did not pursue approval with due diligence. The total patent term after the extension may not exceed 14 years from the date of FDA approval of the product. Only one patent claiming each approved product is eligible for restoration and the patent holder must apply for restoration within 60 days of approval, even if the product cannot be commercially marketed at that time. The USPTO, in consultation with FDA, reviews and approves the application for patent term restoration.

For patents that might expire during the BLA application phase, the patent owner may request an interim patent extension. An interim patent extension increases the patent term by one year and may be renewed up to four times. For each interim patent extension granted, the post-approval patent extension is reduced by one year. The director of the USPTO must determine that approval of the product candidate covered by the patent for which a patent extension is being sought is likely. Interim patent extensions are not available for a product candidate for which a BLA has not been submitted.

Biosimilars and Marketing Exclusivities

The Biologics Price Competition and Innovation Act (“BPCIA”) created an abbreviated approval pathway for biological product candidates shown to be highly similar to or interchangeable with an FDA licensed biological product. A biological product on which another biological product candidate’s BLA relies to establish bio similarity is known as a reference product. Bio similarity sufficient to reference a prior FDA-approved product requires that there be no differences in conditions of use, route of administration, dosage form and strength, and no clinically meaningful differences between the biological product candidate and the reference product in terms of safety, purity, and potency. Bio similarity must be shown through analytical trials, animal trials and at least one clinical trial, unless the Secretary of HHS waives a required element. A biosimilar product candidate may be deemed interchangeable with a prior approved product if it meets the higher hurdle of demonstrating that it can be expected to produce the same clinical results as the reference product and, for products administered multiple times, the biological product candidate and the reference biologic may be switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic. Complexities associated with the larger, and often more complex, structures of biologics, as well as the process by which such products are manufactured, pose significant hurdles to implementation of the abbreviated approval pathway that are still being resolved by FDA.

A reference biologic is granted 12 years of exclusivity from the time of first licensure of the reference product, and no application for a biosimilar can be submitted for four years from the date of licensure of the reference product. The first biological product candidate submitted under the abbreviated approval pathway that is determined to be interchangeable with the reference product has exclusivity against a finding of interchangeability for other biologics for the same condition of use for the lesser of (i) one year after first commercial marketing of the first interchangeable biosimilar, (ii) 18 months after the first interchangeable biosimilar is approved if there is no patent challenge, (iii) 18 months after resolution of a lawsuit over the patents of the reference biologic in favor of the first interchangeable biosimilar applicant, or (iv) 42 months after the first interchangeable biosimilar’s application has been approved if a patent lawsuit is ongoing within the 42 month period. At this time, it is unclear whether products deemed “interchangeable” by FDA will, in fact, be readily substituted by pharmacies, which are governed by state pharmacy laws and regulations.

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Healthcare Regulation

Coverage, Pricing, and Reimbursement

Our ability to successfully commercialize any products for which we receive regulatory approval for commercial sale will depend, in part, on the extent to which third-party payors provide coverage and establish adequate reimbursement levels for such products, and significant uncertainty exists as to the coverage and reimbursement status of any products for which may we obtain regulatory approval. In the United States, third-party payors include federal and state health care programs, private managed care providers, health insurers and other organizations. The process for determining whether a third-party payor will provide coverage for a product may be separate from the process for setting the price of a product or for establishing the reimbursement rate that such a payor will pay for the product. Third-party payors may limit coverage to specific products on an approved list, also known as a formulary, which might not include all of the FDA-approved products for a particular indication. Third-party payors are increasingly challenging the price, examining the medical necessity, and reviewing the cost-effectiveness of medical products, therapies, and services, in addition to questioning their safety and efficacy. We may need to conduct expensive pharmaco-economic studies in order to demonstrate the medical necessity and cost-effectiveness of our products, in addition to the costs required to obtain the FDA approvals. Our product candidates may not be considered medically necessary or cost-effective. A payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage for the product. Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.

The marketability of any product candidates for which we receive regulatory approval for commercial sale may suffer if the government and third-party payors fail to provide adequate coverage and reimbursement. In addition, emphasis on managed care in the United States has increased and we expect will continue to increase the pressure on healthcare pricing. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Other Healthcare Laws and Compliance Requirements

Although we currently do not have any commercialized products, our current and future business operations may be subject to additional healthcare regulation and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which we conduct our business. Such laws include, without limitation, state and federal anti-kickback, fraud and abuse, false claims, privacy and security, price reporting and physician sunshine laws. Some of our pre-commercial activities are subject to some of these laws.

The federal Anti-Kickback Statute makes it illegal for any person or entity, including a prescription drug manufacturer or a party acting on its behalf to knowingly and willfully, directly or indirectly, solicit, receive, offer, or pay any remuneration in cash or in kind that is intended to induce or reward the referral of business, including the purchase, order, or lease of any item or service for which payment may be made under a federal healthcare program, such as Medicare or Medicaid. The term “remuneration” has been broadly interpreted to include anything of value. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on one hand and prescribers, purchasers, formulary managers and beneficiaries on the other.

Although there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, the exceptions and safe harbors are drawn narrowly. Practices that involve remuneration that may be alleged to be intended to induce prescribing, purchases or recommendations may be subject to scrutiny if they do not qualify for an exception or safe harbor. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all its facts and circumstances. Several courts have found that the Anti-Kickback Statute may be violated if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare program business. In addition, liability may be established without actual knowledge of the statute or specific intent to violate it. Violations of this law are punishable by up to ten years in prison, and can also result in criminal fines, civil money penalties and exclusion from participation in federal healthcare programs.

Moreover, a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act.

The federal civil False Claims Act prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment of government funds or knowingly making, using, or causing to be made or used, a false record or statement material to an obligation to pay money to the government or knowingly concealing or knowingly and improperly avoiding, decreasing, or concealing an obligation to pay money to the federal government. Persons and entities can be held liable under these laws if they are deemed to “cause” the submission of false or fraudulent claims by, for example, providing inaccurate billing or coding information to customers or promoting a product off-label. Many pharmaceutical and other healthcare companies have been investigated and have reached substantial financial settlements with the federal government under the civil False Claims Act for a variety of alleged improper marketing activities, including: providing free product to customers with the expectation that the customers would bill federal programs for the product; providing sham consulting fees, grants, free travel and other benefits to physicians to induce them to prescribe the company’s products; and inflating prices reported to private price publication services, which are used to set drug payment rates under government healthcare programs. Penalties for federal civil False Claims Act violations may include up to three times the actual damages sustained by the government, plus mandatory civil penalties of between $13,508 and $27,018 for each separate false claim, and the potential for exclusion from participation in federal healthcare programs. In addition, although the federal False Claims Act is a civil statute, False Claims Act violations may also implicate various federal criminal statutes.

The healthcare fraud provisions of the Health Insurance Portability and Accountability Act (“HIPAA”) prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Like the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

Many states have analogous laws and regulations, such as: state anti-kickback and false claims laws that may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers; laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to certain healthcare providers; laws that require drug manufacturers to report information related to clinical trials or information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; laws that restrict the ability of manufacturers to offer co-pay support to patients for certain prescription drugs; and laws and local ordinances that require identification or licensing of sales representatives.

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), and their implementing regulations, mandates, among other things, the adoption of uniform standards for the electronic exchange of information in common healthcare transactions, as well as standards relating to the privacy and security of individually identifiable health information, which require the adoption of administrative, physical and technical safeguards to protect such information. Among other things, HITECH makes HIPAA’s security standards directly applicable to business associates, defined as independent contractors or agents of covered entities that create, receive, or obtain protected health information in connection with providing a service for or on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities and business associates and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions. In addition, certain state laws govern the privacy and security of health information in certain circumstances, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts. Failure to comply with these laws, where applicable, can result in the imposition of significant civil and/or criminal penalties.

The U.S. federal Physician Payment Sunshine Act, implemented as the Open Payments Program, requires manufacturers of drugs, devices, biologics, and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to CMS information related to direct or indirect payments and other transfers of value to physicians and teaching hospitals (and certain other practitioners as of 2022), as well as ownership and investment interests held in the company by physicians and their immediate family members.

Because we intend to commercialize products that could be reimbursed under a federal health care program and other governmental healthcare programs, we intend to develop a comprehensive compliance program that establishes internal control to facilitate adherence to the rules and program requirements to which we will or may become subject. Although the development and implementation of compliance programs designed to establish internal control and facilitate compliance can mitigate the risk of investigation, prosecution, and penalties assessed for violations of these laws, the risks cannot be entirely eliminated.

If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to us, we may be subject to penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, the curtailment or restructuring of our operations, exclusion from participation in federal and state healthcare programs and individual imprisonment, any of which could adversely affect our ability to operate our business and our financial results.

Health Care Reforms

In the United States and some foreign jurisdictions, there have been, and continue to be, legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of product candidates, restrict or regulate post-approval activities, and affect the ability to profitably sell product candidates for which marketing approval is obtained. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives.

For example, the Affordable Care Act (“ACA”) substantially changed the way healthcare is financed by both the government and private insurers, and significantly impacts the U.S. pharmaceutical industry. The ACA contains provisions that may reduce the profitability of drug products through increased rebates for drugs reimbursed by Medicaid programs, extension of Medicaid rebates to Medicaid managed care plans, mandatory discounts for certain Medicare Part D beneficiaries, and annual fees based on pharmaceutical companies’ share of sales to federal health care programs. The ACA made several changes to the Medicaid Drug Rebate Program, including increasing pharmaceutical manufacturers’ rebate liability by raising the minimum basic Medicaid rebate. The ACA also expanded the universe of Medicaid utilization subject to drug rebates by requiring pharmaceutical manufacturers to pay rebates on Medicaid managed care utilization and by enlarging the population potentially eligible for Medicaid drug benefits.

There have been judicial challenges to certain aspects of the ACA, as well as efforts by Congress to modify, and by agencies to alter the implementation of, certain aspects of the ACA. For example, Congress eliminated the tax penalty for failure to comply with the ACA’s individual mandate to carry health insurance. Further, the Bipartisan Budget Act of 2018, among other things, amended the ACA to increase from 50 percent to 70 percent the point-of-sale discount that is owed by pharmaceutical manufacturers who participate in Medicare Part D to close the coverage gap in most Medicare drug plans, commonly referred to as the donut hole.

It is possible that the ACA, as currently enacted or as may be amended in the future, as well as other healthcare reform measures, including those that may be adopted in the future, may result in more rigorous coverage criteria, and less favorable payment methodologies, or other downward pressure on coverage and payment and the price that we receive for any approved product. Any reduction in reimbursement or restriction on coverage under Medicare or other federal health care programs may result in a similar reduction or restriction by private payors.

Other legislative changes have been proposed and adopted in the U.S. since the ACA was enacted. For example, the Inflation Reduction Act introduces several changes to the Medicare Part D benefit, including a limit on annual out-of-pocket costs and a change in manufacturer liability under the program which could negatively affect the profitability of our product candidates. The IRA sunsets the current Part D coverage gap discount program starting in 2025 and replaces it with a new manufacturer discount program. Failure to pay a discount under this new program will be subject to a civil monetary penalty. In addition, the IRA establishes a Medicare Part B inflation rebate scheme effective January 2023 and a Medicare Part D inflation rebate scheme effective October 2022, under which, generally speaking, manufacturers will owe rebates if the price of a Part B or Part D drug increases faster than the pace of inflation. Failure to timely pay a Part B or D inflation rebate is subject to a civil monetary penalty. The IRA also creates a drug price negotiation program under which the prices for Medicare units of certain high Medicare spend drugs and biologicals without generic or biosimilar competition will be capped by reference to, among other things, a specified non-federal average manufacturer price starting in 2026. Failure to comply with requirements under the drug price negotiation program is subject to an excise tax and/or a civil monetary penalty. Congress continues to examine various policy proposals that may result in pressure on the prices of prescription drugs with respect to the government health benefit programs and otherwise. The IRA or other legislative changes could impact the market conditions for our product candidates.

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In general, there has been heightened governmental scrutiny over the manner in which drug manufacturers set prices for their commercial products, which has resulted in several Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

Drug Pedigree Laws

State and federal governments have proposed or enacted various drug pedigree laws which can require the tracking of all transactions involving prescription drugs from the manufacturer to the pharmacy (or other dispensing) level. Companies are required to maintain records documenting the chain of custody of prescription drug products beginning with the purchase of such products from the manufacturer. Compliance with these pedigree laws requires implementation of extensive tracking systems as well as heightened documentation and coordination with customers and manufacturers. While we fully intend to comply with these laws, there is uncertainty about future changes in legislation and government enforcement of these laws. Failure to comply could result in fines or penalties, as well as loss of business that could have a material adverse effect on our financial results.

Federal Regulation of Patent Litigation Settlements and Authorized Generic Arrangements

As part of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, companies are required to file with the U.S. Federal Trade Commission (“FTC”) and the U.S. Department of Justice certain types of agreements entered into between brand and generic pharmaceutical companies related to the settlement of patent litigation or manufacture, marketing and sale of generic versions of branded drugs. This requirement could affect the manner in which generic drug manufacturers resolve intellectual property litigation and other disputes with brand pharmaceutical companies and could result generally in an increase in private-party litigation against pharmaceutical companies or additional investigations or proceedings by the FTC or other governmental authorities.

Other

The U.S. federal government, various states and localities have laws regulating the manufacture and distribution of pharmaceuticals, as well as regulations dealing with the substitution of generic drugs for branded drugs. Our operations are also subject to regulation, licensing requirements and inspection by the states and localities in which our operations are located or in which we conduct business.

Certain of our activities are also subject to FTC enforcement actions. The FTC enforces a variety of antitrust and consumer protection laws designed to ensure that the nation’s markets function competitively, are vigorous, efficient and free of undue restrictions. Federal, state, local and foreign laws of general applicability, such as laws regulating working conditions, also govern us.

In addition, we are subject to numerous and increasingly stringent federal, state and local environmental laws and regulations concerning, among other things, the generation, handling, storage, transportation, treatment and disposal of toxic and hazardous substances, the discharge of pollutants into the air and water and the cleanup of contamination. We are required to maintain and comply with environmental permits and controls for some of our operations, and these permits are subject to modification, renewal and revocation by the issuing authorities. Our environmental capital expenditures and costs for environmental compliance may increase in the future as a result of changes in environmental laws and regulations or increased manufacturing activities at any of our facilities. We could incur significant costs or liabilities as a result of any failure to comply with environmental laws, including fines, penalties, third-party claims and the costs of undertaking a clean-up at a current or former site or at a site to which our wastes were transported. In addition, we have grown in part by acquisition, and our diligence may not have identified environmental impacts from historical operations at sites we have acquired in the past or may acquire in the future.

Employees

As of the date of this prospectus, we have nine (9) full time employees. We have no part-time employees. We believe that we maintain good relations with our employees.

About Glucotrack Technologies Inc.

For information relating to the business of Glucotrack Technologies Inc., please refer to the section entitled “Business” in Glucotrack, Inc.’s Annual Report, which is incorporated by reference into this prospectus.

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USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholders. We will receive no proceeds from the sale of shares of Common Stock by the Selling Stockholders in this offering. We may receive up to $50.0 million in gross proceeds under the ELOC Purchase Agreement from any sales we make to the ELOC Investor pursuant to the ELOC Purchase Agreement after the date of this prospectus. We may also receive (i) up to approximately $4.0 million in aggregate gross proceeds from the cash exercise of the PIPE Common Warrants issued pursuant to the Interim PIPE SPA at an exercise price of $22.50 per share, and (ii) up to approximately $33.3 million in aggregate gross proceeds from the cash exercise of the September Warrants and PA Warrants at an exercise price of $7.50. On September 25, 2026, the Bridge Notes were repaid in full. We are required to allocate and transfer 50% of the proceeds from sales of Purchase Shares under the ELOC Purchase Agreement to Glucotrack Technologies, to the extent funds are legally available for such purpose. As we are unable to predict the timing or amount of potential issuances under the ELOC Purchase Agreement, we cannot specify with certainty the net proceeds that we will receive from sales to the ELOC Investor. See “Plan of Distribution” elsewhere in this prospectus for more information.

Any proceeds that we receive under the ELOC Purchase Agreement are expected to be used for working capital and general corporate purposes, subject to the allocation requirements described above. As we are unable to predict the timing or amount of potential issuances of all of the additional shares issuable under the ELOC Purchase Agreement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such additional shares. Accordingly, our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of this offering. It is possible that no shares of Common Stock will be issued under the ELOC Purchase Agreement.

The Selling Stockholders will pay any underwriting fees, discounts and selling commissions incurred in disposing of their Common Stock. The Company will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

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MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “GCTK”. As of October 6, 2026, there were 284 holders of record of our Common Stock.

Dividend Policy

We currently intend to retain any future earnings and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend upon our financial condition, operating results, capital requirements, any contractual restrictions and such other factors as our Board may deem appropriate.

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DILUTION

The sale of Common Stock to the ELOC Investor pursuant to the ELOC Purchase Agreement will have a dilutive impact on our stockholders. In addition, the lower the price of our Common Stock is at the time we exercise our right to sell shares to the ELOC Investor, the more shares of our Common Stock we will issue to raise our desired amount of proceeds from the sale, and the greater the dilution to our existing stockholders.

The price that the ELOC Investor will pay for our Common Stock to be resold pursuant to this prospectus will depend upon the timing of sales and will fluctuate based on the trading price of Common Stock. All references to shares of Common Stock and per share numbers give effect to the Reverse Stock Split.

Our historical net tangible book value as of June 30, 2026, was approximately $(1,741,000), or $(4.17) per share of Common Stock, based on 417,286 shares of Common Stock outstanding as of that date.

After giving effect to (i) the sale of 8,351,708 Purchase Shares to the ELOC Investor pursuant to the ELOC Purchase Agreement at an assumed price of 1.13 per share, the closing price of our Common Stock on the Nasdaq Capital Market on October 6, 2026, (ii) the issuance of 1,670,342 ELOC Warrant Shares upon the exercise of the Commitment Warrant, (iii) the issuance of 167,035 Commitment Shares and (iv) deducting estimated offering expenses of $110,000 payable by us, and without giving effect to the Beneficial Ownership Limitation under the ELOC Purchase Agreement, our as adjusted net tangible book value as of June 30, 2026, would have been approximately $9.4 million, or $0.89 per share. This represents an immediate increase in net tangible book value of $5.07 per share to existing stockholders and an immediate dilution of $0.24 per share to new investors.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$1.13
Net tangible book value per share of Common Stock as of June 30, 2026	$(4.17)
Increase in net tangible book value per share attributable to this offering	$5.07
As adjusted net tangible book value per share after giving effect to this offering	$0.89
Dilution per share to new investors in this offering	$0.24

The table and discussion above are based on 417,286 shares of Common Stock outstanding as of June 30, 2026, which excludes:

●	1,100 shares of Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of $866.25 per share;

●	146,554 shares of Common Stock issuable upon exercise of warrants; and

●	6,503 shares of Common Stock issuable under the Plan.

●	77,323 shares of Common Stock issued in the Merger

●	46,312 shares of Series A Convertible Preferred Stock convertible into 4,631,200 common shares

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DESCRIPTION OF CAPITAL STOCK

The following summary of the capital stock of the Company, does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, and our bylaws, as amended (the “Bylaws”), and certain provisions of the DGCL.

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by our Board. As of the date of this prospectus, we had 2,368,237 shares of Common Stock outstanding and 46,312 shares of preferred stock outstanding, consisting of 46,312 shares of Preferred Stock.

Common Stock

Voting. For all matters submitted to a vote of stockholders, each holder of Common Stock is entitled to one vote for each share registered in his or her name on our books. Our Common Stock does not have cumulative voting rights. As a result, holders of a majority of our outstanding Common Stock can elect all of the directors who are up for election in a particular year.

Dividends. If our Board declares a dividend, holders of Common Stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our Common Stock will be entitled to the right to receive ratably, all of the assets and funds that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Other Rights and Restrictions. Holders of our Common Stock do not have preemptive or subscription rights, and they have no right to convert their Common Stock into any other securities. Our Common Stock is not subject to redemption by us. The rights, preferences and privileges of Common Stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our Certificate of Incorporation and our Bylaws do not restrict the ability of a holder of Common Stock to transfer his or her shares of Common Stock.

Listing. Our Common Stock is listed on the Nasdaq Capital Market under the symbol “GCTK.”

Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC.

Delaware Law Affecting Business Combinations. We are subject to the provisions of Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Preferred Stock

Under the terms of our Certificate of Incorporation, the Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. The Board has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

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The purpose of authorizing the Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock.

Series A Convertible Preferred Stock

On July 9, 2026, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware. On July 14, 2026, the Company filed an Amended and Restated Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, which sets forth the preferences, rights and limitations of the Preferred Stock.

The material terms of the Preferred Stock are set forth below:

Designation; Amount; Par Value; Rank. There are 66,667 shares of Preferred Stock designated as “Series A Convertible Preferred Stock.” Each share of Series A Convertible Preferred Stock shall have a par value of $0.001 and a stated value of $604.50 (the “Stated Value”). The Series A Convertible Preferred Stock shall rank (i) senior to the Common Stock and any other class or series of preferred stock of the Company hereafter created, the terms of which specifically provide that such class or series shall rank junior to the Series A Convertible Preferred Stock, (ii) pari passu with any class or series of preferred stock of the Company hereafter created, the terms of which specifically provide that such class or series shall rank pari passu to the Series A Convertible Preferred Stock, and (iii) junior to any other class or series of preferred stock of the Company hereafter created, the terms of which specifically provide that such class or series shall rank senior to the Series A Convertible Preferred Stock.

Voting. The Preferred Stock shall have no voting rights, except with respect to certain protective provisions set forth in the Certificate of Designation.

Dividends. The Preferred Stock shall be entitled to receive the same dividend or distribution as if the shares of Preferred Stock had been converted into Common Stock immediately prior to the record date for such dividend or distribution.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, the holders of Series A Convertible Preferred Stock shall be entitled to receive an amount equal to the greater of (X) 100% of the Stated Value or (Y) such amount per share as would have been payable had all shares of Series A Convertible Preferred Stock been converted into Common Stock (without regard to any limitations on conversion) immediately prior to such liquidation.

Redemption. The Preferred Stock shall have no redemption rights.

Conversion.

Conversions at Option of Holder. The Preferred Stock is not convertible at the election of the holder.

Automatic Conversion. Effective as of 5:00 p.m. Eastern time on the date that is the second business day following the later of (i) the date on which the Stockholder Approval has been obtained, and (ii) the date on which Nasdaq has approved any required new listing application, including any resulting from a change in control (as contemplated in Nasdaq Listing Rule 5110(a)), such that (A) the Company satisfies all applicable initial and continuing listing requirements of Nasdaq (or has been granted a grace period therefrom), (B) the Company has not received any notice of non-compliance from Nasdaq, and (C) the shares of Common Stock issuable upon Conversion have been approved for listing on Nasdaq, each share of Preferred Stock then outstanding shall automatically, and without any action required by the holder thereof, convert into a number of shares of Common Stock equal to the Conversion Ratio (as defined below).

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Conversion Ratio. The “Conversion Ratio” for each share of Preferred Stock shall be One Hundred (100) shares of Common Stock issuable upon the Conversion of each share of Preferred Stock, subject to adjustment as provided in the Certificate of Designation.

Protective Provisions. For so long as any Preferred Stock is outstanding, the Company shall not, without first obtaining the approval of a majority of the holders of the then issued and outstanding Preferred Stock: (a) amend any provision of the Certificate of Designation; (b) increase or decrease (other than by redemption or conversion) the total number of authorized preferred stock of the Company; (c) amend the Certificate of Incorporation (including by designating additional series of preferred stock) in a manner which adversely affects the rights, preferences and privileges of the Series A Convertible Preferred Stock; (d) effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into Series A Convertible Preferred Stock; or (e) alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock so as to affect adversely the shares of such series.

A copy of the Certificate of Designation is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference, and the foregoing description of the Certificate of Designation is qualified in its entirety by reference thereto.

Series A Common Warrants

The following summary of certain terms and provisions of the Series A common warrants to purchase Common Stock (the “Series A Common Warrants”) is not complete and is subject to, and qualified in its entirety by, the provisions of the Series A Common Warrant, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. As of the date of this prospectus, we had 167 Series A Common Warrants outstanding.

The issuance of shares of Common Stock upon exercise of the Series A Common Warrants was subject to stockholder approval under applicable rules and regulations of Nasdaq, and the Company obtained such stockholder approval on January 3, 2025 (the “Stockholder Approval Date”).

The following is a brief summary of the Series A Common Warrants and is still subject in all respect to the provisions contained in the form of Series A Common Warrants.

Duration and Exercise Price. Each Series A Common Warrant has an exercise price equal to $4,455 per share and will expire on January 3, 2030. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability. The Series A Common Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Generally, a holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Common Warrants.

Cashless Exercise. If, at the time a holder exercises its Series A Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Series A Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Series A Common Warrant.

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Fundamental Transactions. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our Common Stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of Common Stock, then following such event, the holders of the Warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series A Common Warrants. Additionally, as more fully described in the Series A Common Warrants, in the event of certain fundamental transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of such warrants on the date of consummation of such transaction.

Exercise Price Adjustments. In addition, and subject to certain exemptions, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice (excluding Exempt Issuances, as defined in the Placement Agent Agreement, dated November 13, 2024, between the Company and Dawson James Securities, Inc. (the “November Placement Agent Agreement”), or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock, at an effective price per share less than the exercise price of the Series A Common Warrants then in effect, the exercise price of the Series A Common Warrants will be reduced to the lower of such price or the lowest volume weighted average price during the five consecutive trading days immediately following such dilutive issuance or announcement thereof (subject to a floor price of $4,455, the “Floor Price”), and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days commencing on the date of such event is less than the exercise price of the Series A Common Warrants then in effect, then the exercise price of the Series A Common Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged, subject to the applicable floor price.

On the 11th trading day after the Stockholder Approval Date (the “Reset Date”), the Series A Common Warrants’ exercise price was adjusted to the Floor Price according to the terms of the Series A Common Warrants, and the number of shares issuable upon exercise was increased such that the aggregate exercise price of the warrants on the issuance date for the shares of Common Stock underlying the warrants then outstanding remains unchanged.

The exercise price and the number of shares issuable upon exercise of the Series A Common Warrants is subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations, reorganizations, schemes, arrangements or similar events affecting our Common Stock.

Any reduction to the exercise prices of the Series A Common Warrants and resulting increase in the number of shares of Common Stock underlying the warrants will be subject to the Floor Price.

Transferability. Subject to applicable laws, a Series A Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of the Series A Common Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Series A Common Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Series A Common Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series A Common Warrants will be extremely limited.

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Right as a Stockholder. Except as otherwise provided in the Series A Common Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Series A Common Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Common Warrant.

Waivers and Amendments. The Series A Common Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder.

Series B Common Warrants

The following summary of certain terms and provisions of the Series B common warrants to purchase Common Stock (the “Series B Common Warrants”) that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series B Common Warrant the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. As of the date of this prospectus, we had 1 Series B Common Warrants outstanding.

The issuance of Common Stock upon exercise of the Series B Common Warrants was subject to stockholder approval under applicable rules and regulations of Nasdaq, and the Company obtained such stockholder approval on the Stockholder Approval Date.

Duration and Exercise Price. Each Series B Common Warrant has an exercise price equal to $4,455 per share, and will expire on July 3, 2027. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Series B Common Warrants will be issued separately from the Common Stock and may be transferred separately immediately thereafter.

Exercisability. The Series B Common Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Generally, a holder (together with its affiliates) may not exercise any portion of such holder’s Series B Common Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Common Warrants.

Cashless Exercise & and Alternative Cashless Exercise. If, at the time a holder exercises its Series B Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Series B Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Series B Common Warrant.

Holders may also effect an “alternative cashless exercise” at any time while the Series B Common Warrants are outstanding following the Initial Exercise Date. Under the alternate cashless exercise option, the holder of the Series B Common Warrant, has the right to receive an aggregate number of shares equal to the product of (i) the aggregate number of shares of Common Stock that would be issuable upon a cash exercise rather than a cashless exercise of the Series B Common Warrant and (ii) 3.0.

Fundamental Transactions. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our Common Stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of Common Stock, then following such event, the holders of the Series B Common Warrants will be entitled to receive upon exercise of the Series B Common Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Series B Common Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series B Common Warrants. Additionally, as more fully described in the Series B Common Warrants, in the event of certain fundamental transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of Series B Common Warrants on the date of consummation of such transaction.

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Exercise Price Adjustments. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days commencing on the date of such event is less than the exercise price of the Series B Common Warrants then in effect, then the exercise price of the Series B Common Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged, subject to the applicable floor price of $4,455.00.

On the Reset Date, the Series B Common Warrants’ exercise price was adjusted to equal the Floor Price according to the terms of the Series B Common Warrants, and the number of shares issuable upon exercise was increased such that the aggregate exercise price of the warrants on the issuance date for the shares of Common Stock underlying the warrants then outstanding remains unchanged.

The exercise price and the number of shares issuable upon exercise of the Series B Common Warrants is subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations, reorganizations, schemes, arrangements or similar events affecting our Common Stock.

Any reduction to the exercise prices of the Series B Warrants and resulting increase in the number of shares of Common Stock underlying the Series B Common Warrants will be subject to the Floor Price.

Transferability. Subject to applicable laws, a Series B Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of the Series B Common Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Series B Common Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Series B Common Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series B Common Warrants will be extremely limited.

Right as a Stockholder. Except as otherwise provided in the Series B Common Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Series B Common Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Series B Common Warrant.

Waivers and Amendments. The Series B Common Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that were issued as part of the Commitment Fee is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the Pre-Funded Warrants for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant offered hereby will have an initial exercise price per share of Common Stock equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Pre-Funded Warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our Board. The Pre-Funded Warrants will be issued in certificated form only.

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Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Cashless Exercise. The Pre-Funded Warrants may also be exercised, in whole or in part, by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded down to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. The Common Stock issuable upon exercise of the Pre-Funded Warrants is currently listed on the Nasdaq Capital Market

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, dividends or other rights as a stockholder of us, until the holder exercises the Pre-Funded Warrant.

Warrant Certificate. The Pre-Funded Warrants will be issued in certificated form.

Waivers and Amendments. The Pre-Funded Warrants may be modified or amended, or the provisions thereof waived with the written consent of us and the respective holder.

Bridge Warrants

In connection with the Bridge Financing, the Company issued common stock purchase warrants (the “Bridge Warrants”) to the Bridge Investors. The Bridge Warrants provide 125% coverage of the principal amount of the Bridge Notes, are exercisable for a period of five (5) years from the date of issuance, and have an exercise price per share equal to $35,000,000 divided by the total number of outstanding shares of Common Stock as of the applicable date of exercise. Beginning on September 22, 2026, the Company commenced the execution of the Bridge Warrant Amendments, which removed provisions permitting downward adjustment to the Floor Price. Pursuant to their terms, each Bridge Warrant Amendment becomes effective upon execution and delivery by the Company and the applicable holder. For a more detailed description of the Bridge Warrants, see the section entitled “The Bridge Financing” in this prospectus.

Commitment Warrant

In connection with the ELOC Purchase Agreement, the Company issued to the ELOC Investor a Commitment Warrant to purchase shares of Common Stock with an aggregate value of up to $10,000,000 (such shares, the “ELOC Warrant Shares”). The Commitment Warrant is exercisable immediately upon issuance and will expire on the five (5) year anniversary of the date of issuance. The exercise price per share is equal to ninety-eight percent (98%) of the closing sale price of the Common Stock on the trading day prior to the exercise date. The Commitment Warrant is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of Common Stock (which may be increased to 9.99% with the consent of the Company). For a more detailed description of the Commitment Warrant, see the section entitled “ELOC Purchase Agreement—Commitment Warrant” in this prospectus.

PIPE Common Warrant

In connection with the Interim PIPE SPA, the Company issued to the PIPE Purchaser the PIPE Common Warrants to purchase 177,778 shares of Common Stock, at an exercise price of $22.50 per share. The PIPE Common Warrants are exercisable immediately upon issuance and have a term of exercise of five (5) years, and are subject to a floor price equal to 20% of the closing price of the Common Stock on the date of issuance of the PIPE Common Warrant. The exercise of the PIPE Common Warrants is subject to a beneficial ownership limitation of 4.99% (or, at the election of the PIPE Purchaser, 9.99%) of the outstanding Common Stock. On September 14, 2026, the PIPE Warrants were amended to provide that the holder shall not be entitled to exercise a PIPE Warrant, in whole or in part, and the Company shall not effect any exercise of a PIPE Warrant or issue any shares pursuant thereto, unless and until the Company has obtained the approval of its stockholders for the issuance of all shares issuable pursuant to the PIPE Warrants in accordance with Nasdaq Listing Rule 5635(d) and any other applicable rules of Nasdaq. On September 22, 2026, the Company and the PIPE Purchaser entered into Amendment No. 2 to Common Warrant, which removed provisions permitting downward adjustment to the Floor Price. For a more detailed description of the PIPE Common Warrants, see the section entitled “The Interim PIPE—PIPE Common Warrants” in this prospectus.

September Warrants

In connection with the September Purchase Agreement, the Company issued to the September Investors Common Stock the September Warrants to purchase 12,079,360 shares of Common Stock, representing a number of shares equal to 125% of each September Investor’s principal amount under its September Note divided by $3.00. The September Warrants are exercisable for a period of five (5) years from the date of issuance at an exercise price of $7.50 per share. The shares of Common Stock issuable upon exercise of the September Warrants are subject to the September Exchange Cap and may not be issued in excess thereof unless and until the Company obtains the September Financing Stockholder Approval. The exercise price and the number of shares of Common Stock issuable upon exercise of the September Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. Beginning on September 22, 2026, the Company executed the September Warrant Amendments, which removed provisions permitting downward adjustment to the Floor Price. Pursuant to their terms, each September Warrant Amendment became effective upon execution and delivery by the Company and the applicable holder. For a more detailed description of the September Warrants, see the section entitled “September PIPE Financing—September Warrants” in this prospectus.

PA Warrants

In connection with the September PIPE Financing, the Company issued to certain individuals Common Stock purchase warrants (the “PA Warrants”) to purchase 371,670 shares of Common Stock. The PA Warrants have identical terms to the September Warrants. For a more detailed description of the PA Warrants, see the section entitled “September PIPE Financing—PA Warrants” in this prospectus.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table provides information regarding the beneficial ownership of our Common Stock as of October 6, 2026 (the “Evaluation Date”) by: (i) each of our current directors, (ii) each of our named executive officers, (iii) all such directors and executive officers as a group and (iv) our five percent or greater stockholders. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 2,368,237 shares outstanding as of the Evaluation Date, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options or warrants or settlement of shares issued for services that are either immediately exercisable or exercisable within 60 days of the Evaluation Date. These shares are deemed to be outstanding and beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the business address of each of the following entities or individuals is 301 Rte. 17 North, Ste. 800, Rutherford, NJ 07070.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Common Stock
Named Executive Officers and Directors
Paul V. Goode	29	(1)	*
Peter C. Wulff	—		*
Luis Malavé	508	(2)	*
Erin Carter	416	(3)	*
Victoria Carr-Brendel	300	(4)	*
Andrew K. Balo	584	(5)	*
Erik Emerson	39,439	(6)	1.6%
All of our executive officers and directors as a group (7 individuals)	41,276		1.7%

5% or Greater Stockholders
None

*	Indicates less than one percent of the outstanding shares of the Company’s Common Stock.

(1)	Includes (i) 3 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, (ii) 3 warrants currently exercisable and (iii) 23 shares of Common Stock held directly by Mr. Goode.

(2)	Includes (i) 271 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and (ii) 237 shares of Common Stock held directly by Mr. Malavé.

(3)	Includes (i) 271 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and (ii) 145 shares of Common Stock held directly by Ms. Carter.

(4)	Includes (i) 271 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and (ii) 29 shares of Common Stock held directly by Ms. Carr-Brendel.

(5)	Includes (i) 271 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and (ii) 313 shares of Common Stock held directly by Mr. Balo.

(6)	Includes 39,438 shares of Common Stock, consisting of (i) 8 shares of Common Stock held directly by Mr. Emerson and (ii) 39,431 shares of Common Stock held by RXRR Capital Partners (“RXRR”), over which Mr. Emerson has voting and investment power. Beneficial ownership does not include an aggregate of 2,362,200 shares of Common Stock underlying 5 shares of Preferred Stock held by Mr. Emerson directly and 23,617 shares of Series A Preferred Common Stock held by RXRR which were issued in connection with the Business Combination Transactions, which may not be convertible within 60 days of the Evaluation Date.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, during 2025 and 2024, we were not a participant in any transaction or series of transactions in which the amount involved did exceed or may exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for 2025 and 2024 in which any directors, director nominees, executive officers, greater than 5% beneficial owners and their respective immediate family members (each, a “Related Person”) had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation).

Glucotrack, Inc.

For information relating to certain relationships and related transactions relating to Glucotrack, Inc., please refer to the section entitled “Item 12. Certain Relationships and Related Transactions, and Director Independence” in Glucotrack, Inc.’s Annual Report, which is incorporated by reference into this prospectus.

Lokahi Therapeutics Inc.

References in this sub-section to the “Company,” “we,” “us,” or “our” refer to Lokahi Therapeutics, Inc., a Nevada corporation.

Promissory Note with APUS

On March 21, 2025, the biopharmaceutical business of Lokahi Therapeutics Inc. (“The Company”), formerly known as Apimeds Pharmaceuticals US, Inc. (“APUS”) (the “Parent”), entered into an unsecured promissory note (the “Promissory Note”) with Inscobee Inc. (“Inscobee”), a majority stockholder of APUS, pursuant to which the Company received loan proceeds of $250,000. The Promissory Note bears interest at a rate of 5% per annum and matures on December 31, 2026. The Promissory Note may be prepaid at any time, in whole or in part, without penalty or premium. Upon the occurrence of an event of default, amounts outstanding under the Promissory Note bear interest at a default rate equal to the stated interest rate plus 5%, or 10% per annum. The Promissory Note is unsecured and was assumed by APUS upon the effectiveness of the merger between APUS and MindWave Innovations Inc (“MindWave”), which was consummated on December 1, 2025. As of the balance sheet date, the full principal amount of $250,000 was assumed by APUS and is not presented within the Company’s financial statements herein.

Promissory Notes with Inscobee

The Company is party to three unsecured promissory notes with Inscobee Inc. (“Inscobee”), a majority stockholder of APUS, a subsidiary of the Company. Inscobee is therefore considered a related party of the Company. The Company assumed these promissory notes in connection with the Confidential Settlement and Mutual Release Agreement (the “Settlement Agreement”) described elsewhere in this prospectus. The material terms of each promissory note are as follows:

On May 20, 2024, Inscobee made a loan to APUS in the principal amount of $100,000, evidenced by an unsecured promissory note with an original maturity date of May 20, 2025. On May 16, 2025, the maturity date was extended to December 31, 2026. The note bears interest at 5% per annum and may be prepaid at any time without penalty. Upon an event of default, amounts outstanding bear interest at a default rate of 10% per annum.

On August 19, 2024, Inscobee made a loan to APUS in the principal amount of $150,000, evidenced by an unsecured promissory note with an original maturity date of August 19, 2025. The maturity date was subsequently extended to December 31, 2026. The note bears interest at 5% per annum and may be prepaid at any time without penalty. Upon an event of default, amounts outstanding bear interest at a default rate of 10% per annum.

On March 21, 2025, Inscobee made a loan to APUS in the principal amount of $250,000, evidenced by an unsecured promissory note maturing on December 31, 2026. The note bears interest at 5% per annum and may be prepaid at any time without penalty. Upon an event of default, amounts outstanding bear interest at a default rate of 10% per annum.

The aggregate principal amount outstanding under the three promissory notes with Inscobee is $500,000.

Settlement Agreement

On April 24, 2026 (the “Effective Date”), the Company entered into a Confidential Settlement and Mutual Release Agreement (“The Settlement Agreement”) by and among the Company, the Parent, MindWave, a wholly owned subsidiary of the Parent, Erik Emerson, individually and in his capacity as Bio Business Representative under the Merger Agreement (“Emerson”), Inscobee, and Apimeds Inc. (“Apimeds Korea”), a wholly owned subsidiary of Inscobee. The Settlement Agreement resolves, without litigation, disputes that arose among the parties following the Merger consummated on December 1, 2025, pursuant to the merger agreement, dated December 1, 2025, by and between APUS, Apimeds Merger Sub, Inc., Mindwave, the Company, and Emerson (the “Merger Agreement”), including disputes regarding the validity of certain stockholder consents and related support and voting agreements.

Under the Settlement Agreement, the Company irrevocably and unconditionally agreed to transfer to the Parent, or its designee, a working capital contribution of $4,000,000 (the “Working Capital Contribution”), later amended to $3,000,000 along with the forgiveness or assumption of the assets or liabilities defined herein. The Company also agreed to forgive, release and discharge all amounts previously advanced by the Company to the Parent or its subsidiaries, including (i) $750,000 advanced on or about February 2, 2026, together with any interest, penalties or equity that may be due to the Company (ii) the related party notes in aggregate principal balance of $500,000 (iii) balances due from APUS in the amount of approximately $360,000.

In connection with the Settlement Agreement, the Parent agreed to (i) assign to the Company the Prevail CRO credit facility, having an aggregate value of approximately $2,200,000, to support continued development of the Apitox program, and (ii) assign to the Company the rights under the related license agreement, with the Company retaining all rights relating to the Apitox program, including intellectual property, regulatory materials, development data, manufacturing information and other associated program assets. In addition, within five business days following fulfillment of the Working Capital Contribution, the Parent is required to distribute 51% of the common stock of the Company as directed by Emerson, with the remaining 49% retained by the Parent. The Company’s board composition and management appointments are determined solely by the Company, and Emerson continues as the Company’s Chief Executive Officer and President.

The Company further irrevocably waived certain covenants and rights under the Merger Agreement and under an amended and restated side letter agreement dated December 1, 2025, including rights to allocations of financing proceeds raised by the Parent and the right to be repaid a $50,000 diligence fee. The Settlement Agreement also provides for mutual releases among the parties of all claims arising from facts, acts, omissions, circumstances, events or transactions occurring before its execution, subject to customary carve-outs, which releases become effective only upon payment by the Company of the Working Capital Contribution. In connection with the Settlement Agreement, the Company assumed the Related Party Notes payable to Inscobee described above, together with accrued interest thereon.

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SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholders of shares of our Common Stock that have been or may be issued to: (i) the ELOC Investor pursuant to the ELOC Purchase Agreement (including (a) Purchase Shares, (b) ELOC Warrant Shares issuable upon exercise of the Commitment Warrant, and (c) Commitment Shares); (ii) the Bridge Investors pursuant to the Bridge Financing (including (a) Bridge Warrant Shares issuable upon exercise of the Bridge Warrants and (b) Bridge Penalty Shares); (iii) the PIPE Purchaser pursuant to the Interim PIPE (including (a) Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants, and (b) PIPE Warrant Shares issuable upon exercise of the PIPE Warrants); and (iv) the September Investors pursuant to the September PIPE (including (a) September Note Conversion Shares issuable upon conversion of the September Notes, and (b) September Warrant Shares issuable upon exercise of the September Warrants). We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the ELOC Registration Rights Agreement, which we entered into with the ELOC Investor on July 14, 2026, concurrently with our execution of the ELOC Purchase Agreement, and the registration rights provisions of the Purchase Agreement with the Bridge Investors, in which we agreed to provide certain registration rights with respect to resales of the shares of our Common Stock that may be issued to the Selling Stockholders.

The Selling Stockholders may, from time to time, offer and sell pursuant to this prospectus the shares of our Common Stock described above. The Selling Stockholders may sell some, all or none of the shares of Common Stock. We do not know how long the Selling Stockholders will hold the shares of our Common Stock before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares of Common Stock. See the section entitled “Plan of Distribution” for additional information.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our Common Stock by the Selling Stockholders as of October 6, 2026. The percentages of shares owned before and after the offering are based on 2,368,237 shares of Common Stock outstanding as of October 6, 2026. The information in the table below with respect to each Selling Stockholder has been obtained from the respective Selling Stockholder.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Throughout this prospectus, when we refer to the shares of Common Stock being offered for resale by the Selling Stockholders through this prospectus, we are referring to: (i) the shares of Common Stock that have been or may be issued to the ELOC Investor pursuant to the ELOC Purchase Agreement (including Purchase Shares, ELOC Warrant Shares, and Commitment Shares); (ii) the shares of Common Stock that have been or may be issued to the Bridge Investors pursuant to the Bridge Financing (including Bridge Warrant Shares and Bridge Penalty Shares); (iii) the shares of Common Stock that have been or may be issued to the PIPE Purchaser pursuant to the Interim PIPE (including Pre-Funded Warrant Shares and PIPE Warrant Shares); and (iv) the shares of Common Stock that have been or may be issued to the September Investors pursuant to the September PIPE (including the September Note Conversion Shares and September Warrant Shares), unless otherwise indicated.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering(8)
	Number	Percent		Number	Percent
White Lion Capital LLC (2)(7)	77,492	3.2%	10,550,204	-	-
Alumni Capital LP (3)	-	-	233,969	-	-
FirstFire Global Opportunities Fund LLC (4)	-	-	200,509	-	-
Robert Forster (5)	-	-	13,003,881	-	-
Funicular Funds LP (6)	-	-	6,951,928	-	-
Sixth Borough Capital (9)	-	-	1,701,651	-	-
Mank Capital LLC (10)	-	-	6,806,593	-	-
Aleksander Simma (11)	-	-	1,701,651	-	-
Mehmet C. Gunay (12)	-	-	1,701,651	-	-

(1) In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of our Common Stock beneficially owned prior to the offering: (a) all of the Purchase Shares that we may issue and sell to the ELOC Investor pursuant to the ELOC Purchase Agreement that are being registered for resale under the registration statement that includes this prospectus, because the issuance and sale of such shares to the ELOC Investor under the ELOC Purchase Agreement is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of the ELOC Investor’s control; and (b) shares of Common Stock issuable upon exercise of the Bridge Warrants, because such issuances are subject to stockholder approval and other conditions. Furthermore, under the terms of the ELOC Purchase Agreement, issuances and sales of shares of our Common Stock to the ELOC Investor are subject to certain limitations, including the Beneficial Ownership Limitation. Under the terms of the Bridge Financing Documents, issuances of shares of our Common Stock to the Bridge Investors are subject to certain limitations.

(2) Yash Thukral, Portfolio Manager, has voting and dispositive control over the Common Stock held by White Lion Capital LLC and offered pursuant to the registration statement filed with the SEC in connection with the transactions contemplated under the ELOC Purchase Agreement, ELOC Registration Rights Agreement, and the Bridge Financing Documents. The address for White Lion Capital LLC is 21031 Ventura Blvd, Suite #920, Woodland Hills, CA 91364. The shares shown include: (a) 8,351,708 Purchase Shares that may be issued under the ELOC Purchase Agreement (based on a per share price equal to the Minimum Price); (b) 1,670,342 ELOC Warrant Shares issuable upon exercise of the Commitment Warrant; (c) 167,035 Commitment Shares; (d) 294,452 Bridge Warrant Shares issuable upon exercise of Bridge Warrants; and (e) 66,667 Bridge Penalty Shares issuable in connection with the Securities Purchase Agreement dated July 14, 2026.

(3) Ashkan Mapar, Manager, has voting and dispositive control over the Common Stock held by Alumni Capital LP and offered pursuant to the registration statement of which this prospectus forms a part. The address for Alumni Capital LP is 601 Brickell Key Dr., Suite 700, Miami, FL 33131. The shares shown include: (a) 167,302 Bridge Warrant Shares issuable upon exercise of Bridge Warrants and (b) 66,667 Bridge Penalty Shares issuable in connection with the Securities Purchase Agreement dated July 14, 2026.

(4) Eli Fireman, Managing Member, has voting and dispositive control over the Common Stock held by FirstFire Global Opportunities Fund LLC and offered pursuant to the registration statement of which this prospectus forms a part. The address for FirstFire Global Opportunities Fund LLC is 1040 1st Ave, New York, NY 10022. The shares shown include: (a) 133,842 Bridge Warrant Shares issuable upon exercise of Bridge Warrants and (b) 66,667 Bridge Penalty Shares issuable in connection with the Securities Purchase Agreement dated July 14, 2026.

(5) The address for Mr. Forster is 54 Deepdale Dr., Great Neck, NY 11021. The shares shown include: (a) 7,438,279 September Note Conversion Shares issuable upon conversion of PIPE Notes issued and exchanged pursuant to the September PIPE; (b) 339,489 Bridge Warrant Shares issuable upon exercise of Bridge Warrants; (c) 4,803,890 September Warrants issuable upon exercise of warrants issued pursuant to the September PIPE SPA (d) 177,778 Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants issued pursuant to the Interim PIPE SPA; (e) 177,778 PIPE Warrant Shares issuable upon exercise of the PIPE Common Warrants issued pursuant to the Interim PIPE SPA and (f) 66,667 Bridge Penalty Shares issuable in connection with the Securities Purchase Agreement dated July 14, 2026.

(6) Jacob Ma-Weaver, managing member of Cable Car Capital LP, the general partner of Funicular Funds LP (“Funicular”), has voting and dispositive control over the Common Stock held by Funicular and offered pursuant to the registration statement of which this prospectus forms a part. The address for Funicular is 601 California Street, Suite 1151, San Francisco, CA 94108. The shares shown include: (a) 4,027,840 PIPE Notes exchanged pursuant to the September PIPE; (b) 256,106 Bridge Warrant Shares issuable upon exercise of Bridge Warrants; (c) 811,610 September Warrants issuable upon exercise of warrants exchanged pursuant to the September PIPE SPA; and (d) 66,667 Bridge Penalty Shares issuable in connection with the Securities Purchase Agreement dated July 14, 2026.

(7) The ELOC Purchase Agreement provides that we may sell up to $50.0 million of our Common Stock to the ELOC Investor. We are registering 10,189,085 shares of our Common Stock for resale under this prospectus relating to the ELOC Purchase Agreement, including (i) 8,351,708 Purchase Shares, (ii) 1,670,342 ELOC Warrant Shares issuable upon the exercise of the Commitment Warrant, and (iii) 167,035 Commitment Shares.

(8) Assumes the sale of all shares of our Common Stock registered for resale by each Selling Stockholder pursuant to the registration statement that includes this prospectus, although no Selling Stockholder is under any obligation known to us to sell any shares of Common Stock at any particular time.

(9) Robert D. Keyser, Jr., serves as the president and has voting and dispositive control over the Common Stock held by Sixth Borough Capital and offered pursuant to the registration statement of which this prospectus forms a part. The address for Sixth Borough Capital is 1515 N Federal Hwy, Suite 300, Boca Raton, FL, 33432. The shares shown include: (a) 1,033,913 Conversion Shares issuable upon conversion of PIPE Notes issued pursuant to the September PIPE; (b) 667,738 September Warrant Shares issuable upon exercise of September Warrants.

(10) Jess Mogul has voting and dispositive control over the Common Stock held by Mank Capital LLC and offered pursuant to the registration statement of which this prospectus forms a part. The address for Mank Capital LLC is 60fron Street 16 A, New York, NY 11201. The shares shown include: (a) 4,135,650 Conversion Shares issuable upon conversion of PIPE Notes issued pursuant to the September PIPE; (b) 2,670,943 September Warrant Shares issuable upon exercise of September Warrants.

(11) The address for Mr. Simma is 344 Jasmine St, Laguna Beach CA 92651 The shares shown include: (a) 1,033,913 Conversion Shares issuable upon conversion of PIPE Notes issued pursuant to the September PIPE; (b) 667,738 September Warrant Shares issuable upon exercise of September Warrants.

(12) The address for Mr. Gunay is 6821 Exeter Drive, Oakland CA, 94611 The shares shown include: (a) 1,033,913 Conversion Shares issuable upon conversion of PIPE Notes issued pursuant to the September PIPE; (b) 667,738 September Warrant Shares issuable upon exercise of September Warrants.

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PLAN OF DISTRIBUTION

The shares of our Common Stock offered by this prospectus are being offered by the Selling Stockholders. The shares may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

ELOC Purchase Agreement

The sale of our Common Stock offered by this prospectus pursuant to the ELOC Purchase Agreement could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the shares of our Common Stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares of our Common Stock offered by the ELOC Investor pursuant to this prospectus may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of our Common Stock offered by this prospectus may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The ELOC Investor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The ELOC Investor has informed us that it presently anticipates using, but is not required to use, one or more registered broker-dealers to effectuate resales, if any, of our Common Stock that it may acquire from us pursuant to the ELOC Purchase Agreement. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The ELOC Investor has informed us that each such broker-dealer it engages to effectuate resales of our Common Stock on its behalf may receive commissions from the ELOC Investor for executing such resales, and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by the ELOC Investor pursuant to this prospectus may receive compensation in the form of commissions, discounts, or concessions from the ELOC Investor and/or the purchasers, for whom the broker-dealers may act as agent. The compensation paid to any such particular broker-dealer may be less than or in excess of customary commissions. Neither we nor the ELOC Investor can presently estimate the amount of compensation that any agent will receive from the ELOC Investor or from any purchasers of shares of our Common Stock sold by the ELOC Investor.

Except as set forth above, we know of no existing arrangements between the ELOC Investor and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by the ELOC Investor pursuant to this prospectus.

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We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement that includes this prospectus to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares of our Common Stock offered by the ELOC Investor pursuant to this prospectus, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares of our Common Stock by the ELOC Investor, any compensation paid by the ELOC Investor to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock included in this prospectus by the ELOC Investor. We have agreed to indemnify the ELOC Investor and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered by this prospectus, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The ELOC Investor has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the ELOC Investor specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

The ELOC Investor has represented to us that at no time prior to the ELOC Purchase Agreement has the ELOC Investor or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. The ELOC Investor has agreed that during the term of the ELOC Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions, whether through put options, short sales, or other derivative positions or instruments.

We have advised the ELOC Investor that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the ELOC Investor, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Bridge Financing, Interim PIPE and September PIPE Financing

The Bridge Investors may sell the Bridge Warrant Shares and Bridge Penalty Shares, the PIPE Purchaser may sell the Pre-Funded Warrant Shares and PIPE Warrant Shares, and the September Investors may sell the September PIPE Shares, from time to time. Each Bridge Investor, September Investor, the PIPE Purchaser and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Bridge Investor, September Investor or the PIPE Purchaser may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits Subscribers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through the distribution by any Selling Securityholder or its affiliates to its members, partners, stockholders or other equityholders;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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The Bridge Investors, September Investors and the PIPE Purchaser may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Bridge Investors, September Investors or the PIPE Purchaser may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Bridge Investors, September Investors or the PIPE Purchaser (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In addition, a Bridge Investor, September Investor or the PIPE Purchaser that is an entity may elect to make an in-kind distribution of securities to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement of which this prospectus forms a part. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we intend to file a prospectus supplement in order to permit such distributee to use this prospectus to resell the securities acquired in the distribution.

The Bridge Investors, September Investors and the PIPE Purchaser also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Bridge Investor, September Investors or the PIPE Purchaser that a donee, pledgee, transferee or other successor-in-interest intends to sell our securities, we will, to the extent required by applicable securities laws, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

In connection with the sale of the securities or interests therein, the Bridge Investors, September Investors or the PIPE Purchaser may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Bridge Investors, September Investors or the PIPE Purchaser may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Bridge Investors, September Investors or the PIPE Purchaser may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Bridge Investors, September Investors, the PIPE Purchaser and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Bridge Investor, September Investor and the PIPE Purchaser has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred incident to the registration of the securities. The Company has agreed to indemnify the Bridge Investors, September Investors and the PIPE Purchaser against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Bridge Investors, September Investors and the PIPE Purchaser will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Bridge Investors, September Investors, the PIPE Purchaser or any other person. We will make copies of this prospectus available to the Bridge Investors, September Investors and the PIPE Purchaser and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

General

We estimate that the total expenses for the offering will be approximately $13,920.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholders.

Our Common Stock is listed on Nasdaq under the symbol “GCTK.”

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LEGAL MATTERS

The validity of the securities offered hereby and certain other legal matters will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Raleigh, North Carolina.

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EXPERTS

The audited financial statements for the year ended December 31, 2024 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Fahn Kanne & Co. Grant Thornton Israel, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements for the year ended December 31, 2025 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of CBIZ CPAs P.C., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of Lokahi Therapeutics, Inc. for the years ended December 31, 2025 and 2024 incorporated by reference in this prospectus have been audited by Kreit & Chiu CPA LLP, independent registered public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We make periodic and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements, and other information that issuers, such as us, file electronically with the SEC. Our website address is www.glucotrack.com/. Information contained on our website, however, is not, and should not be deemed to be, incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement:

● The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 30, 2026;

● The Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026 and August 14, 2026, respectively;

● The Company’s Current Reports on Form 8-K filed with the SEC on March 13, 2026, April 14, 2026, April 30, 2026, May 15, 2026, July 15, 2026 (as amended on August 28, 2026), July 27, 2026 (as amended on July 29, 2026 and October 13, 2026), August 5, 2026, August 10, 2026, August 19, 2026, August 28, 2026, September 9, 2026, September 11, 2026, September 14, 2026, September 18, 2026, September 24, 2026 and September 28, 2026; and

● The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, as filed with the SEC on December 8, 2021, including any amendments or reports filed with the SEC for the purpose of updating such description.

We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of this registration statement and prior to effectiveness of this registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities included in this prospectus, however, we will not incorporate by reference any document or portions thereof that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Current Reports on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

GLUCOTRACK, INC.

301 Route 17 North, Ste. 800

Rutherford, NJ 07070

(201) 842-7715

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

67

43,223,705 Shares of Common Stock

GLUCOTRACK, INC.

PRELIMINARY PROSPECTUS

                     , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with this registration statement.

Amount to be paid
SEC registration fee		$13,920
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and miscellaneous expenses	$	*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s bylaws, agreement, vote or otherwise.

The Company’s Bylaws, as amended, provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the Company’s request as a director, officer, employee, trustee or agent of one of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “agent”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

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Additionally, the Company’s Bylaws provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an agent against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests, except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company by a court of competent jurisdiction, after exhaustion of all appeals therefrom, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Company’s Certificate of Incorporation, as amended, provides that none of its directors shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. To the extent the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of one of the Company’s directors, in addition to the limitation on personal liability provided by the Company’s Certificate of Incorporation, shall be limited to the fullest extent permitted by the amended DGCL.

The Company has obtained and maintains insurance policies insuring its directors and officers and the directors and officers of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

Additionally, the Company has entered into indemnification agreements with its directors and officers to provide them with the maximum indemnification allowed under the Company’s Certificate of Incorporation, Bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being a director, officer or employee of the Company, to the extent indemnification is permitted by the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding unregistered securities issued by us within the past three years. Also included is the consideration received by us for such unregistered securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed. Unless otherwise indicated, all dollar amounts presented in this Item 15 are expressed in thousands, except for share and per share amounts. All references to shares of Common Stock and per share numbers give effect to the Reverse Stock Split.

Issuance Under IP Purchase Agreement

On October 7, 2022, the Company entered into the IP Purchase Agreement (the “IP Purchase Agreement”) with Paul Goode, which is the Company’s Chief Executive Officer, pursuant to which Dr. Goode sold, assigned, transferred, conveyed and delivered to the Company the “Purchased Assets,” consisting of: (a) the Conveyed Intellectual Property (as defined in the IP Purchase Agreement”) and (b) all the goodwill relating to the Purchased Assets.

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In consideration for the sale by Dr. Goode of the Purchased Assets to the Company, the Company paid to Dr. Goode cash in the amount of one dollar and became obligated to issue up to 12 shares of Common Stock based upon specified performance milestones as set forth in the IP Purchase Agreement. In addition, if upon the final issuance of Common Stock under the IP Purchase Agreement, the aggregate 12 shares represent less than 1.5% of the then outstanding Common Stock of the Company, the final issuance will include such number of additional shares so that the total aggregate issuance equals 1.5% of the outstanding shares (the “True-Up Shares”) of Common Stock of the Company. All shares of Common Stock to be issued under the IP Purchase Agreement shall be (i) restricted over a limited period as defined in the IP Purchase Agreement and issued in transactions exempt from registration under Section 4(a)(2) of the Securities Act and (ii) subject to the lockup provisions.

On December 29, 2023, 2 shares of Common Stock were earned under the terms of the IP Purchase Agreement and were issued to Dr. Goode on February 6, 2024. On May 1, 2024, 2 shares of Common Stock were earned under the terms of the IP Purchase Agreement. On March 26, 2025, the Board determined that the third milestone was met and that an additional 3 shares of Common Stock have been earned under the terms of the IP Purchase Agreement.

February 2024 Exchange

On February 13, 2024, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with certain shareholders (the “February Holders”), pursuant to which the Company and the February Holders agreed to exchange (the “Exchange”) Common Stock purchase warrants (the “February Warrants”) owned by the February Holders for shares of Common Stock to be issued by the Company.

On February 13, 2024, the Company closed the Exchange and issued to the February Holders an aggregate of 40 shares of Common Stock (the “Shares”) in exchange for 49 February Warrants.

The offer and sale of the Shares were made to a limited number of accredited investors in reliance upon exemptions from the registration requirements pursuant to Section 4(a)(2) under the Securities Act and Regulation D promulgated under the Securities Act. Individuals who received securities as described above represented that they were accredited investors within the meaning of Regulation D and were acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

April Private Placement

On April 22, 2024, the Company entered into a private placement agreement under which the Company issued 5 shares of its Common Stock at a price of $113,400 per share for aggregate gross proceeds of $500. The Offering included participation of certain members of the Company’s executive management, Board and existing shareholders. The shares were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investors.

June 27 Private Placement

On June 27, 2024, the Company entered into note and warrant purchase agreements with certain officers, directors, and existing investors (the “June 27 Investors”), providing for the private placement of unsecured promissory notes in the aggregate principal amount of $100 (the “June 27 Notes”) and warrants (the “June 27 Warrants”) to purchase up to an aggregate of 17 shares of Common Stock. The closing of the private placement occurred on June 27, 2024.

The June 27 Notes bore simple interest at the rate of three percent (3%) per annum and were due and payable in cash on the earlier of: (a) twelve (12) months from the date of the June 27 Note; or (b) the date the Company raised third-party equity capital in an amount equal to or in excess of $1,000 (the “June 27 Maturity Date”). The Company could prepay the June 27 Notes at any time prior to the June 27 Maturity Date without penalty.

Each June 27 Warrant has an exercise price of $89,100 per share. The June 27 Warrants are immediately exercisable and have a five-year term.

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The June 27 Notes and the June 27 Warrants were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the June 27 Investors.

July 18 Private Placement

On July 18, 2024, the Company entered into a series of convertible promissory notes with certain officers and directors (the “July 18 Investors”), providing for the private placement of unsecured convertible promissory notes in the aggregate principal amount of $360,000.

The July 18 Notes bore simple interest at the rate of eight percent (8%) per annum and were due and payable in cash on the earlier of: (a) the twelve (12) month anniversary of the July 18 Note, or (b) the date of closing of a Qualified Financing (defined below) (the “July 18 Maturity Date”).

Except with regard to conversion of the July 18 Notes as discussed below, the Company could not prepay the July 18 Notes without the written consent of the holder. If not sooner repaid, all outstanding principal and accrued but unpaid interest on the July 18 Notes (the “Note Balance”), as of the close of business on the day immediately preceding the date of the closing of the next issuance and sale of capital stock of the Company, in a single transaction or series of related transactions, to investors resulting in gross proceeds to the Company of at least $500,000 (excluding indebtedness converted in such financing) (a “Qualified Financing”), would automatically be converted into that number of shares of equity securities of the Company sold in the Qualified Financing equal to the number of shares calculated by dividing (X) the Note Balance by (Y) an amount equal to the price per share or other unit of equity securities issued in such Qualified Financing, and otherwise on the same terms as the security issued in the Qualified Financing, provided that the conversion price per share could not be lower than $28,080.00 (the “Floor Price”).

The July 18 Notes were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the July 18 Investors.

July 30 Private Placement

On July 30, 2024, the Company entered into a convertible promissory note and three warrant agreements (the “July 30 Warrants”) with an existing investor (the “July 30 Holder”), providing for the private placement of a secured convertible promissory note in the aggregate principal amount of $4,000,000 (the “July 30 Note”). The July 30 Note was not convertible until stockholder approval was obtained, which occurred on September 26, 2024. The July 30 Note bore simple interest at the rate of eight percent (8%) per annum and was due and payable in cash on the July 30 Maturity Date. The July 30 Note was secured by a first-priority security interest on all Company assets.

Except with regard to conversion of the July 30 Note or a Sale Transaction as discussed below, the Company could not prepay the July 30 Note without the written consent of the July 30 Holder. The July 30 Note (i) was convertible at the discretion of the July 30 Holder at a price equal to the closing price of the Common Stock on the date of conversion and, (ii) if the closing price of the Common Stock exceeds $90,000.00 per share for a period of five (5) consecutive trading days, would automatically convert at a price equal to the five-day (5) VWAP (subject to adjustment for any stock split, stock dividend, reverse stock split, combination or similar transaction). “VWAP” means the daily volume weighted average price of the Common Stock.

In the event of a Sale Transaction on or prior to the Maturity Date, the Company would repay the July 30 Holder, at the July 30 Holder’s election, as follows: (a) cash equal to 200% of the Note balance, or (b) transaction consideration in the amount to be received by the July 30 Holder in such Sale Transaction if the July 30 Note was converted pursuant to an optional conversion. “Sale Transaction” means a merger or consolidation of the Company with or into any other entity, or a sale of all or substantially all of the assets of the Company, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior to such transaction(s) receive cash, securities or other property in exchange for their shares and, immediately after such transaction(s), own less than 50% of the equity securities of the surviving corporation or its parent.

II-4

Each July 30 Warrant became exercisable 12 months after its issuance and has a term of 10 years. The July 30 Warrants are exercisable for cash only and have no price-based antidilution. The first July 30 Warrant is for 119 shares at $33,750.00 per share. The second July 30 Warrant is for 85 shares at $47,250.00 per share. The third July 30 Warrant is for 66 shares at $60,750.00 per share.

The July 30 Note and the July 30 Warrants were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the July 30 Holder.

August 23 Conversion

On August 23, 2024, two of the July 1 Investors entered into conversion agreements (the “Conversion Agreements”) with the Company, pursuant to which the Company agreed to convert the principal amount, plus any accrued but unpaid interest pursuant to each of the July 1 Notes, totaling $20,076 each (the “Debt”), held by the Investors to Common Stock at a conversion price of $18,360 per share.

Also in satisfaction of the Debt and pursuant to the Conversion Agreement, the Company issued to each of the two July 1 Investors three warrants (each an “August 23 Warrant”). Each August 23 Warrant became exercisable on August 16, 2025 and has a term of 10 years. The August 23 Warrants are exercisable for cash only and have no price-based antidilution. The first August 23 Warrant is for 1 shares of Common Stock and is exercisable at $33,750 per share. The second August 23 Warrant is for 1 shares of Common Stock, exercisable at $47,250 per share. The third August 23 Warrant is for 1 shares of Common Stock, exercisable at $60,750 per share.

The August 23 Warrants and the shares issued in satisfaction of the Debt were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investors.

September 5 Conversion

On September 5, 2024, another July 1 Investor entered into a Conversion Agreement with the Company, pursuant to which the Company agreed to convert the principal amount, plus any accrued but unpaid interest pursuant to the July 1 Investor’s July 1 Note, totaling $259,310.67 (the “Debt”), held by the Investor to Common Stock at a conversion price of $18,360 per share.

Also in satisfaction of the Debt and pursuant to the Conversion Agreement, the Company issued to the July 1 Investor three warrants (each a “September 5 Warrant”). Each September 5 Warrant became exercisable on August 16, 2025 and has a term of 10 years. The September 5 Warrants are exercisable for cash only and have no price-based antidilution. The first September 5 Warrant is for 8 shares of Common Stock and is exercisable at $33,750 per share. The second September 5 Warrant is for 6 shares of Common Stock, exercisable at $47,250 per share. The third September 5 Warrant is for 5 shares of Common Stock, exercisable at $60,750 per share.

The September 5 Warrants are subject to a beneficial ownership limitation such that the September 5 Warrants are not exercisable to the extent that, after giving effect to such exercise, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of Common Stock outstanding immediately after giving effect to such exercise. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

The September 5 Warrants and the shares issued in satisfaction of the Debt were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investor.

II-5

Concurrent Private Offering

In a private placement offering (the “Concurrent Private Offering”) that closed on November 14, 2024, the July 30 Holder, which is an existing investor controlled by a former director of the Company, converted approximately $4,093,112 of debt, which represented the then outstanding principal and accrued interest under the July 30 Note (the “July 30 Note Debt”). The July 30 Note Debt was converted to Common Stock and warrants to purchase Common Stock on substantially the same terms as the November 2024 Offering, resulting in the issuance of 147 shares of Common Stock, 147 accompanying Series A common warrants to purchase Common Stock (the “Series A Common Warrants”), and 147 accompanying Series B common warrants to purchase Common Stock (the “Series A Common Warrants”, and together with the Series A Common Warrants, the “Common Warrants”), based on a conversion price of $27,900.00 per share, which is equal to the consolidated closing bid price of the Common Stock on the Nasdaq Capital Market on November 12, 2024.

The Common Stock and the Common Warrants issued in connection with the Concurrent Private Offering were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Warrant Exchange

Beginning on January 6, 2025, through March 13, 2025, the Company received exchange notices from certain holders of the Series B Warrants, with respect to an aggregate of 3,602 of the Series B Warrants, requiring the delivery of 10,841 shares of Common Stock. The remaining 1 Series B Warrants is exchangeable for an aggregate of approximately 3 shares of Common Stock (subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction).

The issuance of Common Stock was made pursuant to the exemption from the registration requirements of the Securities Act, provided by Section 3(a)(9) of the Securities Act, on the basis that (a) the shares of Common Stock were issued in exchange for other outstanding securities of the Company; (b) there was no additional consideration delivered by the holder in connection with the exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchange.

Equity Line of Credit with Sixth Borough

On September 11, 2025, the Company entered into a purchase agreement with Sixth Borough Capital Fund, LP (“Sixth Borough”) establishing an equity line of credit (the “ELOC”). Under the terms of the ELOC, the Company has the right, but not the obligation, to sell to Sixth Borough, and Sixth Borough is obligated to purchase, up to $20.0 million of the Company’s Common Stock (the “Purchase Shares”), subject to the terms and conditions set forth therein. The Company issued pre-funded warrants (the “Commitment Fee Pre-Funded Warrants”) to Sixth Borough to purchase 4,000 shares of Common Stock (the “Commitment Fee Shares”) as part of the commitment fee paid to Sixth Borough in connection with entering into the ELOC.

The Purchase Shares will be issued and sold by the Company to Sixth Borough in reliance on the exemptions from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. As of May 26, 2026, the Company has sold 137,334 Purchase Shares for aggregate gross proceeds of $1,700,076.

The Commitment Fee Pre-Funded Warrants and the Commitment Fee Shares were issued in reliance on the exemption provided by Section 4(a)(2) of the Securities Act. The Commitment Fee Pre-Funded Warrants were exercised and the Commitment Fee Shares were issued on April 2, 2026. The resale of the Purchase Shares and the Commitment Fee Shares is registered on the Company’s Registration Statement on Form S-1 (Registration No. 333-290587), which was declared effective by the SEC on April 30, 2026.

September 2025 Note Financing

On September 12, 2025 (the “Issue Date”), the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”), with an investor (the “Note Investor”), pursuant to which the Company issued a Promissory Note (the “Note”) to the Note Investor in the principal amount of $3,600 for a purchase price of $3,000. The Note was amended effective September 12, 2025 to remove the conversion feature.

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The Note bears no interest, has an original issue discount of $600, is an unsecured obligation of the Company and ranks equal in right of payment with the Company’s existing and future unsecured indebtedness. The Note is due and payable on the twelve (12) month anniversary of the Issue Date. The Company may prepay the Note at any time without the requirement for consent of the Note Investor.

The Note was offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Note Investor.

Private Placement December 2025

On December 29, 2025, the Company entered into a Securities Purchase Agreement with Armistice Capital Master Fund Ltd. for a private placement of securities (the “Private Placement”). The closing of the Private Placement occurred on December 31, 2025 (the “Closing”). At the Closing, the Company issued (i) 68,907 pre-funded warrants to purchase 68,907 shares of Common Stock (the “Pre-Funded Warrants”), and (ii) 137,813 warrants to purchase shares of Common Stock (the “Common Warrants”). Each Pre-Funded Warrant was sold with two Common Warrants at a combined purchase price of $58.035, which is equal to the Nasdaq Official Closing Price (as reflected on Nasdaq.com) of the Common Stock on December 29, 2025, minus the exercise price of the Pre-Funded Warrant of $0.001 per share.

In connection with the Private Placement, on December 29, 2025, we entered into a Placement Agency Agreement with Curvature Securities, LLC (the “Placement Agent”). As part of its compensation for acting as Placement Agent for the Private Placement, we paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds and issued to the Placement Agent warrants to purchase 8,269 shares of Common Stock at an exercise price of $63.855 per share, which are exercisable at any time on or after the date that is one hundred eighty (180) days from the date of the commencement of sales in connection with the Private Placement, and expire on the five year anniversary of the commencement date.

The aforementioned securities were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(c) as sales to accredited investors and in reliance on similar exemptions under applicable state laws. When issued, the shares underlying the warrants describe above will be issued in reliance on the exemption from registration provided in Section 4(a)(2) under the Securities Act.

Note Exchanges

On April 13, 2026, the Company entered into an Exchange Agreement (the “First Exchange Agreement”) with the Note Investor relating to the existing promissory Note (the “Original Note”) previously issued to the Note Investor in the principal amount of $3,600

Pursuant to the First Exchange Agreement, the Company and the Note Investor partitioned a new promissory note in the original principal amount of $600 (the “First Partitioned Note”) from the Original Note. Following such partition, the outstanding balance of the Original Note was reduced by an amount equal to the initial outstanding balance of the First Partitioned Note, and the Original Note otherwise remains in full force and effect in accordance with its terms.

Under the Exchange Agreement, the Company and the Note Investor further agreed to exchange the Partitioned Note for an aggregate of 59,667 shares of the Company’s Common Stock (the “Exchange Shares”). The exchange consisted solely of the surrender and cancellation of the First Partitioned Note in exchange for the issuance of the Exchange Shares, with no cash or other consideration paid by the Investor.

On April 29, 2026, the Company entered into a Second Exchange Agreement (the “Second Exchange Agreement” and together with the First Exchange Agreement, the “Exchange Agreements”) with the Note Investor relating to the Original Note (such note previously issued to the Investor in the principal amount of $3,600, with such principal subsequently reduced by $600 pursuant to the First Exchange Agreement).

II-7

Pursuant to the Second Exchange Agreement, the Company and the Note Investor partitioned a new promissory note in the original principal amount of $988 (the “Second Partitioned Note” and together with the First Partitioned Note, the “Partitioned Notes”) from the Original Note. Following such partition, the outstanding balance of the Original Note was reduced by an amount equal to the initial outstanding balance of the Second Partitioned Note, and the Original Note otherwise remains in full force and effect in accordance with its terms.

Under the Exchange Agreement, the Company and the Investor further agreed to exchange the Second Partitioned Note for an aggregate of 86,667 Exchange Shares. The exchange consisted solely of the surrender and cancellation of the Second Partitioned Note in exchange for the issuance of the Exchange Shares, with no cash or other consideration paid by the Note Investor.

The issuance of the Exchange Shares from the April 13th and April 29th Exchange Agreements is subject to a beneficial ownership limitation, which generally restricts the Company from issuing shares to the Note Investor to the extent that such issuance would cause the Note Investor and its affiliates to beneficially own more than 19.9% of the Company’s outstanding Common Stock, calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent the limitation applies, the Exchange Shares may be issued in one or more tranches, and any portion of a Partitioned Note not exchanged as a result of the limitation will remain outstanding and exchangeable in accordance with the terms of the applicable Exchange Agreement.

The Partitioned Notes were issued in a private placement to the Note Investor pursuant to an exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act. The Exchange Shares were issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) of the Securities Act, on the basis that (a) the Exchange Shares were issued in exchange for other outstanding securities of the Company; (b) there was no additional consideration delivered by the Note Investor in connection with the exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchanges.

On July 24, 2026, the Company entered into an Exchange Agreement (the “Third Exchange Agreement”) with the Note Investor relating to the Original Note (such note previously issued to the Note Investor on September 12, 2025, in the original principal amount of $3,600,000, with such principal subsequently reduced by $600,000 pursuant to the First Exchange Agreement and further reduced by $988,000 pursuant to the Second Exchange Agreement).

Pursuant to the Third Exchange Agreement, the Company and the Note Investor partitioned a new promissory note in the original principal amount of $900,000 (the “Third Partitioned Note”) from the Original Note. Following such partition, the outstanding balance of the Original Note was reduced by an amount equal to the initial outstanding balance of the Third Partitioned Note, and the Original Note otherwise remains in full force and effect in accordance with its terms.

Under the Third Exchange Agreement, the Company and the Note Investor further agreed that the Note Investor may, from time to time, exchange all or any portion of the Third Partitioned Note for shares of the Company’s Common Stock (the “Third Exchange Shares”). The number of Third Exchange Shares issuable in connection with the exchange is calculated by dividing the original principal amount of the Third Partitioned Note by the “Minimum Price,” which is equal to the lower of (A) the Nasdaq Official Closing Price of the Common Stock immediately preceding the execution of the Third Exchange Agreement, or (B) the arithmetic average of the five Nasdaq Official Closing Prices for the Common Stock immediately preceding the execution of the Third Exchange Agreement. Pursuant to the Third Exchange Agreement, the Third Exchange Shares shall be delivered to the Note Investor on or before August 31, 2026. Each exchange consists solely of the surrender and cancellation of the applicable portion of the Third Partitioned Note in exchange for the issuance of the Third Exchange Shares, with no cash or other consideration paid by the Note Investor.

The issuance of the Third Exchange Shares is subject to a beneficial ownership limitation, which generally restricts the Company from issuing shares to the Note Investor to the extent that such issuance would cause the Note Investor and its affiliates to beneficially own more than 9.99% of the Company’s outstanding Common Stock, calculated in accordance with Section 13(d) of the Exchange Act. To the extent the limitation applies, the Third Exchange Shares may be issued in one or more tranches, and any portion of the Third Partitioned Note not exchanged as a result of the limitation will remain outstanding and exchangeable in accordance with the terms of the Third Exchange Agreement.

The Third Partitioned Note was issued in a private placement to the Note Investor pursuant to an exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act. The Third Exchange Shares are being issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) of the Securities Act, on the basis that (a) the Third Exchange Shares will be issued in exchange for other outstanding securities of the Company; (b) there will be no additional consideration delivered by the Note Investor in connection with the exchange; and (c) there will be no commissions or other remuneration paid by the Company in connection with the exchange.

Issuance of Merger Consideration

The issuance of the Merger Consideration has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Issuance of Bridge Securities

In the Purchase Agreement, the Bridge Investors represented to the Company, among other things, that each is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act). The Bridge Securities were issued and sold by the Company to the Bridge Investors in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. The Bridge Penalty Shares issuable under the Purchase Agreement will be issued to the Bridge Investors in reliance upon such exemptions.

Issuance of Commitment Warrant

In the ELOC Purchase Agreement, the ELOC Investor represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act). When issued, the Purchase Shares, Commitment Shares and ELOC Warrant Shares will be issued and sold by the Company to the ELOC Investor in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. The Commitment Warrant was issued to the ELOC Investor in reliance upon such exemptions.

Issuance of Interim PIPE Securities

In the Interim PIPE SPA, the PIPE Purchaser represented to the Company, among other things, that he is either (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Pre-Funded Warrants, the Pre-Funded Warrant Shares, the PIPE Common Warrants and the PIPE Warrant Shares issued and sold, or issuable, pursuant to the Interim PIPE SPA were issued and sold, or will be issued, by the Company to the PIPE Purchaser in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Issuance of September PIPE Securities

The September Notes, the September Warrants, the PA Warrants and the shares of Common Stock issuable upon conversion of the September Notes or exercise of the September Warrants or PA Warrants, as applicable, and any September Penalty Shares that may be issued, were, or upon issuance will be, issued and sold by the Company in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated July 14, 2026, by and among Glucotrack, Inc., Glucotrack Merger Sub, Inc., Lokahi Therapeutics, Inc., Glucotrack Technologies Inc., and Paul V. Goode (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 15, 2026)
3.1	Certificate of Incorporation of Integrity Applications, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on August 22, 2011)
3.2	Certificate of Amendment to Certificate of Incorporation of Integrity Applications, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on August 22, 2011)
3.3	Bylaws of Integrity Applications, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on August 22, 2011)
3.4	Certificate of Amendment to Certificate of Incorporation of Integrity Applications, Inc. (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Integrity Applications, Inc. on April 23, 2020)
3.5	Amendments to The Company’s Certificate of Incorporation (incorporated by reference to Exhibit 3.5 to the Annual Report on Form 10-K filed by Glucotrack, Inc. on March 28, 2024)
3.6	First Amendment to Bylaws dated June 14, 2024 (incorporated by reference to Exhibit 3.01 to the Current Report on Form 8-K filed by Glucotrack, Inc. on June 20, 2024)
3.7	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 17, 2024 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on May 20, 2024)
3.8	Certificate of Amendment of Certificate of Incorporation of Glucotrack, Inc., dated January 3, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on January 7, 2025)
3.9	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on February 3, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on February 4, 2025)
3.10	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 13, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on June 16, 2025)
3.11	Certificate of Designation of Series A Convertible Preferred Stock, as filed with the Delaware Secretary of State on July 9, 2026 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 15, 2026)
3.12	Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock, as filed with the Delaware Secretary of State on July 14, 2026 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 15, 2026)
3.13	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on August 28, 2026 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on August 28, 2026)
4.1	Specimen Certificate Evidencing Shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on August 22, 2011)
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 1, 2024)
4.3	Form of Warrant (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 31, 2024)
4.4	Form of Series A Common Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on November 14, 2024)
4.5	Form of Series B Common Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on November 14, 2024)
4.6	Form of Convertible Note, dated September 12, 2025 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 12, 2025)
4.7	Form of Amendment No. 1 to Convertible Promissory Note, dated September 12, 2025 (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-1 filed by Glucotrack, Inc. on October 8, 2025)
4.8	Form of Senior Secured Promissory Note, dated July 14, 2026 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 15, 2026)
4.9	Form of Warrant, dated July 14, 2026 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 15, 2026)
4.10	Commitment Warrant, dated July 14, 2026 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 15, 2026)
4.11	Form of Follow-On Bridge Note, dated August 4, 2026 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on August 5, 2026)
4.12	Form of Follow-On Bridge Warrant, dated August 4, 2026 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on August 5, 2026)
4.13	Form of Common Warrant, dated August 4, 2026 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by Glucotrack, Inc. on August 5, 2026)
4.14	Form of Pre-Funded Warrant, dated August 4, 2026 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed by Glucotrack, Inc. on August 5, 2026)
4.15	Form of Note, dated September 10, 2026 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 11, 2026)
4.16	Form of Warrant, dated September 10, 2026 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 11, 2026)
4.16	Form of Placement Agent Warrant, dated September 10, 2026 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 11, 2026)
4.17	Form of Amendment No. 1 to Common Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 14, 2026)
4.18	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 24, 2026)
4.19	Form of Bridge Warrant Amendment (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 28, 2026)
4.20	Form of Amendment No. 2 to Common Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 28, 2026)
4.21	Form of September Note Amendment (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 28, 2026)
4.22	Form of September Warrant Amendment (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 28, 2026)

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5.1	Opinion of Nelson Mullins Riley & Scarborough LLP as to the validity of the securities being registered
10.1+	Integrity Applications, Inc. 2010 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on August 22, 2011)
10.2+	Amendment No. 1 to Integrity Applications, Inc. 2010 Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Integrity Applications, Inc. on March 23, 2016)
10.3+	Amendment No. 2 to Integrity Applications, Inc. 2010 Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by Integrity Applications, Inc. on April 13, 2017)
10.4+	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on August 22, 2011)
10.5+	Form of Stock Option Agreement (ESOP) (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on August 22, 2011)
10.6	Letter of Approval, addressed to Integrity Applications Ltd. from the Ministry of Industry, Trade and Employment of the State of Israel (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on November 10, 2011)
10.7	Letter of Undertaking, addressed to the Ministry of Industry, Trade and Employment of the State of Israel - Office of the Chief Scientist from Integrity Applications Ltd. (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on November 10, 2011)
10.8+	Employment Agreement, dated October 19, 2021, by and between Integrity Applications, Inc. and Paul V. Goode (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Integrity Applications, Inc. on October 25, 2021)
10.9+	Employment Agreement, dated January 29, 2025, by and between Glucotrack, Inc. and Peter Wulff (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on January 29, 2025)
10.10	Placement Agent Agreement, dated November 13, 2024, between the Company and Dawson James Securities, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on November 14, 2024)
10.11	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on November 14, 2024)
10.12+	Glucotrack, Inc. 2024 Equity Incentive Plan (incorporated by reference to Appendix A of Glucotrack, Inc.’s DEF 14A filed with the Commission on April 1, 2024)
10.13+	Amendment to Glucotrack, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on May 23, 2025)
10.14	At-the-Market Sales Agreement, dated December 17, 2024, by and between Glucotrack, Inc. and Dawson James Securities, Inc. (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on December 17, 2024)
10.15	Common Stock Purchase Agreement, dated July 14, 2026, by and between Glucotrack, Inc. and White Lion Capital LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 15, 2026)
10.16	Registration Rights Agreement, dated July 14, 2026, by and between Glucotrack, Inc. and White Lion Capital LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 15, 2026)
10.17	Form of Note Purchase Agreement, dated September 12, 2025 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 12, 2025)
10.18	Separation Agreement and Release, dated March 27, 2026, by and between the Company and Peter C. Wulff (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K filed by Glucotrack, Inc. on March 30, 2026)
10.19	Form of Exchange Agreement, dated April 13, 2026 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on April 14, 2026)
10.20	Form of Exchange Agreement, dated April 29, 2026 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on April 30, 2026)
10.21	Form of Securities Purchase Agreement, dated July 14, 2026, by and between Glucotrack, Inc. and the investors party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 15, 2026)
10.22	Form of Security Agreement, dated July 14, 2026, by and between Glucotrack, Inc. and White Lion Capital LLC, as collateral agent (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 15, 2026)
10.23	Form of Voting Support Agreement, dated July 14, 2026, by and between Glucotrack, Inc. and certain stockholders (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 15, 2026)
10.24	Securities Purchase Agreement, dated August 4, 2026, by and between Glucotrack, Inc. and the PIPE Purchaser (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on August 5, 2026)
10.25	Registration Rights Agreement, dated August 4, 2026, by and between Glucotrack, Inc. and the PIPE Purchaser (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on August 5, 2026)
10.26	Amendment No. 1 to Common Stock Purchase Agreement, dated August 7, 2026, by and between Glucotrack, Inc. and White Lion Capital, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on August 10, 2026)
10.27	Form of Securities Purchase Agreement, dated September 10, 2026, by and between Glucotrack, Inc. and the purchasers party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 11, 2026)
10.28	Placement Agency Agreement, dated September 10, 2026, by and between Glucotrack, Inc. and Dawson James Securities, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 11, 2026)
10.29	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 24, 2026)
10.30	Placement Agency Agreement, dated September 24, 2026, by and between Glucotrack, Inc. and Dawson James Securities, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 24, 2026)
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed by Glucotrack, Inc. on March 30, 2026)
23.1*	Consent of Fahn Kanne & Co., an Independent Public Accounting Firm
23.2	Consent of CBIZ CPAs P.C., an Independent Registered Public Accounting Firm
23.3	Consent of Kreit & Chiu CPA LLP, an Independent Registered Public Accounting Firm
23.4	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page to the initial filing of this registration statement)
99.1	Code of Ethics (incorporated by reference to Exhibit 99.1 to the Annual Report on Form 10-K filed by Glucotrack, Inc. on March 31, 2025)
107	Filing Fee Table

+ Denotes a management contract or compensatory plan or arrangement.

* Previously filed.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that: provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, state of California, on October 13, 2026.

GLUCOTRACK, INC.

By:	/s/ Erik Emerson
Name:	Erik Emerson
Title:	Chief Executive Officer (Principal Executive Officer, Principal Financing and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Erik Emerson	Chief Executive Officer and Director
Erik Emerson	(Principal Executive Officer, Principal Financing and Accounting Officer)	October 13, 2026

*	Director
Erin Carter		October 13, 2026

*	Director
Luis J. Malave		October 13, 2026

*	Director
Andrew Balo		October 13, 2026

*	Director
Victoria Carr-Brendel		October 13, 2026

*By:	/s/ Erik Emerson
Name:	Erik Emerson, Attorney-in-fact, pursuant to the Powers of Attorney filed as Exhibit 24.1 hereto.

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